UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Marathon Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

2012

Wednesday, April 25, 2012

10:00 a.m. Eastern Daylight Time (EDT)

Auditorium

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

Please vote promptly by:

➢ marking, signing and returning your proxy or voting instruction card,

➢ the Internet, or

➢ telephone

March 14, 2012	Marathon Petroleum Corporation
539 South Main Street
Findlay, Ohio 45840

Dear Fellow Marathon Petroleum Corporation Shareholder:

On behalf of the Board of Directors and management team, I am pleased to invite you to attend Marathon Petroleum Corporation’s 2012 Annual Meeting of Shareholders to be held in the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840 on Wednesday, April 25, 2012 at 10:00 a.m. Eastern Daylight Time.

We commenced mailing our 2012 Proxy Statement and Annual Report for the year ended December 31, 2011 on or about March 14, 2012.

If your shares are held of record with Computershare, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote your registered shares by completing and returning the proxy card, or alternatively, by using the Internet or dialing a toll-free number as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in “street name”), enclosed is a voting instruction card that enables you to provide instructions to your nominee by returning the voting instruction card, or using the Internet or a toll-free number.

Your vote is important. We hope you will vote as soon as possible by signing and returning your proxy or voting instruction card, or by using the Internet or telephone, whether or not you plan to attend the meeting.

Thank you for your support of Marathon Petroleum Corporation.

Sincerely,

Gary R. Heminger

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

MARATHON PETROLEUM CORPORATION

Date:

Wednesday, April 25, 2012

Time:

10:00 a.m. EDT

Place:

The Auditorium of Marathon Petroleum Corporation

539 South Main Street, Findlay, Ohio 45840

Purpose:

•	Elect Ms. James and Messrs. Daberko, Lee and Schofield to serve as Class I Directors, each for a three-year term expiring on the date of the 2015 Annual Meeting;

•	Ratify the selection of PricewaterhouseCoopers LLP as independent auditor for 2012;

•	Approve the 2012 Incentive Compensation Plan;

•	Approve, on an advisory basis, named executive officer compensation;

•	Recommend, on an advisory basis, the frequency of nonbinding advisory votes on named executive officer compensation; and

•	Transact any other business that properly comes before the meeting.

Other Important Information:

You are entitled to vote at the meeting if you were an owner of record of Marathon Petroleum Corporation common stock at the close of business on February 27, 2012. Owners of record will need to have a valid form of identification to be admitted to the meeting. If your ownership is through a broker or other intermediary, then in addition to a valid form of identification you will need to have proof of your share ownership to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We have enclosed a copy of Marathon Petroleum Corporation’s Annual Report for the year ended December 31, 2011 with this Notice of Annual Meeting and Proxy Statement.

By order of the Board of Directors,

J. Michael Wilder

Secretary

March 14, 2012

i

PROXY STATEMENT

GENERAL INFORMATION

On behalf of the Board of Directors (which we refer to as the Board of Directors or the Board) of Marathon Petroleum Corporation, a Delaware corporation (which we refer to as Marathon Petroleum, MPC, the Company, we or us), we have sent this Proxy Statement to you in connection with the solicitation by the Board of Directors of your proxy to be voted on your behalf at our 2012 Annual Meeting of Shareholders. The members of the MPC Proxy Committee are Thomas J. Usher, Gary R. Heminger and Donald C. Templin.

We will hold the Annual Meeting at 10:00 a.m. EDT on April 25, 2012 in the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. This Proxy Statement contains information about the matters to be voted on and other information that may be of help to you.

We began the mailing of these proxy materials on or about March 14, 2012. We have enclosed with these materials our Annual Report for the year ended December 31, 2011.

The separation of Marathon Petroleum from Marathon Oil Corporation (which we refer to as Marathon Oil or MRO) was completed on June 30, 2011. Consequently, this Proxy Statement is the Company’s first set of proxy materials. References to the separation of Marathon Petroleum from Marathon Oil (which we refer to as the Spinoff) are included in these materials as appropriate to provide explanation or add clarity. More information about the Spinoff can be found in our registration statement on Form 10 filed with the Securities and Exchange Commission (or SEC) and declared effective on June 6, 2011 (which we refer to as the Form 10) and our Annual Report for the year ended December  31, 2011.

QUESTIONS AND ANSWERS

■	What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the proposals set forth in this Proxy Statement, which are:

•	the election of four nominees to serve as Class I Directors;

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2012;

•	the approval of our 2012 Incentive Compensation Plan;

•	the approval, on an advisory basis, of our named executive officer compensation; and

•	a recommendation, on an advisory basis, on the frequency of nonbinding advisory votes on our named executive officer compensation.

■	Am I entitled to vote?

You may vote if you were a holder of MPC common stock at the close of business on February 27, 2012, which is the record date of our Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the meeting.

■	How does the Board recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for Class I Director;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2012;

•	FOR our 2012 Incentive Compensation Plan;

•	FOR the resolution approving, on an advisory basis, our named executive officer compensation; and

•	EVERY YEAR (1) on the proposal regarding the frequency of future nonbinding advisory votes on named executive officer compensation.

■	If I am a shareholder of record of MPC shares, how do I cast my vote?

If you are a holder of record of MPC common stock, you may vote in person at the Annual Meeting, or by proxy, whether or not you plan to attend the annual meeting. If you choose to attend the Annual Meeting and wish to vote in person, you will be provided with a ballot at the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy using the enclosed proxy card, vote by proxy using the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided;

•	To vote by proxy on the Internet, visit http://www.proxyvote.com to complete an electronic proxy card. You will need the 12-digit Control Number included on your proxy card; or

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.

If you desire to vote by proxy, to be counted your vote must be received by 11:59 p.m. EDT on April 24, 2012.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

■	If I am a beneficial owner of MPC shares, how do I cast my vote?

If you are a beneficial owner of shares of MPC common stock held in street name, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote over the Internet or by telephone as instructed by that organization in the voting instruction card. A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

■	May I change my vote?

If you are a holder of record of shares of MPC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	voting again using the Internet or by telephone;

•	sending us a proxy card dated later than your last vote;

•	notifying the corporate Secretary of Marathon Petroleum in writing; or

•	voting at the meeting.

■	How many outstanding shares are there?

At the close of business on February 27, 2012, which is the record date for the Annual Meeting, there were 347,730,868 shares of MPC common stock outstanding and entitled to vote.

■	How big of a vote do the proposals need in order to be approved?

•

Directors are elected by a plurality voting standard. The nominees for available directorships who receive the highest number of affirmative votes of the shares present, in person or by proxy, and entitled to vote, are elected. Accordingly, abstentions and broker non-votes will not have an impact on the election of directors.

•

Each of Proposals 2, 4 and 5 will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal, in which case abstentions and broker non-votes, if applicable, are not considered votes “cast” and shall have no effect on the proposal.

•

Proposal 3 will be approved if it receives the affirmative vote of the majority of the votes cast on the proposal so long as the total votes cast represent over 50% of our outstanding shares of common stock. With respect to Proposal 3, an abstention will be deemed to be a vote cast, but a broker non-vote will not. Accordingly, a broker non-vote will negatively impact our ability to meet the requirement that total votes cast on Proposal 3 represent over 50% of our outstanding shares of common stock, and an abstention will have the same effect as a vote against Proposal 3.

•

Although the advisory votes on Proposals 4 and 5 are nonbinding, as provided by law, our Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.

•	Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

■	What are “broker non-votes?”

The New York Stock Exchange (or NYSE) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters such as the election of directors or proposals related to executive compensation unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

■	What constitutes a quorum?

Under our Amended and Restated Bylaws (which we refer to as our Bylaws), a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote.

■	How will voting be conducted if any matters not contained in this Proxy Statement are raised at the Annual Meeting?

If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or Internet or telephone vote provides this authority. Under our Bylaws, notice of any matter to be presented by a shareholder for a vote at the meeting must have been received by December 12, 2011, and must have been accompanied by certain information about the shareholder presenting it. We have not received notice from any shareholder of any matter to be presented on the proxy card.

■	When must shareholder proposals be submitted for the 2013 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2013 Proxy Statement must be received in writing by our corporate Secretary no later than the close of business on November 14, 2012. Shareholder proposals (including nominations) submitted outside the process for inclusion in our 2013 Proxy Statement must be received from shareholders of record on or after November 14, 2012 and no later than December 14, 2012, and must be accompanied by certain information about the shareholder making the proposal, in accordance with our Bylaws.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Under our Bylaws and the laws of the State of Delaware, Marathon Petroleum’s state of incorporation, the business and affairs of Marathon Petroleum are managed under the direction of our Board of Directors. Our Board is divided into three classes. Directors are elected by shareholders for terms of three years and hold office until their successors are elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2012 Annual Meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2012, 2013 and 2014, respectively.

Our Board met seven times in 2011. The attendance of the members of our Board of Directors averaged approximately 92% for the aggregate of the total number of Board and committee meetings held in 2011. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served except Donna A. James, who, as a newly elected director, had preexisting commitments that conflicted with certain of our Board and committee meetings. We were aware of these preexisting commitments when Ms. James was elected to serve on our Board. Ms. James attended three of the five Board meetings, and three of the four committee meetings, which took place in 2011 following her election to the Board. Under our Corporate Governance Principles, directors are expected to attend our annual meeting of shareholders.

With respect to a lead or presiding director, our Chairman of the Board presides at all meetings of shareholders and of the Board of Directors. If the non-employee directors meet without the Chairman or in circumstances where the Chairman is unavailable, our Board will designate another director to preside at such meeting. The Chairman of the Board also attends committee meetings.

Pursuant to our Corporate Governance Principles, non-employee directors of the Company hold executive sessions. An offer of an executive session is extended to non-employee directors at each regularly scheduled Board meeting. The Chairman of the Board presides at these executive sessions. In 2011, non-employee directors of the Company held one executive session.

Our Board has three principal committees, all of the members of which are independent, non-employee directors. The table below shows the current committee memberships of each director and the number of meetings that each committee held in 2011.

Board Committee Memberships

Director	Audit Committee		Compensation Committee		Corporate Governance and Nominating Committee
Evan Bayh	X
David A. Daberko	X	*	X
William L. Davis	X				X	*
Donna A. James			X
Charles R . Lee	X				X
Seth E. Schofield			X	*	X
John W. Snow			X		X
John P. Surma					X
Number of meetings in 2011	2		5		3

*	Chair

Board and Committee Independence

As noted above, the principal committee structure of our Board includes the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. These committees are comprised entirely of independent directors. Additionally, an Executive Committee of the Board, comprised of Thomas J. Usher and Gary R. Heminger, has been established to address matters that may arise between meetings of the Board. This Executive Committee may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law.

To determine director independence, our Board uses the categorical standards set forth below and, additionally, considers the materiality of any relationships between a director and the Company. The Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly, immediate family members of the director or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether such transactions are at arm’s length in the ordinary course of business and whether any such transactions are consummated on terms and conditions similar to those with unrelated parties.

To be determined categorically independent, a director must not:

•	be a present employee of the Company or former employee of the Company within the past three years;

•	have an immediate family member serving as a present executive officer of the Company or former executive officer of the Company within the past three years;

•

have personally received, or have an immediate family member who has received, any direct compensation from the Company in excess of $120,000 during any twelve-month period within the past three years, other than compensation for Board or committee service, pension or other forms of deferred compensation for prior service, or compensation paid to an immediate family member who is a non-executive employee of the Company;

•	have any of the following affiliations with respect to the Company’s external auditor:

•	current employee of such firm,

•	engaged, or have an immediate family member engaged, as a current partner of such firm,

•	have an immediate family member who is a current employee of such firm and who personally works on the Company’s audit, or

•

has been, or has an immediate family member who has been, engaged or employed by such firm as a partner or employee within the past three years and who personally worked on the Company’s audit within that time;

•

be employed, or have an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years, any of the Company’s present executive officers serve or served on the other company’s compensation committee;

•

be an employee, or have an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company for property or services in an amount which in any of the three preceding fiscal years exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

be an executive officer of a tax-exempt organization to which the Company has within the three preceding fiscal years made any contributions in any single fiscal year that exceeded the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•	be a partner of or of counsel to a law firm that provides substantial legal services to the Company on a regular basis; or

•	be a partner, officer or employee of an investment bank or consulting firm that provides substantial services to the Company on a regular basis.

Under the Company’s Corporate Governance Principles, the following relationships are not considered to be material relationships that would impair a director’s independence:

•

if the director is, or has an immediate family member who is, a partner (general or limited) in, or a controlling shareholder, equity holder, executive officer or a director of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years where the amount involved in such transaction in any such fiscal year was less than the greater of $1 million or 2% of the recipient’s consolidated gross revenues for that year;

•

if the director is, or has an immediate family member who is, a director or trustee of any organization to which the Company has made, or from which the Company has received, payments for property or services, and the director (or his/her immediate family member) was not involved in the negotiations of the terms of the transaction, did not, to the extent applicable, provide any services directly to the Company, and did not receive any special benefits as a result of the transaction; or

•

if the director, or an immediate family member of the director, serves as an officer, director or trustee of a foundation, university, charitable or other not-for-profit organization, and the Company’s discretionary charitable contributions to the organization, in the aggregate, are less than the greater of $1 million or 2% of that organization’s latest publicly available annual consolidated gross revenues.

Our categorical independence standards and the material relationship considerations set forth above are found within our Corporate Governance Principles, which are available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.”

Our Board performed its independence review for 2012 earlier this year. In applying the categorical standards set forth above and assessing the materiality of any relationships, the Board affirmatively determined that each of Ms. James and Messrs. Bayh, Daberko, Davis, Lee, Schofield, Snow, Surma and Usher meets the categorical independence standards, has no material relationship with the Company other than that arising solely from the capacity as a director and, in addition, satisfies the independence requirements of the NYSE.

Audit Committee

Our Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Audit Committee Charter.” The Audit Committee Charter requires our Audit Committee to assess and report to the Board on the adequacy of the Charter on an annual basis. Each of the members of our Audit Committee is independent as independence is defined in Securities Exchange Act Rule 10A-3 of the Securities Exchange Act of 1934 (or the Exchange Act), as well as the general independence requirements of NYSE Rule 303A.02.

Our Audit Committee is, among other things, responsible for:

•	appointing, compensating, retaining and overseeing the independent auditor;

•	reviewing fees proposed by the independent auditor and approving in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor;

•	separately meeting with the independent auditor, our internal auditors and our management with respect to the status and results of their activities;

•

reviewing with our Chief Executive Officer (who we refer to as our CEO), our Chief Financial Officer (who we refer to as our CFO) and our General Counsel, disclosure controls and procedures and management’s conclusions about such disclosure controls and procedures;

•

reviewing and discussing with our management and the independent auditor, annual and quarterly financial statements, including those reported on Forms 10-K and 10-Q, prior to their filing, and reports of internal controls over financial reporting;

•	reviewing our quarterly earnings press releases prior to their publication and discussing any financial information and any earnings guidance to be provided;

•	discussing with our management guidelines and policies to govern the process by which risk assessment is undertaken by the Company;

•

reviewing legal and regulatory compliance regarding the Company’s financial statements, auditing matters and compliance with the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Whistleblowing Procedures Policy; and

•	evaluating the Audit Committee’s performance on an annual basis.

Our Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting or other advisors or consultants to advise the Committee.

Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy is attached as Appendix II to this Proxy Statement and is also available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services.” Among other things, this policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under the de minimis exception. Notwithstanding the de minimis exception, it is the intent of our Audit Committee that standard practice will be to approve in advance all permissible non-audit services. The Audit Committee delegated pre-approval authority of up to $500,000 to our Audit Committee Chair for unbudgeted items.

Audit Committee Financial Expert

Based on the attributes, education and experience requirements set forth in the rules of the SEC, our Board of Directors has determined that David A. Daberko and Charles R. Lee each qualify as an “Audit Committee Financial Expert.”

Mr. Daberko was the Chairman of the Board and Chief Executive Officer of National City Corporation for twelve years. In addition to certifying the effectiveness of internal controls and procedures required by his former position as Chairman and CEO, Mr. Daberko’s various other roles with National City through his many years of service involved oversight of accounting and both internal and external audit functions. Mr. Daberko also chairs the audit committee of Chesapeake Midstream Partners, L.P. Mr. Daberko holds a master’s degree in business administration from Case Western Reserve University.

Mr. Lee previously held the position of Senior Vice President of Finance for Columbia Pictures Industries Inc., Penn Central Corporation and GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2011). Mr. Lee also served as Chairman of the Board and Co-CEO of Verizon Communications. Mr. Lee chairs the audit committee of United States Steel Corporation. He received a master’s degree in business administration with distinction from the Harvard Graduate School of Business Administration.

Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

Our guidelines for the hiring of employees or former employees of the independent auditor provide that the Company shall not hire any employee or former employee of its independent auditor for a position with the Company in a financial reporting oversight role for at least two years after such employee or former employee was the lead or concurring partner, or provided more than ten hours of audit, review, or attest services for the Company during any one-year period. A complete set of these guidelines is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Guidelines for Hiring of Employees or Former Employees of the Independent Auditor.”

Whistleblowing Procedures Policy

Our Whistleblowing Procedures Policy establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Policy for Whistleblowing Procedures is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Policy for Whistleblowing Procedures.”

Compensation Committee

Our Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law, NYSE listing standards and the Company’s Corporate Governance Principles. The Committee has a written charter adopted by the Board, which is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Compensation Committee,” “Compensation Committee Charter.” The Compensation Committee Charter requires the Committee to assess and report to the Board on the adequacy of the Charter on an annual basis.

Our Compensation Committee is, among other things, responsible for:

•	determining all matters of policy and procedures relating to officer compensation;

•

reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating our CEO’s performance in light of those goals and objectives, and with guidance from our Board, determining and approving our CEO’s compensation based on the Committee’s performance evaluation;

•	determining and approving the compensation of our other officers, and reviewing the succession plan relating to positions held by our other officers;

•	recommending to the Board, and administering the incentive compensation plans and equity-based plans of the Company;

•	certifying the achievement of performance levels under the Company’s incentive compensation plans;

•

reviewing, recommending and discussing with the Company’s management, the Compensation Discussion and Analysis section included in the Company’s annual proxy statements or other securities filings; and

•	evaluating the Compensation Committee’s performance on an annual basis.

Our Compensation Committee engaged Pay Governance LLC (which we refer to as Pay Governance) to serve as its independent compensation consultant for 2011. Pay Governance reported directly to our Compensation Committee, and provided the Committee with comparative data on executive compensation and expert advice on the design and implementation of the Company’s compensation policies and programs.

Our Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. In addition, the Committee may delegate to one or more officers of the Company (or to a Salary and Benefits Committee or a similar committee comprised of officers of the Company) any of its responsibilities with respect to non-equity based plans, such as plans created pursuant to health and other employee benefit plans. In 2011, the Committee delegated certain responsibilities with respect to non-officer compensation to a Salary and Benefits Committee comprised of officers of the Company.

Our Compensation Committee seeks input from our CEO on compensation decisions and performance appraisals for all other officers. However, all officer compensation matters are approved by the Compensation Committee.

Our Compensation Committee meets at least four times a year and is given the opportunity to meet in executive session at each of its meetings. With input from its compensation consultant, our CEO and our Senior Vice President of Human Resources and Administrative Services, the Chair of our Compensation Committee approves the agendas for Committee meetings.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Seth E. Schofield (Chair), David A. Daberko, Donna A. James, and John W. Snow. Each member of the Committee qualifies as an independent non-employee director, and no member has served as an officer or employee of the Company. During 2011, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee has a written charter adopted by the Board, which is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Corporate Governance and Nominating Committee,” “Corporate Governance and Nominating Committee Charter.” The Corporate Governance and Nominating Committee Charter requires the Committee to assess and report to the Board on the adequacy of the Charter on an annual basis. Each member of our Corporate Governance and Nominating Committee is independent and qualified under standards established by applicable law, NYSE listing standards and our Company’s Corporate Governance Principles.

Our Corporate Governance and Nominating Committee is, among other things, responsible for:

•	reviewing and making recommendations to our Board concerning the appropriate size and composition of the Board, including:

•	candidates for election or re-election as directors;

•	the criteria to be used for the selection of candidates for election or re-election as directors;

•	the appropriate skills and characteristics required of Board members in the context of the current composition of the Board;

•	the composition and functions of Board committees; and

•	all matters relating to the development and effective functioning of the Board;

•	considering and recruiting candidates to fill positions on our Board;

•	considering nominees recommended by shareholders for election as directors;

•

reviewing and making recommendations to our Board, based on the qualifications set forth in the Company’s Corporate Governance Principles, concerning each Board committee’s membership and committee chairs including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” as defined by the rules of the SEC;

•	assessing and recommending overall corporate governance practices;

•	establishing the process for, and overseeing the evaluation of, our Board;

•	reviewing and approving codes of conduct applicable to directors, officers and employees;

•	reviewing the Company’s position statement on stockholders’ rights plans and reporting any recommendations to our Board related thereto; and

•	evaluating the Corporate Governance and Nominating Committee’s performance on an annual basis.

Director Identification and Selection

The processes for director selection and the establishment of director qualifications are set forth in Article III of the Company’s Corporate Governance Principles, which are available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.” In summary, our Board has delegated the director recruiting process to the Corporate Governance and Nominating Committee with input from our Chairman of the Board and our CEO. Our Corporate Governance and Nominating Committee may work with a third-party professional search firm to review director candidates and their credentials. At least one member of the Committee, our Chairman of the Board and our CEO should meet with each potential director candidate as part of the recruiting process. The foregoing recruiting process applies to nominees recommended by our Corporate Governance and Nominating Committee, as well as nominees recommended by shareholders in accordance with our Bylaws and applicable law. The criteria for selecting new directors includes their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Company’s Corporate Governance Principles, their business or professional experience, their integrity and judgment, their record of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experiences they bring to the Board and the needs of the Company from time to time. Directors should also be individuals of substantial accomplishment and experience with demonstrated leadership capabilities, and the ability to represent all shareholders as opposed to a specific constituency. Our Corporate Governance and Nominating Committee’s Charter also gives the Committee the authority to retain and terminate any search firm used to identify director candidates, including the authority to approve the search firm’s fees and other retention terms.

The Board’s Role in Risk Oversight

Responsibility for risk oversight rests with our Board of Directors and the committees of the Board. Our Audit Committee assists our Board in fulfilling its oversight responsibility by regularly reviewing risks associated with financial and accounting matters, as well as those related to financial reporting. In this regard, our Audit Committee monitors compliance with regulatory requirements and internal control systems. Our Audit Committee reviews risks associated with financial strategies and the capital structure of the Company. Our Audit Committee also reviews the process by which enterprise risk management is undertaken by the Company.

Our Compensation Committee assists the Board with risk oversight through its review of compensation programs to help ensure that such programs do not encourage excessive risk. The Compensation Committee reviews compensation, incentive compensation and succession plans to confirm that the Company has appropriate practices in place to support the retention and development of the talent necessary to achieve the Company’s business goals and objectives.

The Board receives regular updates from these committees about their activities and also reviews risks of a more strategic nature. Key risks associated with the strategic plan of the Company are reviewed annually at a designated strategy meeting of the Board and periodically throughout the year.

While our Board and its committees oversee risk management, the management of the Company is charged with managing risk. The Company has a strong enterprise risk management process for identifying, assessing and managing risk, as well as monitoring the performance of risk mitigation strategies. The governance of this process is effected through the executive sponsorship of our CEO and CFO, and is led by an enterprise risk manager and officers and senior managers responsible for working across the business to manage enterprise level risks and to identify emerging risks. These leaders meet periodically and provide regular updates to our Board and its committees throughout the year.

Corporate Governance Principles

Our Corporate Governance Principles are available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.” In summary, our Corporate Governance Principles provide the functional framework of our Board, including its roles and responsibilities. These principles also address Board independence, committee composition, the presiding and lead director positions, the process for director selection and director qualifications, the Board’s performance review, the Board’s planning and oversight functions, director compensation and director retirement and resignation.

Leadership Structure of the Board

As provided in our Corporate Governance Principles, our Board does not have a policy requiring the roles of chairman of the board and chief executive officer to be filled by separate persons or a policy requiring the chairman of the board to be a non-employee director. Our Board will make determinations about the leadership structure based on what it believes is best for the Company given specific circumstances. The Board views its active engagement in assessing specific risks through the involvement of our Audit and Compensation Committees, assessing more strategic risks at its annual strategy review meeting and assessing operational and other risks as periodically reported by our CEO and CFO as providing the desired level of oversight and accountability for our current leadership structure. At present, the positions of chairman of the board and chief executive officer of Marathon Petroleum are split. Thomas J. Usher serves as our Chairman of the Board and Gary R. Heminger serves as our President and CEO. The Board has determined that Mr. Usher’s knowledge and past experience serve our Company well, and that our current Board leadership structure is appropriate at this time.

Communications from Interested Parties

All interested parties may communicate directly with our non-employee directors by submitting a communication in an envelope addressed to the “Board of Directors (non-employee members)” in care of the Company’s corporate Secretary. Additionally, employees of the Company may communicate with the non-employee directors by following the procedures set forth in the Company’s Code of Business Conduct. Communications with our Audit, Compensation, and Corporate Governance and Nominating Committee Chairpersons may be made by sending an e-mail to:

•	auditchair@marathonpetroleum.com;

•	compchair@marathonpetroleum.com; or

•	corpgovchair@marathonpetroleum.com.

You may communicate with the non-employee directors, individually or as a group, by sending an e-mail to non-managedirectors@marathonpetroleum.com.

Our corporate Secretary will forward to the directors all communications that, in the Secretary’s judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the affairs of the Company.

Code of Business Conduct

Our Code of Business Conduct is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Code of Business Conduct.” The Code of Business Conduct applies to our directors, officers and employees.

Code of Ethics for Senior Financial Officers

Our Code of Ethics for Senior Financial Officers is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Code of Ethics for Senior Financial Officers.” This Code of Ethics applies to our CEO, CFO, Vice President and Controller, Vice President Finance and Treasurer and other persons performing similar functions, as well as to those designated as Senior Financial Officers by our CEO or our Audit Committee.

Under this Code of Ethics, these Senior Financial Officers shall, among other things:

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company;

•	comply with applicable laws, governmental rules and regulations, including insider trading laws; and

•

promote the prompt internal reporting of potential violations or other concerns related to this Code of Ethics to the Chair of the Audit Committee and to the appropriate person or persons identified in the Company’s Code of Business Conduct, and encourage employees to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation.

Our Code of Ethics for Senior Financial Officers further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

COMPENSATION OF DIRECTORS

Our Board of Directors determines annual retainers and other compensation for non-employee directors. Directors who are employees of Marathon Petroleum receive no compensation for their service on the Board. The annual retainers and other compensation have been established at the levels set forth below.

Form of Compensation	Chairman of the Board ($)	Audit Committee Chair ($)	Compensation Committee Chair ($)	Corporate Governance and Nominating Committee Chair ($)	All Other Directors ($)
Cash Retainer	350,000	150,000	150,000	150,000	150,000
Committee Fees	—	15,000	12,000	10,000	—
Stock Unit Awards	100,000	150,000	150,000	150,000	150,000

Total	450,000	315,000	312,000	310,000	300,000

Directors do not receive meeting fees for attendance at Board or committee meetings.

Non-employee directors, other than the Chairman of the Board, receive an annual restricted stock unit award valued at $150,000. The Chairman receives an annual restricted stock unit award valued at $100,000. These restricted stock unit awards are credited to an unfunded account based on the closing stock price of MPC common stock on the grant date. When dividends are paid on MPC common stock, directors receive dividend equivalents in the form of restricted stock units. The restricted stock units awarded are payable in shares of MPC common stock only upon the directors’ departure from the Board.

Each year, non-employee directors have the opportunity to defer 100% of their annual cash retainer into an unfunded account. This deferred cash retainer account may be invested in certain phantom investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which generally mirror the investment options offered to employees under our Thrift Plan except for the option of investing in MPC common stock. When a director who has deferred cash retainer compensation departs from the Board, he or she receives cash from the deferred account in a lump sum.

Under our matching gifts program, non-employee directors are eligible to have up to $10,000 of their contributions to certain tax-exempt educational institutions matched by the Company each year. The annual limit is applied based on the date of the director’s gift to the institution. Due to processing delays, the actual amount paid out on behalf of a director may exceed $10,000 in a given year.

We also have stock ownership guidelines in place for non-employee directors. Each of the non-employee directors, including the Chairman of the Board, is expected to hold three times the value of such director’s annual cash retainer in MPC common stock. Directors have five years from the commencement of their service on the Board to satisfy these guidelines and the annual restricted stock unit awards are credited toward these guidelines.

In 2012, cash retainer amounts will be paid in quarterly installments and restricted stock unit awards will be granted on a quarterly basis, both at the commencement of each quarter.

2011 Director Compensation Table

Amounts reflected in the table below represent compensation paid for the six months ended December 31, 2011.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Evan Bayh	75,000	75,000	0	0	0	0	150,000
David A. Daberko	82,500	75,000	0	0	0	8,000	165,500
William L. Davis	80,000	75,000	0	0	0	0	155,000
Donna A. James	75,000	75,000	0	0	0	0	150,000
Charles R. Lee	75,000	75,000	0	0	0	0	150,000
Seth E. Schofield	81,000	75,000	0	0	0	0	156,000
John W. Snow	75,000	75,000	0	0	0	0	150,000
John P. Surma	75,000	75,000	0	0	0	0	150,000
Thomas J. Usher(4)	175,000	50,000	0	0	0	0	225,000

(1)	The amounts shown reflect the director and Chairman of the Board cash retainers and committee chair fees for July 1, 2011 through December 31, 2011. Directors are eligible to defer up to 100% of their annual cash retainer fees. All restricted stock unit awards are deferred until departure from the Board.
(2)	The amounts shown reflect the aggregate grant date fair value, as computed in accordance with generally accepted accounting principles in the United States regarding stock compensation for restricted stock unit awards granted to the non-employee directors in 2011. The aggregate number of restricted stock unit awards credited as of December 31, 2011 for each director is as follows: Mr. Bayh, 2,291; Mr. Daberko, 52,654; Mr. Davis, 50,084; Ms. James, 2,291; Mr. Lee, 91,282; Mr. Schofield, 74,639; Mr. Snow, 24,271; Mr. Surma, 2,291; and Mr. Usher, 19,603. For Messrs. Daberko, Davis, Lee, Schofield, Snow and Usher, the aggregate number of restricted stock unit awards credited as of December 31, 2011 includes replacement awards received as of June 30, 2011 for prior service on the Board of Directors of Marathon Oil and a supplemental award granted on December 5, 2011.
(3)	The amount shown represents a contribution made on behalf of Mr. Daberko to an educational institution under our matching gifts program.
(4)	The amounts shown for Mr. Usher reflect an annual cash retainer of $350,000 and an annual restricted stock unit award of $100,000 for his role as Chairman of the Board.

PROPOSALS OF THE BOARD

Our Board will present the following proposals at the 2012 Annual Meeting:

Proposal No. 1—Election of Class I Directors

Our Restated Certificate of Incorporation provides that the Board shall fix the number of directors at no fewer than three and no more than twelve. Our Board of Directors is currently fixed at ten directors and is divided into three classes as nearly equal in size as practicable. Directors are elected by shareholders for terms of three years and hold office until their successors are duly elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2012 Annual Meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2012, 2013 and 2014, respectively.

In 2012, we have four nominees for Class I Director whose terms expire in 2012. Ms. James and Messrs. Daberko, Lee and Schofield are currently Class I Directors whose terms are expiring at the 2012 Annual Meeting and each has been nominated by the Board for re-election through the 2015 Annual Meeting. A brief statement about the background and qualifications of each nominee is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board.

Our Bylaws describe the procedures that must be followed by a shareholder of record seeking to nominate someone for election as a director. Such procedures generally require that notice be received by our corporate Secretary at least 90 days, but not more than 120 days, before the first anniversary of the date on which proxy materials were mailed for the preceding year’s annual meeting of shareholders. For purposes of the 2012 Annual Meeting only, the date by which such notices of nomination were required to be received by the corporate Secretary was extended through February 10, 2012 for shareholders previously requesting certain nominating documents. As set forth in our Bylaws, a notice must contain certain information about the nominee, including his or her age, address, citizenship, occupation and share ownership, as well as the name, address and share ownership of the shareholder giving the notice.

As explained earlier in the Question and Answer section of this Proxy Statement, directors are elected by a plurality voting standard. Accordingly, the nominees who receive the highest number of votes of the shares present, in person or by proxy, and entitled to vote shall be elected to the available Class I Director positions.

Your Board of Directors recommends that you vote FOR the Nominees for Class I Director in Proposal No. 1.

Nominees for Class I Directors – Current Terms Expiring in 2012:

David A. Daberko

Director since 2011

Retired Chairman of the Board, National City Corporation – Age 66

Mr. Daberko graduated from Denison University with a bachelor’s degree and from Case Western Reserve University with a master’s degree in business administration. He joined National City Bank in 1968, where he held a number of management positions. In 1985, he led the assimilation of the former BancOhio National Bank into National City Bank, Columbus. In 1987, Mr. Daberko was elected Deputy Chairman of the corporation and President of National City Bank in Cleveland. He served as President and Chief Operating Officer from 1993 until 1995 when he was named Chairman of the Board and Chief Executive Officer. He retired as Chief Executive Officer in June 2007 and as Chairman of the Board in December 2007. Mr. Daberko serves as Chairman of the Board of Chesapeake Midstream Partners, L.P. and on the Board of Directors of RPM International, Inc. He is a Trustee of Case Western Reserve University, University Hospitals Health System and Hawken School. Mr. Daberko also previously served, within the last five years, as a Director of National City Corporation and OMNOVA Solutions, Inc. Mr. Daberko is one of the named financial experts serving on our Audit Committee. With thirty-nine years of experience in the banking industry, Mr. Daberko brings extensive knowledge of the financial services and investment management sector to our Board. He draws upon this depth of experience in his role as Chair of our Audit Committee.

Donna A. James

Director since 2011

Managing Director, Lardon & Associates, LLC – Age 54

Ms. James graduated from North Carolina Agricultural and Technical State University with a bachelor of science degree in accounting. Before joining Lardon & Associates, LLC, she served in leadership positions with Nationwide Insurance and Financial Services where she served as President, Nationwide Strategic Investments. Prior to that, she was the Executive Vice President and Chief Administrative Officer and held other executive positions at Nationwide, including that of Executive Vice President and Chief Human Resources Officer. Her responsibilities included leading several U.S. and internationally-based subsidiary companies, a venture capital fund and new business development teams with responsibility for emerging opportunities in financial services. Ms. James is presently Managing Director of Lardon & Associates, LLC, a business and executive advisory services firm. Additionally, she serves as a Director for public companies including Time Warner Cable, Inc., Coca-Cola Enterprises, Inc. and Limitedbrands, Inc. Ms. James also previously served, within the last five years, as a Director of CNO Financial Group, Inc. Ms. James was appointed by President Barack Obama as Chair of the National Women’s Business Council, a non-partisan advisory council to President Obama, Congress and the Small Business Administration on economic development of women-owned businesses. With these qualifications, Ms. James offers a valuable perspective on a range of topics impacting our business, including financial reporting, risk management and human resources. She also draws upon her broad executive experience in providing insight on matters of corporate management.

Nominees for Class I Directors – Current Terms Expiring in 2012:

Charles R. Lee

Director since 2011

Retired Chairman of the Board, Verizon Communications, Inc. – Age 72

Mr. Lee received his bachelor’s degree in metallurgical engineering from Cornell University and a master’s degree in business administration with distinction from the Harvard Graduate School of Business Administration. He served in various financial and management positions before becoming Senior Vice President of Finance for Penn Central Corporation, and then Columbia Pictures Industries, Inc. In 1983, Mr. Lee joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications, Inc. in 2000) as Senior Vice President of Finance, and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and a Director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in 1992. Mr. Lee served as Chairman of the Board and Co-Chief Executive Officer of Verizon Communications from June 2000 through March 2002 and served as non-executive Chairman of the Board from April 2002 to December 2003. Mr. Lee serves on the Boards of Directors of United States Steel Corporation, United Technologies Corporation and DIRECTV. He previously served, within the last five years, as a Director for The Proctor & Gamble Company. Mr. Lee is a member of the Board of Overseers of Weill Cornell Medical College. He is also a Trustee Emeritus and Presidential Councilor of Cornell University. Mr. Lee is one of the named financial experts serving on our Audit Committee. Mr. Lee has a broad range of expertise applicable to our business. He has led technology and communications companies and has an extensive background in finance, all of which make him a significant contributor on our Board.

Seth E. Schofield

Director since 2011

Retired Chairman and Chief Executive Officer, USAir Group – Age 72

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir, Inc. in 1957 and became Executive Vice President of Operations in 1981. Mr. Schofield served as President and Chief Operating Officer of USAir from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the Boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is the Presiding Director of United States Steel Corporation and Lead Director of Calgon Carbon Corporation. Mr. Schofield oversaw a large operational-focused business and brings that relevant insight to our Board. Also, through his experience as a chairman and chief executive officer and as a director on the boards of other public companies, he has gained an in-depth knowledge on matters of executive compensation and corporate governance. As Chair of our Compensation Committee, Mr. Schofield draws upon this expertise.

Continuing Class II Directors – Current Terms Expiring in 2013:

Evan Bayh

Director since 2011

Senior Advisor, Apollo Global Management; Partner, McGuireWoods LLP – Age 56

Senator Bayh graduated with a bachelor’s degree in business economics from Indiana University in 1978 and received his law degree from the University of Virginia in 1981. As a former U.S. Senator and the Governor of Indiana, he has served in leadership positions beginning in 1986 with his election as Indiana’s Secretary of State. In 1988, he was elected Governor. After two terms, Mr. Bayh was elected to the U.S. Senate where he served for twelve years. He served on numerous committees including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; the Select Committee on Intelligence; Small Business and Entrepreneurship; and the Special Committee on Aging, holding key leadership roles on several. During his time in office, he focused on job creation, national security, small business growth and many other critical domestic issues. Senator Bayh is presently a partner with McGuireWoods LLP and a Senior Advisor with Apollo Global Management. He also serves on the Boards of Directors of Fifth Third Bancorp and RLJ Lodging Trust. Having served many years in elected office, including as the chief executive of a large Midwestern state, Senator Bayh brings a well-rounded perspective to our Board on matters of government regulation, corporate governance, risk management and finance.

William L. Davis

Director since 2011

Retired Chairman, President and Chief Executive Officer, R.R. Donnelley & Sons Company – Age 68

Mr. Davis graduated from Princeton University in 1965 with a bachelor’s degree in politics. From 1977 through 1997 he held a variety of positions with Emerson Electric Company, including that of President of two of its subsidiaries, Appleton Electric Company and Skil Corporation. He also served as Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group and the Process Control Group. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as the Chairman and Chief Executive Officer. In 2001, he accepted the responsibility of serving as President of the company. Mr. Davis retired as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company in February 2004. Mr. Davis serves on the Board of Directors of Air Products and Chemicals, Inc. He also serves on the Board of Directors of Northshore University Health System, previously serving as Chairman of the Board of Directors. Mr. Davis is also a former Director of Mallinckrodt, Inc. As a former chairman, president and chief executive officer of a public company, Mr. Davis brings to our Board experience with many of the major issues that face our day-to-day business, such as strategic planning, capital allocation and management development. This experience serves him in performing his role as Chair of our Corporate Governance and Nominating Committee.

Thomas J. Usher

Director since 2011

Non-Executive Chairman of the Board, Marathon Petroleum Corporation – Age 69

Mr. Usher graduated from the University of Pittsburgh with a bachelor of science degree in industrial engineering, a master of science degree in operations research and a doctorate in systems engineering. He joined United States Steel Corporation (later renamed USX Corporation) in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at United States Steel Corporation’s South and Gary Works. Mr. Usher was elected Executive Vice President of Heavy Products in 1986, President of U.S. Steel Group and Director of USX Corporation in 1991, President and Chief Operating Officer of USX Corporation in 1994 and Chairman of the Board of Directors and Chief Executive Officer effective July 1995. He retired from United States Steel Corporation as Chief Executive Officer in September 2004 and as non-executive Chairman of the Board in February 2006. Mr. Usher serves on the Boards of Directors of H. J. Heinz Company, The PNC Financial Services Group, Inc. and PPG Industries, Inc. Mr. Usher is a member of the Board of Trustees of the University of Pittsburgh, the Board of Directors of the Extra Mile Education Foundation and The Business Council. Mr. Usher has in-depth knowledge of the petroleum industry and has led a large industrial firm. His service on other boards of directors of public companies has also given him exposure to varying approaches to governance and leadership. Consequently, he is well positioned as our Chairman to guide our Board in its strategic focus and risk oversight functions.

Continuing Class III Directors – Current Terms Expiring in 2014:

Gary R. Heminger

Director since 2011

President and Chief Executive Officer, Marathon Petroleum Corporation – Age 58

Mr. Heminger earned a bachelor’s degree in accounting from Tiffin University in 1976, and a master’s degree in business administration from the University of Dayton in 1982. He is a graduate of the Wharton School Advanced Management Program at the University of Pennsylvania. Mr. Heminger has served in a variety of capacities in his more than thirty-seven years with Marathon. In addition to five years in various financial and administrative roles, he spent three years in London as part of the Brae Project, and held several marketing and commercial roles with the predecessor of Speedway LLC. He also served as President of Marathon Pipe Line Company. Mr. Heminger was named Vice President of Business Development for Marathon Ashland Petroleum LLC upon its formation in January 1998, Senior Vice President in 1999 and Executive Vice President in 2001. Mr. Heminger was appointed President of Marathon Petroleum Company LLC in September 2001 and Executive Vice President—Downstream of Marathon Oil Corporation. He assumed his current position in July 2011. Mr. Heminger is Chairman of the Board of Trustees of Tiffin University. He is Chairman of the American Petroleum Institute Downstream Committee, past Chairman of the Louisiana Offshore Oil Port and a member of the Oxford Institute for Energy Studies. He also serves on the Boards of Directors of Fifth Third Bancorp and JobsOhio, as well as the Board of Directors and Executive Committee for the American Fuel & Petrochemical Manufacturers and the U.S.-Saudi Arabian Business Council Executive Committee. Mr. Heminger has extensive knowledge of all aspects of our business. He leverages that expertise in terms of advising on the strategic direction of the Company and apprising our Board on issues of significance to both our Company and our industry.

John W. Snow

Director since 2011

Chairman, Cerberus Capital Management, L.P. – Age 72

Mr. Snow graduated from the University of Toledo in 1962 with a bachelor’s degree. He also holds a master’s degree from Johns Hopkins University, a doctorate in economics from the University of Virginia and a law degree from George Washington University. He joined Cerberus Capital Management, L.P. as Chairman in October 2006 and continues in that capacity today. Mr. Snow was sworn into office as U.S. Secretary of the Treasury in February 2003, where he served until leaving office in June 2006. Prior to becoming Secretary of the Treasury, he served as Chairman and Chief Executive Officer of CSX Corporation. He also held several high-ranking positions in the Department of Transportation during the Ford Administration. Mr. Snow also serves on the Boards of Directors of Verizon Communications, Inc., Amerigroup Corporation and International Airlines Group. He is a former Co-Chairman of the Conference Board’s Blue-Ribbon Commission on Public Trust and Private Enterprise. He also served as Co-Chairman of the National Commission on Financial Institution Reform, Recovery and Enforcement. Prior to serving as Secretary of the Treasury, Mr. Snow served on various corporate and nonprofit boards, including the American Enterprise Institute and Johns Hopkins University. Through his experience as Chairman of a leading private investment firm, Secretary of the Treasury and Chairman and Chief Executive Officer of a large public company, Mr. Snow is uniquely positioned to contribute to our Board on an array of issues.

John P. Surma

Director since 2011

Chairman and Chief Executive Officer, United States Steel Corporation – Age 57

Mr. Surma graduated from Pennsylvania State University with a bachelor of science degree in accounting. He has served in various executive leadership positions since joining United States Steel Corporation in 2002. Mr. Surma joined Marathon Oil Company as Senior Vice President, Finance & Accounting in 1997. He was named President, Speedway SuperAmerica LLC in 1998 and Senior Vice President, Supply & Transportation of Marathon Ashland Petroleum LLC in 2000. He was appointed President of Marathon Ashland Petroleum LLC in 2001. Prior to joining Marathon, he worked for Price Waterhouse LLP where he was admitted to the partnership in 1987. Mr. Surma is a member of the Board of Directors of The Bank of New York Mellon Corporation and serves as Treasurer of the Board of Directors of the World Steel Association. He is also a member of the Board of Directors of the American Iron and Steel Institute and has previously held various leadership roles in the organization. Mr. Surma is currently a member of both the National Petroleum Council and The Business Council. He was appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations and serves as Vice Chairman. As the current Chairman and Chief Executive Officer of a large industrial firm, Mr. Surma has direct insight into many of the same challenges faced by our Company. In addition, his broad experience provides him a detailed level of operational knowledge that enhances his ability to contribute on our Board.

PROPOSALS OF THE BOARD (continued)

Proposal No. 2 – Ratification of Independent Auditor for 2012

Our Audit Committee has selected PricewaterhouseCoopers LLP (which we refer to as PricewaterhouseCoopers), an independent registered public accounting firm, as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2012. PricewaterhouseCoopers served as our independent auditor in 2011. While our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor, we are requesting, as a matter of good corporate governance, that our shareholders ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2012. If the shareholders fail to ratify this appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interest and in the best interests of our shareholders.

We expect representatives of PricewaterhouseCoopers to be present at our Annual Meeting with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

Your Board of Directors recommends that you vote FOR Proposal No. 2.

PROPOSALS OF THE BOARD (continued)

Proposal No. 3 – Approval of 2012 Incentive Compensation Plan

On February 29, 2012, our Board approved the Marathon Petroleum Corporation 2012 Incentive Compensation Plan (which we refer to as the 2012 Plan) and its submission to shareholders for their approval. The 2012 Plan is intended to reward participants by providing cash benefits and opportunities to acquire our common stock. The 2012 Plan is designed to attract and retain officers, employees and directors, to strengthen the alignment of their interests with shareholder interests and to reward outstanding contributions to our development and financial success.

The 2012 Plan is intended to replace, on a prospective basis, the Second Amended and Restated Marathon Petroleum Corporation 2011 Incentive Compensation Plan (which we refer to as the 2011 Plan). The 2011 Plan was adopted in preparation for the Spinoff. The 2011 Plan document was formulated to mirror Marathon Oil’s plan and to contain certain provisions that were specifically related to the Spinoff. Our Board believes the 2012 Plan is appropriate as a replacement of the 2011 Plan at this time in order to eliminate the Spinoff-related provisions, to more closely tailor the 2012 Plan and approved performance criteria to the goals and philosophy of the Company following the Spinoff and to update the 2012 Plan with current equity compensation plan best practices. In addition, as the 2011 Plan was approved and put into place by Marathon Oil prior to the Spinoff, the regulations under Section 162(m) of the Internal Revenue Code require shareholder approval at an annual meeting of shareholders within the 24 months following the Spinoff. The Board has committed to seek this required shareholder approval at the earliest possible opportunity by presenting the 2012 Plan for approval at the 2012 Annual Meeting. If the 2012 Plan is approved by shareholders, all granting authority under the 2011 Plan will be revoked and no new grants will be made from it following the date of shareholder approval. If the 2012 Plan is not approved by shareholders, the 2011 Plan will continue in effect pursuant to the terms and provisions set forth in the 2011 Plan.

The 2012 Plan authorizes the grant of awards, including shares of our common stock, in any combination of the following:

•	stock options, including incentive stock options and non-qualified stock options;

•	stock appreciation rights (or SARs);

•	stock awards, restricted stock awards and other awards denominated or paid in common stock;

•	restricted stock units (which may include dividend equivalents);

•	cash awards; and

•	performance awards.

The following summary of the 2012 Plan is qualified by reference to the full text of the 2012 Plan, which is attached as Appendix I to this Proxy Statement. The 2012 Plan is not tax-qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Authorized Shares and Limits

Subject to shareholder approval, we have reserved a total of 25 million shares of our common stock for issuance in connection with the 2012 Plan. No more than 10 million shares may be used for awards other than stock options or SARs. The number of shares authorized to be issued under the 2012 Plan, as well as individual limits and exercise prices, are subject to adjustment for stock dividends, stock splits, recapitalizations, mergers or similar corporate events.

The following limitations apply to awards made under the 2012 Plan:

•	no employee may be granted, during any calendar year, stock options or SARs that are exercisable for or relate to more than 6 million shares of common stock;

•	no employee may be granted, during any calendar year, stock awards or restricted stock unit awards covering or relating to more than 2 million shares of common stock; and

•	no employee may be granted performance awards consisting of cash for any calendar year, having a maximum value determined on the date of grant in excess of $20 million.

Historical Burn Rates

Our burn rate represents the number of equity awards granted in a given year relative to common shares outstanding. As a new company, we have estimated an annualized burn rate of 0.61% based on historical grants.

Potential Dilution

The maximum number of shares that may be issued under the 2012 Plan represents approximately 7% of the total number of shares of our common stock outstanding on March 2, 2012, excluding treasury shares. The closing price per share of our common stock on March 2, 2012 as reported on the Consolidated Tape System was $42.18.

Administration of the Plan

Our Board will designate a committee (which we refer to for purposes of this summary as the Plan Committee) to administer the 2012 Plan and delegate to it the authority to determine the types of employee awards made under the 2012 Plan and to designate the employees who are to be recipients of awards. The Plan Committee will administer the 2012 Plan with respect to employee awards. The Plan Committee will have full and exclusive power to administer and interpret the 2012 Plan. The Plan Committee may adopt guidelines for administering the 2012 Plan as it deems necessary or proper.

The Plan Committee may also correct any defect, supply any omission or reconcile any inconsistency in the 2012 Plan or in any award. Decisions of the Plan Committee in the interpretation and administration of the 2012 Plan are within its sole and absolute discretion and are final, conclusive and binding on all parties concerned.

With respect to director awards, our Board determines the types of director awards made under the 2012 Plan and has the same powers, duties and authority as the Plan Committee has with respect to employee awards.

Our Board or the Plan Committee may delegate to a subcommittee, our CEO and/or other executive officers, as such term is defined by Section 16 of the Exchange Act (each an executive officer), their duties or authority under the 2012 Plan with respect to employee awards and administrative functions subject to the limitations as set forth in the 2012 Plan. Our Board and the Plan Committee may also engage third-party administrators to carry out administrative functions under the 2012 Plan.

Awards that are stock options or SARs may not be repriced, replaced, regranted through cancellation or modified without shareholder approval (except if in connection with a change in our capitalization) if the effect would be to reduce the underlying grant price. Similarly, no stock options or SARs may be repurchased with cash without shareholder approval.

Eligibility

Employees eligible for awards under the 2012 Plan are employees of our Company or its subsidiaries who are selected by the Plan Committee. All of our non-employee directors are also eligible for awards under the 2012 Plan. The Plan Committee has the authority to identify employee recipients to whom awards will be granted, and the type and amount of each award. Although the Plan Committee may grant awards to any employee of the Company, it is anticipated that eligibility for awards will be as follows: eligibility for stock option awards will generally include approximately 80 management and other select employees based on grade; eligibility for restricted stock and restricted stock unit awards will generally include approximately 5,400 management and other select employees based on grade; eligibility for long-term cash-based incentive awards will generally include approximately 15 management employees; and eligibility for annual cash-based incentive awards will generally include a broad employee base.

Employee Award Terms

All awards to employees under the 2012 Plan are subject to the terms, conditions and limitations as determined by the Plan Committee. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the 2012 Plan or other plans of our Company or subsidiaries, including plans of an acquired entity.

A stock option granted to an employee under the 2012 Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Internal Revenue Code or a non-qualified stock option that does not comply with those requirements. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the 2012 Plan that apply only upon specified corporate events, the exercise price of an option granted under the 2012 Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A SAR may be granted under the 2012 Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of a SAR may not be less than the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of the Plan Committee. The Plan Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to vesting requirements and provisions as determined by the Plan Committee and set forth in an individual employee award agreement, stock awards settled in stock that are not performance-based will vest over a minimum period of three years either incrementally or through cliff vesting and stock awards settled in stock that are performance-based will vest over a minimum period of one year.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of the Plan Committee. The Plan Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to earlier vesting upon death, disability, retirement or change in control, restricted stock unit awards settled in stock that are not performance-based will vest over a minimum period of three years and restricted stock unit awards settled in stock that are performance-based will vest over a minimum period of one year.

No portion of a stock award or restricted stock unit award will have a restriction period of less than one year, except that up to 3% of the total awards authorized under the 2012 Plan are available to be granted to executives with a vesting period of shorter than one year. Additionally, employees who are officers at the time a stock award or restricted stock unit award is granted will also have an additional one-year holding period to follow the vesting and lapse of restrictions before such shares (net of shares used to satisfy applicable tax withholding) may be sold.

Performance awards consist of grants made subject to the attainment of one or more performance goals and may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The goals intended to satisfy Section 162(m) of the Internal Revenue Code must be established by the Plan Committee prior to the earlier of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service.

A performance goal intended to meet the requirements of Section 162(m) of the Internal Revenue Code may be based upon one or more business criteria that apply to the employee, one or more business units of the Company or the Company as a whole, and may include as set forth in the 2012 Plan any of the following:

•

revenue and income measures (which may include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization and economic value added);

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•

operating measures (which include refinery throughput, mechanical availability, productivity, operating income, funds from operations, product quality, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	margins (which include crack spread measures);

•	refined product measures;

•	cash management and cash flow measures (which include net cash flow from operating activities, working capital, receivables management and related customer terms);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization and free cash flow);

•	leverage measures (which include the debt-to-equity ratio, the debt-to-total-capital ratio and net debt);

•	market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value and sustainability measures (which include compliance, safety, environmental and personnel matters);

•	project completion measures (which may include measures relating to interim milestones regarding budgets and deadlines, as well as whether projects are completed on time and on or under budget); and

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction.

Prior to the payment of any performance award based on the achievement of performance goals, our Compensation Committee is required to certify in writing, pursuant to Section 162(m) of the Internal Revenue Code, that the applicable performance goals and any material terms are, in fact, satisfied. Additionally, employees who are officers at the time a performance award that will settle in shares is made, have an additional one-year holding requirement after the performance award is settled before such shares (net of shares used to satisfy applicable tax withholding) may be sold.

Cash awards, which consist of grants denominated in cash, may also be granted to employees under the 2012 Plan. Such cash awards shall be subject to the same performance criteria proposed above with respect to performance awards, with the addition of subjective performance criteria consisting of group, team or individual performance goals aligned with desired business results.

In addition to the holding period for officers following the vesting of awards under the 2012 Plan, executive officers are also subject to stock ownership guidelines, which may require an executive officer to retain vested shares (net of shares used to satisfy applicable tax withholding) beyond the holding requirements provided in the 2012 Plan.

Non-Employee Director Award Terms

All awards to our non-employee directors under the 2012 Plan are subject to the terms, conditions and limitations determined by our Board. The terms, conditions and limitations of director awards are evidenced in either an individual award agreement or by some other document or plan which sets forth such terms, conditions and limitations in writing. Awards may be made in combination with, in replacement of or as alternatives to, grants under the 2012 Plan or other plans maintained by the Company or its subsidiaries, including plans of an acquired entity.

A stock option granted to a director under the 2012 Plan will consist of a non-qualified stock option that does not comply with the requirements of Section 422 of the Internal Revenue Code. Non-qualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the 2012 Plan that apply only upon specified corporate events, the exercise price of an option granted under the 2012 Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A SAR may be granted under the 2012 Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of a SAR may not be less than the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of our Board. Our Board may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of our Board. Our Board may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Performance awards consist of grants made subject to the attainment of one or more performance goals. Performance awards to non-employee directors are not required to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Our Board determines the terms, conditions, limitations and performance goals with respect to performance awards to our non-employee directors.

Amendment of the Plan

The Plan Committee may amend or terminate the 2012 Plan in response to any legal requirements or for any other purpose permitted by law; provided, however, that our Board must approve such Plan Committee action. No amendment that would adversely affect the rights of a participant may be made without the consent of the participant and no amendment may be effective prior to its approval by the shareholders of the Company if such approval is required by law or any stock exchange on which our common stock is listed. No amendment may cause an option or SAR to be repriced, replaced, repurchased, regranted through cancellation or modified without shareholder approval except for certain adjustments permitted under the 2012 Plan.

We intend to structure awards under the 2012 Plan so that they are exempt from or that they comply with the requirements of Section 409A of the Internal Revenue Code.

Federal Income Tax Consequences of the Plan

The following is a discussion of material U.S. federal income tax consequences to participants in the 2012 Plan, based on the law as in effect on the date of this Proxy Statement. This discussion is limited, and does not cover state, local or foreign tax treatment of participation in the 2012 Plan. Differences in participants’ financial situations may cause tax consequences of participation in the 2012 Plan to vary.

Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income. In the case of employees, the ordinary income recognized is an amount equal to the excess of the amount of cash and the fair market value of the common stock received on the date of exercise over the exercise price, if any, paid. This ordinary income is subject to tax withholding by the Company. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of the shares on the date of exercise. Generally, the

Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant or the exercise of an incentive stock option. However, the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause the employee to incur alternative minimum tax. The payment of any alternative minimum tax due to the exercise of an incentive stock option is allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received as a result of an exercise of an incentive stock option that has been held for the requisite holding period (generally one year from the date of exercise and two years from the date of grant), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option, or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party, exceeds the exercise price paid by the employee for the stock. The employee will also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition, in the case of an arm’s-length disposition to an unrelated party, the excess would ordinarily be a capital loss.

The Company is generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes a disqualifying disposition, the Company will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee.

An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time the cash is otherwise made available to the employee.

A participant will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but, rather, will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of a stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when the stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when the stock is received.

An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income with respect to common stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant are taxed as additional compensation, not as dividend income. A participant’s tax basis in the common stock received will equal the amount recognized by the participant as compensation income and the participant’s holding period in the shares will commence on the date income is recognized.

Generally, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2012 Plan permits the Plan Committee to structure grants and awards made under the 2012 Plan to “covered employees” as performance-based compensation that is exempt from the limitations of Section 162(m). However, the Plan Committee may award compensation that is or may become non-deductible, based on its consideration of whether the grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Awards Under the Plan

Awards under the 2012 Plan will be granted at the discretion of the Board or the Plan Committee, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the 2012 Plan are not determinable at this time.

Your Board of Directors recommends that you vote FOR Proposal No. 3.

PROPOSALS OF THE BOARD (continued)

Proposal No. 4 – Shareholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we seek your advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Although this vote is nonbinding, the Compensation Committee values your opinion and expects to consider the voting results when making future decisions about named executive officer compensation.

Additionally, we think that constructive dialogue with our shareholders provides meaningful feedback about specific named executive officer compensation practices and programs and encourage shareholders to communicate directly with both management of the Company and the Compensation Committee about named executive officer compensation. Shareholders may contact the Compensation Committee Chair to provide input on named executive officer compensation matters at any time by email at: compchair@marathonpetroleum.com.

Shareholders may also contact management to provide input on named executive officer compensation matters at any time by contacting Pamela K.M. Beall, Vice President, Investor Relations and Government & Public Affairs by email at: pkbeall@marathonpetroleum.com.

As described in the Compensation Discussion and Analysis portion of this Proxy Statement, our Compensation Committee has effectively established executive compensation programs that reflect both Company and individual performance. Executive compensation decisions are made in order to attract, motivate, retain and reward talented executives to deliver business results and value to our shareholders.

Our Compensation Committee consistently exercises care and discipline in determining executive compensation. Our Board of Directors urges you to review carefully the Compensation Discussion and Analysis that describes our compensation philosophy and programs in greater detail and to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your Board of Directors recommends that you vote FOR Proposal No. 4.

PROPOSALS OF THE BOARD (continued)

Proposal No. 5 – Shareholder Advisory Vote on the Frequency of Future Shareholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act created Section 14A of the Exchange Act, which provides for our shareholders to indicate how frequently the Company should seek an advisory vote on the compensation of our named executive officers. Proposal No. 5 is submitted to you as required pursuant to Section 14A. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive officer compensation every one, two or three years, or abstain on this matter.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate choice for Marathon Petroleum. Therefore, our Board recommends that you vote for an annual advisory vote on named executive officer compensation, for the reasons stated below:

•	An annual advisory vote will give shareholders a formal mechanism for providing their direct input on our compensation philosophy, policy and practices as disclosed in our proxy statement every year.

•	An annual advisory vote is consistent with our policy of seeking input from and engaging in discussions with our shareholders regarding executive compensation and may encourage additional dialogue.

While this is an advisory vote and, as such, is nonbinding, our Board will carefully consider the results of the vote when deciding when to call for the next advisory vote on named executive officer compensation.

Please indicate your preference as to the frequency of holding shareholder advisory votes on named executive officer compensation as every one year, every two years or every three years, or you may mark “Abstain” on this proposal.

Your Board of Directors unanimously recommends a vote FOR “EVERY YEAR” (1) on Proposal No. 5 relating to the advisory vote on the frequency of named executive officer compensation votes. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. Shareholders may choose among the four choices (every year, every two years, every three years or abstain)

as set forth above.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed Marathon Petroleum’s audited financial statements and its report on internal controls over financial reporting for 2011 with Marathon Petroleum’s management. The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers, the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380 (Communication with Audit Committees). The Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence and has discussed with PricewaterhouseCoopers its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the report on internal controls over financial reporting for Marathon Petroleum be included in the Company’s Annual Report on Form 10-K for 2011 for filing with the SEC.

Audit Committee

David A. Daberko, Chair

Evan Bayh

William L. Davis

Charles R. Lee

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM’S FEES, SERVICES AND INDEPENDENCE

Independent Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2011 and December 31, 2010 were:

Fees	2011(1)	2010(2)
	(in 000’s)	(in 000’s)
Audit	$4,414	$2,717
Audit-Related	0	0
Tax	0	0
All Other	4	0

Total (3)	$4,418	$2,717

(1)	Includes $625,000 invoiced to and paid by Marathon Oil for audit services provided to Marathon Petroleum prior to the Spinoff.
(2)	Marathon Petroleum and its subsidiaries were wholly-owned subsidiaries of Marathon Oil prior to the Spinoff. Fees paid for 2010 audit services for the Marathon Oil affiliated group were aggregated. The fees set forth in this column represent 2010 allocated audit fees from Marathon Oil for the businesses and operations that following the Spinoff comprise those of Marathon Petroleum and its subsidiaries.
(3)	The Company’s Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy is attached as Appendix II to this Proxy Statement. The Audit Committee pre-approved all fees and services paid by Marathon Petroleum for 2011. The Audit Committee did not utilize the Policy’s de minimis exception in 2011.

The Audit fees for the years ended December 31, 2011 and December 31, 2010 were for professional services rendered for the audit of consolidated financial statements and of internal controls over financial reporting, statutory and regulatory audits, the issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

The All Other fee for the year ended December 31, 2011 was for an accounting research software license.

Our Audit Committee has considered whether PricewaterhouseCoopers is independent for purposes of providing external audit services to the Company, and the Committee has determined that it is.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to Marathon Petroleum to beneficially own 5% or more of MPC common stock as of December 31, 2011. The information provided below was derived from reports filed with the SEC by beneficial owners on the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
Blackrock, Inc.(1)	26,467,054(1)	7.42%(1)
40 East 52nd Street
New York, NY 10022

FMR LLC(2)	18,379,912(2)	5.16%(2)
82 Devonshire Street
Boston, MA 02109

(1)	Based on the Schedule 13G/A dated January 20, 2012 (filed: February 9, 2012), which indicates that it was filed by Blackrock, Inc. According to such Schedule 13G, Blackrock, Inc., through itself and being the parent holding company or control person over each of the following subsidiaries: Blackrock Japan Co. Ltd; Blackrock Advisors (UK) Limited; Blackrock Institutional Trust Company, N.A.; Blackrock Fund Advisors; Blackrock Asset Management Canada Limited; Blackrock Asset Management Australia Limited; Blackrock Advisors, LLC; Blackrock Financial Management, Inc.; Blackrock Investment Management, LLC; Blackrock Investment Management (Australia) Limited; Blackrock (Luxembourg) S.A.; Blackrock (Netherlands) B.V.; Blackrock Fund Managers Limited; Blackrock Asset Management Ireland Limited; Blackrock International Limited; and Blackrock Investment Management (UK) Limited, each individually owning less than 5%, is deemed to beneficially own 26,467,054 shares, and has sole voting power over 26,467,054 shares, shared voting power over no shares, sole dispositive power over 26,467,054 shares, and shared dispositive power over no shares.

(2)	Based on the Schedule 13G/A dated February 13, 2012 (filed: February 14, 2012) which indicates that it was filed jointly by FMR LLC (“FMR”) and Edward C. Johnson 3d, Chairman of FMR. According to the Schedule 13G, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is an investment adviser and the beneficial owner of 17,009,273 shares, or 4.771%, and that Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole dispositive power over 17,009,273 shares owned by the funds, shared dispositive power over no shares, and that neither FMR or Edward C. Johnson 3d has sole or shared voting power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees; (ii) Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, and a bank is deemed to beneficially own 114,722 shares, or .032%, as a result of its serving as investment manager of the institutional accounts owning such shares, and that Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole voting power or the power to direct the voting over 114,722 shares, and each has sole dispositive power over 114,722 shares owned by the institutional accounts managed by FMTC; (iii) Strategic Advisers, Inc., is a wholly-owned subsidiary of FMR and an investment adviser is deemed to beneficially own 13,359 shares or .004% of the shares beneficially owned through it; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser is deemed to beneficially own 195,405 shares or .055%, and that Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole voting power or the power to direct the voting over 317,490 shares, and each has sole dispositive power over 195,405 shares owned by the institutional accounts or funds advised by PGALLC; (v) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank is deemed to beneficially own 517,084 shares, or .145%, as a result of its serving as investment manager of institutional accounts owning such shares, and that Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole voting power or the power to direct the voting over 909,423 shares, and each has sole dispositive power over 489,809 shares owned by the institutional accounts managed by PGATC; and (vi) FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is deemed to beneficially own 530,069 shares, or .149%. Partnerships controlled predominately by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock from time to time, it normally represents more than 25% and less than 50% of the total vote which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 of the Exchange Act.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of MPC common stock beneficially owned as of January 31, 2012, except as otherwise noted, by each director, by each named executive officer and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(10)		Percent of Total Outstanding
Non-Employee Directors
Evan Bayh	3,414	(1)	*
David A. Daberko	55,777	(1)	*
William L. Davis	53,207	(1)(5)	*
Donna A. James	3,689	(1)	*
Charles R. Lee	94,404	(1)	*
Seth E. Schofield	77,045	(1)(4)	*
John W. Snow	27,394	(1)	*
John P. Surma	8,778	(1)(5)(7)	*
Thomas J. Usher	32,041	(1)(5)	*

Named Executive Officers
Gary R. Heminger	581,139	(2)(3)(6)(8)	*
Anthony R. Kenney	104,867	(2)(3)(6)(9)	*
Garry L. Peiffer	113,273	(2)(5)(6)	*
Donald C. Templin	29,623	(2)	*
J. Michael Wilder	84,273	(2)(5)(6)	*

All Directors and Executive Officers as a group (22 reporting persons)	1,666,353	(1)(2)(3)(4)(5)(6)(7)(8)(9)	*

(1)	Includes restricted stock unit awards granted pursuant to the 2011 Plan and credited within a deferred account pursuant to the Deferred Compensation Plan for Non-Employee Directors. The aggregate number of restricted stock unit awards credited as of January 31, 2012 for each director is as follows: Mr. Bayh, 3,414; Mr. Daberko, 53,777; Mr. Davis, 51,207; Ms. James, 3,414; Mr. Lee, 92,404; Mr. Schofield, 75,761; Mr. Snow, 25,394; Mr. Surma, 3,414; and Mr. Usher, 20,351. For Messrs. Daberko, Davis, Lee, Schofield, Snow and Usher, the aggregate number of restricted stock unit awards includes replacement awards received as of June 30, 2011 for prior service on the Board of Directors of Marathon Oil and a supplemental award grant made on December 5, 2011.
(2)	Includes shares of restricted stock issued pursuant to the 2011 Plan, which are subject to limits on sale and transfer and may be forfeited under certain conditions. For Messrs. Heminger, Kenny, Peiffer and Wilder, the aggregate number of shares of restricted stock includes replacement awards for shares of unvested Marathon Oil restricted stock that were cancelled as of June 30, 2011.
(3)	Includes shares held within the Marathon Petroleum Thrift Plan.
(4)	Includes shares held within the Marathon Petroleum Corporation Dividend Reinvestment and Direct Stock Purchase Plan.
(5)	Includes 1,000 shares indirectly held by Mr. Davis in the William L. Davis III Revocable Trust. Includes 5,000 shares indirectly held by Mr. Surma in the Elizabeth L. Surma Revocable Trust. Includes 11,009 shares indirectly held by Mr. Usher in a revocable trust account governed by a Trust Agreement dated July 3, 2001. Includes, respectively, 2,194 shares and 8,463 shares indirectly held by Rodney P. Nichols in revocable trust accounts governed by Trust Agreements dated April 25, 2006. Includes 1,825 shares indirectly held by Mr. Peiffer in a revocable trust account governed by a Trust Agreement dated April 9, 2010. Includes 7,386 shares indirectly held by Mr. Wilder in a revocable trust account governed by a Trust Agreement dated September 8, 2006.
(6)	Includes vested options issued in partial replacement of previously granted Marathon Oil options and exercisable within sixty days of January 31, 2012, including the following number of options that are not-in-the-money as of January 31, 2012: Mr. Heminger: 102,558; Mr. Kenney: 20,627; Mr. Peiffer: 25,503; and Mr. Wilder: 13,734, and all other executive officers as a group: 110,902.
(7)	Includes 364 phantom shares held within a U.S. Steel Supplemental Thrift Plan.
(8)	Includes shares that would have been received as a result of stock-settled SARs exercised based on the fair market value (i.e., closing price) of Marathon Petroleum’s common stock on January 31, 2012 of $38.22.
(9)	Includes shares held within the Marathon Petroleum Thrift Plan by Mr. Kenney’s spouse, who is a former employee of an affiliate of the Company.
(10)	None of the shares are pledged as security.

*	The percentage of shares beneficially owned by each director or nominee, or each executive officer, does not exceed 1% of the common shares outstanding, and the percentage of shares beneficially owned by all directors and executive officers of the Company as a group does not exceed 1% of the common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 or 5 with the SEC. Based solely on the Company’s review of the reporting forms and written representations provided to the Company from the individuals required to file reports, the Company believes that each of its directors has complied with the applicable reporting requirements for transactions in the Company’s securities during the fiscal year ended December 31, 2011. Further, the Company believes that each of its executive officers has complied with the applicable reporting requirements for transactions in the Company’s securities during the fiscal year ended December 31, 2011, with the exceptions set forth below which arose in the context of initial reports or transactions related to the Spinoff and all of which were reported promptly upon discovery. The initial Form 4 filed on behalf of Garry L. Peiffer did not report his beneficial ownership of 3,373 shares of Marathon Petroleum common stock that were distributed to him on a pro rata basis as a result of the Spinoff. An amended Form 4 was filed on December 21, 2011 to correct this oversight. Due to an administrative error in connection with the first restricted stock vesting involving a Marathon Petroleum executive officer, a Form 4 filed on behalf of J. Michael Wilder was inadvertently filed late to report the disposition of 289 shares of Marathon Petroleum common stock to pay tax withholding. The initial Form 4 filed on behalf of Michael G. Braddock did not report his beneficial ownership of options to acquire 255 shares of Marathon Petroleum common stock as such Form 4 was filed in reliance on preliminary information available at the time of the Spinoff. The Form 4 filed on Mr. Braddock’s behalf on July 5, 2011 included a footnote reference indicating that amounts reported were estimates as of the Spinoff and that any necessary corrections would be reported in a subsequent filing. Upon receipt of final Spinoff related information from Marathon Petroleum’s equity agent, an amended Form 4 was filed on July 14, 2011 to reflect the corrected number of stock options.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Marathon Petroleum’s Compensation Discussion and Analysis report for 2011 with Marathon Petroleum’s management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis report be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

Seth E. Schofield, Chair

David A. Daberko

Donna A. James

John W. Snow

COMPENSATION DISCUSSION AND ANALYSIS

Overview

On June 30, 2011, Marathon Petroleum became an independent public company as a result of the Spinoff. Although the compensation programs and philosophy established by Marathon Oil formed the basis of the executive compensation programs for Marathon Petroleum executive officers in 2011, our Compensation Committee made conservative adjustments to the targeted total direct compensation (base salary, annual bonus targets and long-term incentives) for certain officers following the Spinoff. These adjustments were made to help ensure the compensation levels provided to our executive officers were reasonable, competitive and appropriate for an independent downstream company engaged in the refining, marketing and transportation of petroleum products. In addition, our Compensation Committee undertook a full review of executive compensation programs and made adjustments that became effective either in the latter part of 2011 or the beginning of 2012, as discussed in this report.

This Compensation Discussion and Analysis explains and analyzes compensation awarded to or earned by our named executive officers in 2011 and the compensation philosophy established and decisions made by our Compensation Committee for 2011. It also discusses the material elements of our compensation programs, including changes that are applicable to our named executive officers for 2012. This Compensation Discussion and Analysis should be read in conjunction with the tabular disclosures beginning on page 59. For additional information about the philosophy for executive compensation prior to the Spinoff, please review the Compensation Discussion and Analysis section of the Marathon Oil 2011 Proxy Statement.

Executive Summary

Our Business

Marathon Petroleum is the nation’s fifth-largest crude oil refiner based on crude oil refining capacity, with crude oil throughput capacity of approximately 1.2 million barrels per calendar day within our six-refinery system. Marathon® gasoline is sold through more than 5,000 independently owned locations across eighteen states. In addition, our wholly-owned subsidiary, Speedway LLC (which we refer to as Speedway), owns and operates the nation’s fourth largest convenience store chain, with approximately 1,375 locations in seven states. We also currently own, lease, or have ownership interests in approximately 8,300 miles of crude oil and refined product pipelines. Our fully integrated system provides operational flexibility to move crude oil, feedstock and petroleum-related products efficiently through the Company’s distribution network in the Midwest, Southeast and Gulf Coast regions.

2011 Business Highlights

In 2011, we saw the completion of, or major progress on, several strategic initiatives and projects. Among them were the Spinoff and the continued on-time and on-budget progress of our Detroit Heavy Oil Upgrade Project (which we refer to as DHOUP). This project, when complete, is expected to enable our Detroit refinery to process an additional 80 thousand barrels per calendar day (or mbpcd) of heavy Canadian bitumen blends. In addition, we continued to optimize our refineries, which increased our overall crude oil refining capacity. In 2011, our Garyville, Louisiana, Catlettsburg, Kentucky and Texas City, Texas refineries increased crude throughput from 464 mbpcd to 490 mbpcd, 212 mbpcd to 233 mbpcd and 76 mbpcd to 80 mbpcd, respectively. Also in 2011, Speedway purchased 23 convenience stores in Illinois and Indiana. All of these locations have been rebranded and integrated into Speedway’s operations.

From a financial perspective, we reported net income of $2.4 billion, or $6.67 per diluted share in 2011, compared with net income of $623 million, or $1.74 per diluted share, in 2010. This exceeded net income for each of the previous four years. We placed first among a peer group of U.S. refiners when comparing 2011 adjusted domestic operating income per barrel of crude oil processed. Additionally, financing was in place at the time of the Spinoff, and we established a strong balance sheet, announced a 25% increase in our quarterly dividend and generated substantial free cash flow.

In 2011, our mechanical availability was approximately 96.8% and our company-wide recordable safety incident rate decreased to 0.45, from 0.61 in 2010, which ties our record performance for this key metric.

Named Executive Officers

This Compensation Discussion and Analysis discusses and analyzes the compensation programs and decisions made with respect to the material elements of compensation for each of our named executive officers (or NEOs) listed below, for the year ended December 31, 2011:

Name	Title
Gary R. Heminger	President and Chief Executive Officer
Donald C. Templin	Senior Vice President and Chief Financial Officer
Garry L. Peiffer	Executive Vice President, Corporate Planning and Investor & Government Relations
Anthony R. Kenney	President, Speedway LLC
J. Michael Wilder	Vice President, General Counsel and Secretary

Although we have elected to provide information on compensation of our NEOs that predates the Spinoff, these individuals may not have qualified as NEOs under the prior reporting structure as part of Marathon Oil. Due to various payments made to certain individuals in connection with the Spinoff, these individuals also may not be the same as those listed in the Form 10. Our NEOs were determined based on compensation for 2011, as shown in the 2011 Summary Compensation Table on page 59.

Significant Compensation Committee Actions

The following chart summarizes significant actions taken by our Compensation Committee, which were effective on or after the Spinoff:

Action	Reason for Action

• Approved providing shareholders with an annual advisory vote on named executive officer compensation policies and procedures	• Named executive officer compensation is now subject to an advisory shareholder vote due to our standalone status

• Implemented an annual review and assessment of potential risks with regard to compensation programs and policies, including annual bonus and long-term incentive programs	• To determine if the design of our 2011 incentive programs could encourage excessive risk taking and to determine if existing controls mitigate such risk

• Eliminated tax gross-up provision related to Section 280G of the Internal Revenue Code from change in control plan	• To align with best practices and the long-term interests of our shareholders

Action	Reason for Action

•    Established two peer groups for executive compensation:

•    a direct peer group comprised of integrated or downstream petroleum companies, which reflects industry-specific market data from both proxy statements and compensation surveys; and

•    a broad industry peer group comprised of large industrial companies from the oil and gas industry, as well as other industries with a focus on commodities

•    To establish a set of peers from which to obtain market data that can be used to help establish and maintain competitive compensation levels for our executives and to understand competitive program design

•    To establish a set of industry peers for purposes of evaluating annual and long-term performance for incentive purposes

• Conducted assessment of short and long-term incentive program designs and actual and target compensation levels for all officers

•    To ensure alignment of incentive arrangements with the business strategy and goals of the new independent downstream business

•    To ensure flexibility and appropriately motivate and reward performance

•    To ensure consistency with current market practices

•    To ensure that our pay levels are consistent with our new peer groups of companies

•    Increased CEO stock ownership guidelines from five to six times base salary

•    Added a one-year holding requirement applicable to officers for full-value shares vested or earned under the Company’s incentive compensation plan

•    Approved clawback provisions applicable to officers for long-term incentive and annual bonus programs, as well as anti-hedging and derivative guidelines for executives

• To establish robust stock ownership requirements that align our executives’ long-term interests with those of our shareholders

Selection of Our Independent Consultant

In anticipation of the Spinoff, our Senior Vice President of Human Resources and Administrative Services, at the request of our Compensation Committee Chair, led a search to identify compensation consultants experienced and effective in advising compensation committees to serve as our independent compensation consultant. After reviewing firms with experience supporting large, complex public corporations, three qualified advisors were identified and interviewed by our Senior Vice President of Human Resources and Administrative Services. Two finalists were recommended to our Compensation Committee Chair for review. After the Committee Chair interviewed the two finalists and discussed their qualifications with the Committee, Pay Governance was retained directly by the Committee as its independent compensation consultant in May 2011.

Pay Governance was selected in part due to:

•	the lead consultant designated for our account having demonstrated the ability to provide proactive and strategic advice and guidance;

•	the depth and breadth of experience within the Pay Governance support staff;

•	its recognition as a leader in developing and designing compensation programs with a strong pay for performance disposition;

•	its ability to provide independent advice;

•	its ability to be responsive to deadlines and to provide quality service;

•	its access to technical executive compensation expertise (such as SEC, governance, tax and accounting), which impacts compensation program design; and

•	its experience working with tax-free spinoffs and businesses carving-out subsidiaries.

Our lead consultant from Pay Governance attended two meetings of our Compensation Committee in 2011 to provide independent analysis and advice on compensation decisions and the regulatory environment surrounding executive compensation. Pay Governance provided analysis and perspectives to the Committee on the following items related to the Company’s executive compensation programs:

•	peer group selection;

•	the mix and competitive levels of total direct compensation (base salary, annual bonus targets and long-term incentives) for our executive officers relative to our compensation peer groups;

•	change in control severance programs;

•	performance-based equity programs;

•	other long-term incentive vehicle prevalence and weighting considerations;

•	updates on the regulatory environment;

•	equity-related retirement provisions; and

•	incentive plans.

Our Compensation Committee is confident that the advice it receives from Pay Governance is objective and not influenced by its working relationship with the Company. Company procedures in place to ensure the independence of compensation consultants generally, or Pay Governance specifically, include:

•	compensation consultants retained report directly to our Compensation Committee and communicate with the Committee Chair;

•	the Committee has the sole authority to retain and/or terminate compensation consultants;

•	the Committee evaluates the quality and objectivity of the services provided by compensation consultants each year and determines whether to continue the engagement;

•

the compensation consultant does not personally receive incentive payments or other compensation based on the fees charged to the Company for other services provided by Pay Governance or any of its affiliates;

•	Pay Governance, as a firm, provides no other consulting services (such as benefit plan consulting) to the Company;

•	the protocols for the engagement (established by the Committee) limit the means by which compensation consultants may interact with Company management; and

•	the Committee has directed the Company to not engage Pay Governance, without prior Committee approval, for any executive compensation consulting advice other than that provided to the Committee.

Our management does not direct or oversee the retention of, or the activities of, Pay Governance. However Pay Governance does seek and receive input from our management on various executive compensation matters and works with management to formalize proposals for presentation to our Compensation Committee. Additionally, in determining executive compensation, the Committee considers recommendations from Pay Governance as well as management. Pay Governance did not perform any consulting services for us during 2011 that were not related to executive compensation, nor did it provide any services to our NEOs, individually, in 2011.

Compensation Committee Actions as a Result of the Spinoff

Compensation Adjustments

As a result of the Spinoff, our Compensation Committee reviewed market data provided by Pay Governance with respect to competitive pay levels and made compensation adjustments for some of our NEOs. Increases and awards for Messrs. Heminger, Peiffer and Wilder were directly related to, and granted in recognition of, the significant additional ongoing duties and responsibilities of their positions as part of an independent, public company. These changes include:

1. Increases in base salary for Messrs. Heminger, Peiffer and Wilder in the amounts of $100,000, $100,000 and $35,000, respectively, in order to move their base pay closer to the median of our preliminary peer group:

Name	Position	Previous Base Salary ($)	Base Salary July 1, 2011 ($)
G. R. Heminger	President and CEO	1,000,000	1,100,000
G. L. Peiffer	Executive Vice President	500,000	600,000
J. M. Wilder	Vice President, General Counsel and Secretary	390,000	425,000

2. Annual Cash Bonus (or ACB) program target increases of thirty, twenty and ten percentage points for Messrs. Heminger, Peiffer and Wilder, respectively, in order to move their incentive targets closer to the median of our preliminary peer group. Mr. Kenney’s incentive target was increased five percentage points based, in part, on a competitive compensation review and in recognition of the strong financial performance of Speedway under Mr. Kenney’s leadership in the preceding two years:

Name	Position	Previous Bonus Target	Bonus Target Effective July 1, 2011*
G. R. Heminger	President and CEO	95%	125%
G. L. Peiffer	Executive Vice President	70%	90%
A. R. Kenney	President, Speedway LLC	70%	75%
J. M. Wilder	Vice President, General Counsel and Secretary	60%	70%

*	Bonus targets and the annualized base salary in effect at the end of 2011 were used for the calculation of each NEO’s full 2011 bonus award.

3. Equity grants on July 1, 2011 for Messrs. Heminger, Peiffer and Wilder in order to bring their long-term incentives closer to the median of our preliminary peer group. These grants were made in the form of restricted stock for Messrs. Heminger, Peiffer and Wilder in the amounts of 76,896 shares, 11,849 shares and 4,147 shares, respectively, and a stock option grant to Mr. Peiffer in the amount of 34,966 options. These restricted stock awards and stock options vest in one-third increments on the first, second and third anniversaries of the date of grant. Stock options have a grant date of July 1, 2011, a grant price equal to the closing price per share of MPC common stock on July 1, 2011 and a maximum term of ten years.

Our Compensation Committee also asked Pay Governance to perform a more comprehensive study which could serve as the basis for compensation decisions to be made in 2012, based on the Company’s revised peer group and approach for determining officer compensation.

Engagement of Senior Vice President and Chief Financial Officer

In May 2011, in anticipation of the Spinoff, Marathon Oil approved the terms and conditions of the engagement of Donald C. Templin to serve as the Company’s Senior Vice President and CFO. In addition to an annualized base salary of $500,000 and an annual bonus target of 90% of base salary, the material terms of the offer were disclosed in the Form 10 and include a cash signing bonus of $500,000, signing and retention equity awards valued at approximately $1,500,000, and prorated long-term incentive equity awards valued at approximately $1,000,000. The signing and retention equity awards were granted in the form of stock options valued at approximately $750,000 that will vest in one-third increments on the first, second and third anniversaries of the date of grant, which was July 1, 2011, restricted shares valued at $500,000 that will cliff vest on the third anniversary of the date of grant, which was July 1, 2011 and restricted shares valued at $250,000 that will vest in one-third increments on the first, second and third anniversaries of the date of grant, which was July 1, 2011. The prorated long-term incentive equity awards are in the form of a grant of stock options valued at approximately $500,000 that will vest in one-third increments on the first, second and third anniversaries of the date of grant and a grant of restricted shares valued at approximately $500,000 that will cliff vest on the third anniversary of the date of grant.

Mr. Templin also participates in our employee and executive benefit plans in accordance with their terms. Further, Mr. Templin receives additional contributions to our non-qualified plan to ensure that the aggregate contributions from our qualified and non-qualified retirement plans equal 11% of his applicable compensation. Based on the age and service calculation specified in the Marathon Petroleum Retirement Plan, Mr. Templin will receive our standard 7% contribution to the qualified retirement plan and a supplemental non-qualified contribution initially set at 4% of eligible compensation. This supplemental contribution will be decreased over time as Mr. Templin’s age and service increase; he will be eligible for the full 11% contribution in his qualified plan in 2023.

Performance Unit Payout

Performance units were awarded by Marathon Oil to certain of our officers in February 2011 as part of a routine annual grant. While the Spinoff was announced in January 2011, Marathon Oil made annual grants based on the existing Marathon Oil program design.

Under the terms of the award agreements, vesting of these performance units was tied to MRO’s total shareholder return (or TSR) compared to the TSR of each of the member companies within the Amex Oil Index (or XOI) for the 2011-2013 performance period. The XOI is a published stock index which represents a cross-section of publicly traded upstream, downstream and integrated corporations involved in various segments of the oil and gas industry. Marathon Oil has historically used this index as a benchmark for comparing MRO stock performance.

A TSR metric is determined by taking the sum of a company’s stock price appreciation or reduction, plus cumulative dividends for the performance period and dividing that total by the beginning stock price. For purposes of this calculation, the beginning and ending stock prices are the averages of the daily closing stock prices for the month immediately preceding the beginning and ending dates of the performance period. Our Compensation Committee believes that the Marathon Oil TSR-based program did not encourage the taking of excessive or inappropriate risk as it capped the maximum payout at $2.00 per performance unit. The target value of each performance unit was $1.00, with the actual payout varying from $0.00 to $2.00 (0 to 200% of target) based on MRO’s relative TSR ranking for the measurement period. For example, a payout percentage equal to 100% would pay out at $1.00 per unit.

In connection with the Spinoff, Marathon Oil approved paying out all outstanding performance units based on actual performance through the date of the Spinoff. This decision was disclosed in the Form 10. At the time of the Spinoff, three groups of performance unit grants were outstanding: 2009 grants for the 2009-2011 performance period; 2010 grants for the 2010-2012 performance period; and 2011 grants for the 2011-2013 performance period.

Marathon Oil determined the value of these performance units by comparing the TSR of MRO to the TSR of each of the peer companies in the XOI, in accordance with the program design. However, the effective date of the Spinoff (rather than the end of each of the three-year performance periods) was used as the ending measurement date for the relevant performance period for purposes of this calculation. The treatment of each outstanding performance unit grant is summarized below:

Performance Period	MRO TSR Results	Relative Performance as of 6/30/2011 (#)	Payout Earned (200% vesting) ($)	Pro-Ration Factor
2009 – 2011	116%	1 of 13 companies	2.00 per unit	100% (full 36 months)
2010 – 2012	67%	1 of 13 companies	2.00 per unit	50% (18 of 36 months)
2011 – 2013	45%	1 of 13 companies	2.00 per unit	16.67% (6 of 36 months)

For the performance units granted in 2009, each holder of performance units received a cash payment based on the performance of MRO stock using the relative TSR measure. This payment was not prorated. For the performance units granted in 2010 and 2011, each holder of performance units received a prorated cash payment based on the performance of MRO stock using the relative TSR measure and the portion of the performance period actually completed. The remaining portion of the 2010 and 2011 performance unit grant was cancelled. For example, the 2010 grant of performance units was valued based on MRO’s relative TSR through June 30, 2011 and the value of the units was multiplied by one-half to reflect the fact that one-half of the original performance period was completed as of June 30, 2011.

Payouts for our NEOs were made on July 15, 2011 as follows:

Name	Position	2009-2011 Performance Period ($)	2010-2012 Performance Period ($)	2011-2013 Performance Period ($)	Total Value ($)
G. R. Heminger	President and CEO	3,155,800	1,342,500	481,733	4,980,033
G. L. Peiffer	Executive Vice President	507,200	232,300	172,033	911,533
A. R. Kenney	President, Speedway LLC	507,200	258,200	120,433	885,833
J. M. Wilder	Vice President, General Counsel and Secretary	422,600	219,400	73,133	715,133

Mr. Templin had no performance unit grants at the time of the Spinoff and was thus ineligible for a performance unit payout.

Replacement Performance Unit Grant

The Compensation Committee approved replacement performance unit grants representing the cancelled opportunity for each of our NEO’s 2010 and 2011 grants, as described above. The 2009 grant was settled and paid in full at the time of the Spinoff and therefore, not replaced. The target opportunity amounts approved for our NEOs are:

Name	Position	Performance Period July 1, 2011 through December 31, 2012 ($)	Performance Period July 1, 2011 through December 31, 2013 ($)	Total Value ($)
G. R. Heminger	President and CEO	671,250	1,204,333	1,875,583
G. L. Peiffer	Executive Vice President	116,150	430,083	546,233
A. R. Kenney	President, Speedway LLC	129,100	301,083	430,183
J. M. Wilder	Vice President, General Counsel and Secretary	109,700	182,833	292,533

Mr. Templin had no performance unit grants at the time of the Spinoff and was thus ineligible for a replacement performance unit grant.

As with the cancelled performance unit grants, the replacement performance unit grants use relative TSR to determine payout. However, to recognize Marathon Petroleum as a standalone company, our Compensation Committee, with the recommendation of Pay Governance, replaced the previous performance peer group, the XOI, with a new peer group comprised of: integrated oil companies with downstream operations; downstream-focused companies; and a broad index to represent larger, diversified companies. This peer group is comprised of the following companies:

• Chevron Corporation	• HollyFrontier Corporation	• Tesoro Corporation
• ConocoPhillips	• Murphy Oil Corporation	• Valero Energy Corporation
• Hess Corporation	• Sunoco, Inc.	• S&P 500 Index

The replacement performance unit awards have substantially the same terms and conditions as those previously granted by Marathon Oil, which include:

•	each performance unit continues to have a target value of $1.00;

•	vesting from 0 to 200% of target, based upon MPC’s relative TSR ranking;

•	settlement in cash; and

•	no dividend equivalents paid on and no voting rights provided for the performance units.

Supplemental Equity Awards

In connection with the Spinoff, Marathon Petroleum entered into an Employee Matters Agreement with Marathon Oil. A copy of the Employee Matters Agreement was attached as an exhibit to the Form 10. The Employee Matters Agreement was amended on June 30, 2011 and the amendment was filed by us with the SEC on July 1, 2011 as an exhibit to a Current Report on Form 8-K. We refer to the amended Employee Matters Agreement as the EMA.

At the time of the Spinoff, outstanding equity awards that had been previously granted pursuant to the Marathon Oil Stock Plans (as such term is defined within the EMA) to certain of our non-employee directors and employees were adjusted and new Marathon Petroleum equity awards were granted pursuant to the terms of the EMA. We refer to these as the Spinoff Adjusted Equity Awards. As noted in the Form 10, the Spinoff Adjusted Equity Awards were intended to generally preserve the intrinsic value of the original Marathon Oil awards.

The methodology set forth within the EMA to calculate the Spinoff Adjusted Equity Awards relied on a ratio of the simple average of the high and low trading prices reported for a share of MRO common stock for June 30, 2011 and the simple averages of the high and low trading prices reported for a share of MRO and MPC common stock for July 1, 2011. However, on July 1, during a period of heightened volatility of approximately 30 seconds in duration, trades of MPC common stock occurred on other exchanges at prices well above the day’s trading range on the NYSE primary market. These aberrant trades had a significant adverse effect on the calculation of the Spinoff Adjusted Equity Awards. To address the unanticipated consequence of the anomalous trades, our Board approved new grants of approximately 13,000 MPC restricted stock units, approximately 9,700 shares of MPC restricted stock, and options for approximately 363,000 shares of MPC common stock to a total of approximately 300 recipients, including six of the non-employee members of our Board and four of our NEOs.

The number of new MPC restricted stock units, shares of MPC restricted stock and MPC stock options granted to each recipient was determined through an assessment by the Board, in consultation with Pay Governance, of the adverse effect of the aberrant trades on the Spinoff Adjusted Equity Awards. These supplemental grants were independent of any previous awards and made with a grant date of December 5, 2011. The exercise price for all of the new stock options is the closing stock price of MPC common stock on the date of grant.

Each MPC restricted stock award and MPC stock option award granted to our NEOs will vest in three approximately equal amounts on the first, second and third anniversaries of the date of grant. Stock options have a 10-year term. The MPC restricted stock awards and MPC stock option awards were made pursuant to the terms and conditions of the 2011 Plan and award agreements, the forms of which were approved and adopted by our Board.

Further information on these grants to our NEOs can be found in the Grants of Plan-Based Awards in 2011 Table beginning on page 61.

Executive Compensation Philosophy and Objectives

We believe executive compensation plays a critical role in maximizing long-term shareholder value through our ability to attract, motivate, retain and reward the highest quality executives who can excel within our performance culture.

In October 2011, our Compensation Committee reviewed and approved a new executive compensation philosophy to target the total direct compensation for our executives at the median of our peer companies with individual pay elements of compensation (base salary, annual bonus targets and long-term incentives) generally between the twenty-fifth and seventy-fifth percentile of our peer group. Individual roles, responsibilities, performance and experience, as well as corporate performance and other factors necessary to attract, motivate, retain and reward such individuals contribute to the overall placement of each executive within the competitive range at the discretion of the Committee.

The mix of pay elements allows our Compensation Committee to use both cash (base pay and annual bonus opportunities) and equity (stock options and restricted stock) to encourage and motivate executives to achieve both the short-term and long-term business objectives of the Company. The majority of our NEO compensation is performance-based and in the form of both short and long-term incentives.

Our Compensation Committee believes that this approach provides the flexibility necessary to reward executives based on potentially very different business and strategic objectives and allows us to recognize that we may compete with different industries for talent in some of our organizations (such as retail or transportation industries) that may have different competitive compensation structures.

Our Compensation Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation for a succeeding year. The Committee believes that this would not be in the best interest of retaining and motivating executives.

Elements of Compensation

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

Compensation Components	Key Characteristics	Purpose
Base Salary	• Fixed cash compensation component • Reviewed annually and adjusted, if and when appropriate

•    Intended to provide a minimum level of cash compensation upon which our executives may rely

•    Based on the scope and responsibility level of the position held, competitive peer group(s) and individual performance

Compensation Components	Key Characteristics	Purpose
Annual Cash Bonus

•    Variable cash compensation component

•    Performance-based award opportunity

•    Determined based on both corporate and operating organization’s performance against predetermined metrics, as well as the level of individual contributions to that performance and our Compensation Committee’s assessment of individual performance

•    Intended to motivate and reward NEOs for achieving our annual business objectives that drive overall performance and shareholder value creation

•    Intended to encourage responsible risk taking and accountability

Long-Term Incentives

•    Variable equity-based compensation component

•    A combination of performance units (40%), stock options* (40%) and time-based restricted stock (20%) awards

•    Performance-based opportunities in the form of annual grants

•    Value actually realized will be determined based solely on stock price appreciation (stock options and restricted stock) and TSR (performance units)

•    Intended to motivate executive officers to achieve our long-term business objectives by linking compensation to the performance of MPC stock over the long-term

•    Strengthens the alignment between the interests of our executive officers and our shareholders, while building equity to help meet stock ownership guidelines

*	The Committee believes that stock options are inherently performance-based, as options have no initial value and grantees only realize benefits if the value of our stock increases following the date of grant.

In addition to these compensation elements, the Company generally offers to all of its employees, market-competitive health, life insurance, income protection, retirement and severance benefits. The Company also provides limited perquisites consistent with our peer group. None of these additional items are considered material when making compensation decisions.

Setting Executive Compensation

Benchmarking

In July 2011, the Compensation Committee met to establish a new compensation benchmarking philosophy for Marathon Petroleum as an independent downstream company. Due to the limited number of domestic independent downstream companies, and in recognition of Marathon Petroleum’s size, complexity and market capitalization, the Committee chose to approve two peer groups to be used in the process of benchmarking our NEOs’ compensation.

The first peer group is a direct industry group comprised of integrated oil companies with significant downstream operations and independent downstream companies similar to Marathon Petroleum. This peer group provides industry-specific market compensation and program design data from both proxy statements and compensation surveys. At the time the peer group was approved, Marathon Petroleum was approximately at the forty-fifth percentile of the group in terms of market capitalization, the forty-fifth percentile for revenue and the fifty-seventh percentile for number of employees. This group is comprised of the following twelve companies:

• BP plc	• Hess Corporation	• Royal Dutch Shell Oil plc

• Chevron Corporation	• HollyFrontier Corporation	• Sunoco, Inc.

• ConocoPhillips	• Koch Industries, Inc.	• Tesoro Corporation

• ExxonMobil Corporation	• Murphy Oil Corporation	• Valero Energy Corporation

The Compensation Committee determined not to use BP plc and ExxonMobil Corporation in setting the compensation of our CEO or CFO due to concerns that the size, complexity and extensive global footprint of those companies would not be comparable to the scope for these positions at Marathon Petroleum.

The second peer group is a custom broad industry group selected to supplement the direct industry peer group. This peer group was selected because it is comprised of large oil and gas companies, as well as other industrial companies whose focus is on commodities. Criteria used to screen for these companies included:

•	revenues generally greater than $10 billion;

•	heavy manufacturing operations;

•	commodity exposure;

•	safety and environmental focus; and

•	the availability of publicly reported information.

At the time this peer group was approved, Marathon Petroleum was approximately at the thirty-fifth percentile of the group in terms of market capitalization, eighty-fourth percentile for revenue and twenty-first percentile for employees.

The thirty-seven companies that comprised the broad industry peer group for 2011 were:

• 3M Company	• Johnson Controls Inc.

• Alcoa, Inc.	• Lockheed Martin Corporation

• The Boeing Company	• The Mosaic Company

• Caterpillar Inc.	• Murphy Oil Corporation

• Chevron Corporation	• Navistar International Corporation

• ConocoPhillips	• Northrop Grumman Corporation

• The Dow Chemical Company	• Occidental Petroleum Corporation

• Eaton Corporation	• Parker Hannifin Corporation

• EI DuPont de Nemours & Company	• PPG Industries, Inc.

• Exxon Mobil Corporation	• Schlumberger Limited

• Ford Motor Company	• Sunoco, Inc.

• General Dynamics Corporation	• Tesoro Corporation

• General Electric Company	• Textron Inc.

• Goodyear Tire & Rubber Company	• TRW Automotive Holdings Corporation

• Hess Corporation	• United States Steel Corporation

• Honeywell International Inc.	• United Technologies Corporation

• Illinois Tool Works Inc.	• Valero Energy Corporation

• Ingersoll—Rand PLC	• Whirlpool Corporation

• International Paper Company

While these peer groups had not been adopted at the time the Compensation Committee approved the previously discussed changes effective July 1, 2011, Pay Governance presented an assessment of our executive compensation against these peer groups in October 2011. That assessment concluded that the majority of our NEOs’ compensation was at or below the median total direct compensation of these peer companies.

Analysis of 2011 Compensation Decisions and Actions

Marathon Oil was responsible for all compensation decisions relating to our executive officers prior to July 1, 2011 based on its philosophy and the responsibilities of our executive officers as part of that integrated company. Compensation actions taken effective April 1, 2011 regarding our anticipated NEOs were disclosed in the Form 10.

As a result of the Spinoff, our Compensation Committee reviewed market data presented by Pay Governance. Based on this review, the subjective placement of each NEO consistent with our overall compensation philosophy, the increased responsibilities of Messrs. Heminger, Peiffer and Wilder and the leadership of Mr. Kenney and the strong financial performance of Speedway over the past two years, the Committee made compensation adjustments to remain competitive from a total direct compensation perspective.

The following adjustments were made to the base salary and bonus target levels of our NEOs in 2011:

Name	Position	Previous Base Salary ($)	Base Salary effective April 2011 ($)	Base Salary effective July 2011 ($)	Previous Bonus Target	Bonus Target effective July 2011*
G. R. Heminger	President and CEO	925,000	1,000,000	1,100,000	95%	125%
G. L. Peiffer	Executive Vice President	400,000	500,000	600,000	70%	90%
A. R. Kenney	President, Speedway LLC	400,000	450,000	No Change	70%	75%
J. M. Wilder	Vice President, General Counsel and Secretary	360,000	390,000	425,000	60%	70%

*	Bonus targets and the annualized base salary in effect at the end of 2011 were used for the calculation of each NEO’s full 2011 bonus award.

Mr. Templin’s offer of employment contemplated his responsibilities as CFO of Marathon Petroleum as a standalone company. As a result, he was not considered for an increase as a result of the Spinoff.

Allocation of Compensation for our CEO and CFO Positions

The following charts reflect direct peer group allocation of the targeted total compensation (base salary, annual bonus at target and long-term incentive) for our CEO and CFO. This analysis demonstrates that the Company’s compensation mix remains competitive with current market practices. The Compensation Committee excludes ExxonMobil Corporation and BP plc from the direct company peer group when determining total compensation for these positions.

CEO Compensation Mix
Mr. Heminger

Base
12%
Bonus
14%
Long-Term
Incentive
74%

Pay at Risk = 88%

CEO Compensation Mix
Direct Peer Companies

Base
13%
Bonus
16%
Long-Term
Incentive
71%

Pay at Risk = 87%

CFO Compensation Mix
Mr. Templin

Base
20%
Bonus
19%
Long-Term
Incentive
61%

Pay at Risk = 80%

CFO Compensation Mix
Direct Peer Companies

Base
22%
Bonus
18%
Long-Term
Incentive
60%

Pay at Risk = 78%

Base Salary

Base salary is a fixed compensation component intended to provide a minimum level of compensation upon which our executive officers may rely. Our Compensation Committee reviews base salary annually and makes adjustments at its discretion. In setting each NEOs’ base salary, the Committee considers factors including, but not limited to, the responsibility level for the position held, the competitive peer group, internal equity, individual performance and business results. Actions taken with respect to base salary during 2011 are summarized on pages 42 and 49.

Annual Cash Bonus Program

The ACB program is intended to motivate and reward executive officers for achieving short-term (annual) business objectives that drive overall shareholder value while encouraging responsible risk taking and accountability. Our Compensation Committee approves the establishment of a qualified Section 162(m) funding pool for the ACB program in the first quarter of each year to maximize the tax deductibility to the Company for executive officers whose Section 162(m) compensation might otherwise exceed $1 million. The funding metrics for the 2011 pool were established by Marathon Oil based on the greater of 6% of net income or achieving 75% of our threshold mechanical availability. Mechanical availability, as a performance metric, is a significant indicator of the success of our operations because it measures the availability of the processing equipment in our refineries, but also includes critical equipment in our pipeline, terminal and marine operations. Mechanical availability is essential to achieving our financial and operational objectives. All incentive payments made to our Section 162(m) officers in 2012 for 2011 performance were covered within the pool and the Committee exercised negative discretion in approving the incentive payments at levels less than what the pool would have otherwise permitted. As a result, we believe that all 2011 ACB payments made in 2012 were fully tax-deductible.

Bonus opportunities for NEOs under the ACB program are communicated as a target percentage of annualized base salary. Our Compensation Committee reviews annual market data provided by Pay Governance with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. Each NEO can earn a maximum of 200% of the target or as little as no payment at all, depending on overall Company performance and their individual results. Half (50%) of the target payout is based on previously identified business goals and the remaining half (50%) is determined based on the subjective evaluation of each NEO’s organizational and individual performance, as determined by our CEO with regard to all other NEOs and by the Committee with input from the full Board with regard to the CEO. This allocation is driven by a number of factors, including the volatility in petroleum related commodity prices throughout the year, which makes it difficult to establish reliable pre-determined goals. Regardless of the funding generated by the operational pool, the Compensation Committee has the discretion to award an NEO the maximum bonus at 200% of the target.

None of our NEOs have received a guarantee of minimum bonus payments. Actions taken with respect to 2011 bonus opportunities are summarized on pages 42 and 49.

Since the Marathon Oil ACB program as it related to our NEOs was not terminated or paid out as a result of the Spinoff, its metrics were reviewed by our Compensation Committee and found to be appropriate for the remainder of 2011. The metrics used for the 2011 ACB program were:

Performance Metric	Description	Type of Measure

Operating Income	Measures domestic operating income per barrel of crude oil throughput(a), adjusted for unusual business items and accounting changes. This metric compares a group of eight integrated or downstream companies, including Marathon Petroleum.	Financial (relative)
Mechanical Availability(b)	Measures the mechanical availability of the processing equipment in our refineries, but also includes critical equipment in our pipeline, terminal and marine operations.	Operational (absolute)

Performance Metric	Description	Type of Measure

Process Safety	Measures the success of Marathon Petroleum’s ability to identify, understand and control process hazards, which can be defined as unplanned or uncontrolled releases of highly hazardous chemicals or materials that have the potential to cause catastrophic fires, explosions, injury, plant damage and high-potential near misses or toxic exposures.	Operational (absolute)
Quality	Measures the impact of product quality incidents and cumulative costs to Marathon Petroleum (no Category 4 Incident, and costs of Category 3 Incidents).(c)	Operational (absolute)
OSHA Recordable Incident Rate(d)	Measurement of Marathon Petroleum’s success and commitment to employee safety. Goals are set annually at best in class industry performance, focusing on continual improvement.	Operational (absolute)
Designated Environmental Incidents	Measures environmental performance and consists of certain: releases of hazardous substances into air, water or land; permit exceedences; and government agency enforcement actions.	Operational (absolute)
DHOUP Progress	An evaluation of our $2.2 billion Detroit refinery expansion project, focusing on timely completion of construction.	Operational (absolute)

(a)	This is a per barrel measure of throughput – U.S. downstream segment income adjusted for special items metric and includes a total of eight comparator companies (including Marathon Petroleum). Comparator company income is adjusted for special items or other like items as adjusted by Marathon Petroleum. Comparator companies are: BP plc; Chevron Corporation; ConocoPhillips; ExxonMobil Corporation; Sunoco, Inc; Tesoro Corporation; and Valero Energy Corporation. This is a non-GAAP metric and is calculated as income before taxes, as presented in audited consolidated financial statements, divided by the total number of barrels of crude oil throughput at the peer’s respective U.S. refinery operations. To ensure consistency of this metric when comparing to the comparator companies, adjustments to comparator company segment income before taxes are sometimes necessary to reflect certain unusual items reflected in their results.
(b)	Mechanical availability represents the percentage of capacity available for critical downstream equipment to perform its primary function for the full year.
(c)	A Category 4 Incident is one that involves a fatality. Category 3 Incidents include those where: out-of-pocket costs to mitigate customer claims or regulatory penalties associated with the incident are greater than $50,000; a media advisory is issued; or the extenuating circumstances are deemed to be of such severity by the Company’s Quality Committee that a recommendation for this category is made to the Marathon Petroleum Steering Committee, and is subsequently approved.
(d)	This metric excludes Speedway. In the event of a fatality, payout is determined by the Compensation Committee. The Occupational Safety and Health Administration (or OSHA) Recordable Incident Rate is calculated by taking the total number of OSHA recordable incidents, multiplied by 200,000 and divided by the total number of hours worked.

Marathon Oil determined the threshold, target and maximum level of performance for each metric by evaluating factors such as performance achieved in the prior year, anticipated challenges for the year, business plan and Company strategy. At the time the performance levels were set for 2011, the threshold levels were viewed as very likely achievable, the target levels were viewed as challenging but achievable and the maximum levels were viewed as extremely difficult to achieve.

The table below shows both the targets for each metric and our performance achieved during 2011. The metrics are described more fully in the footnotes to the table.

Performance Metric	Threshold Level	Target Level	Maximum Level	Performance Achieved	Target Weighting	Performance Achieved*
Operating Income	4th Position	3rd Position	1st or 2nd Position	1st Position (200% of target)	15%	30.0%
Mechanical Availability	95%	96%	97%	96.77% (177% of target)	10%	17.7%
Process Safety	12	10	8	11 (75% of target)	5%	3.8%
Quality	$750,000	$500,000	$250,000	$0 (200% of target)	5%	10.0%
OSHA Recordable Incident Rate	0.60	0.50	0.40	0.45 (150% of target)	5%	7.5%
Designated Environmental Incidents	42	35	28	41 (57% of target)	5%	2.9%
DHOUP Progress	73%	75%	77%	77.20% (200% of target)	5%	10.0%

*For 2011, the Company achieved approximately 164% of target for its previously established performance metrics.

Individual Performance for 2011 Annual Cash Bonus Program

Our CEO evaluates the individual performance of the other NEOs and makes bonus recommendations to the Compensation Committee. The Committee then discusses this information with the CEO and makes final bonus decisions. The Committee evaluates the individual performance of the CEO and determines the CEO’s bonus with input from the full Board.

Organizational Performance Achievements for the 2011 Annual Cash Bonus Program

In evaluating the contributions made by our NEOs, our Compensation Committee and our CEO considered the following 2011 achievements:

•	our successful completion of the Spinoff, including related financing;

•	Speedway® being named best gasoline brand in the nation in its category for the third consecutive year in the 2011 EquiTrend Brand Study;

•	on-time and on-budget progress on construction of our DHOUP, which was approximately 77% complete at year-end;

•	annual records set for gasoline and distillate production and total crude throughput, while operating one less refinery than in previous years;

•	development and roll out of new “Safety 1” program in our pipeline, terminal and transport and marine organizations;

•	our achievement of company-wide safety performance that ties our record, as well as new environmental and return on capital employed records at Speedway;

•	our established strong balance sheet; and

•	our ability to generate free cash flow.

After certification of the results of our performance metrics for our 2011 ACB program, the Compensation Committee approved the following payments for our NEOs:

Name	Year End Salary ($)		Bonus Target as a % of Base Salary	Target Bonus ($)	Performance on Established Metrics	Established Metrics Value (50%) ($)	Individual Performance Award % Awarded	Discretionary Award Value (50%) ($)	Total Award ($)	Total Award % of Target
G. R. Heminger	1,100,000		125%	1,375,000	82.0%	1,127,500	98.0%	1,347,500	2,475,000	180.0%
D. C. Templin	278,846	*	90%	250,961	82.0%	205,788	117.2%	294,212	500,000	199.2%
A. R. Kenney	450,000		75%	337,500	82.0%	276,750	103.2%	348,250	625,000	185.2%
G. L. Peiffer	600,000		90%	540,000	82.0%	442,800	97.6%	527,200	970,000	179.6%
J. M. Wilder	425,000		70%	297,500	82.0%	243,950	52.5%	156,050	400,000	134.5%

* The salary shown in this column for Mr. Templin reflects amounts paid during calendar year 2011.

Long-Term Incentive Compensation Program

Annual awards of long-term incentives (or LTIs) were granted in the form of performance units, stock options and restricted stock. While each long-term incentive award type generally rewards performance over a multi-year period, the primary purpose of equity grants is to motivate executive officers to achieve our long-term business objectives and strengthen the alignment between the interests of our executive officers and our shareholders. The award types differ as illustrated below:

Long-Term Incentive Award Type	Form of Settlement	Compensation Realized

Performance Units	Cash	$0.00 to $2.00 per unit based on our relative ranking among a group of peer companies
Stock Options	Options may be exercised and the purchased stock held as stock or sold for cash	Stock price appreciation from date of grant to date of exercise
Restricted Stock	Stock	Value of stock upon vesting

Due to the nature of LTI awards, the actual long-term compensation value realized by each NEO will depend on the price of the underlying stock at the time of vesting or exercise. LTI award grants were made in 2011 based on intended dollar value rather than a specific number of performance units, stock options or restricted shares.

The effective date for grants of awards is the date the Compensation Committee meets to approve the awards; provided, however, if the Committee grants awards after the market has closed, the grant date is the next trading day. The grant price for stock options is equal to the closing price of a share of MPC common stock on the grant date. Each of our long-term incentive award types is discussed in more detail below.

Performance Units

The Compensation Committee believes that a performance unit program based on MPC TSR performance relative to a peer group serves as a complement to stock options and restricted stock because the performance unit program provides an incentive to both increase our shareholder return and outperform our peers. The peer group for performance unit awards granted in 2011 in replacement of performance units previously granted by Marathon Oil, consists of:

• Chevron Corporation	• HollyFrontier Corporation	• Tesoro Corporation

• ConocoPhillips	• Murphy Oil Corporation	• Valero Energy Corporation

• Hess Corporation	• Sunoco, Inc.	• S&P 500 Index

The Marathon Petroleum performance unit program determines TSR by taking the sum of stock price appreciation or reduction, plus cumulative dividends, for a three-year measurement period and dividing that total by the beginning stock price. For purposes of this calculation, the beginning and ending stock prices are the average of daily MPC stock closing prices for the month immediately preceding the beginning or ending date of the measurement period.

Our Compensation Committee believes that the performance unit program does not encourage excessive or inappropriate risk-taking, as it caps the maximum payout at $2.00 per unit. The target value of each performance unit is $1.00, with the actual payout varying from $0.00 to $2.00 (0 to 200% of target) based on MPC’s relative TSR ranking for the measurement period. For example, a fiftieth percentile TSR ranking would provide for a 100% payout at $1.00 per unit.

The following table illustrates the performance unit payout percentage based on the peer group used for the 2011 performance unit awards.

Performance Unit TSR Ranking vs. Payout

MPC TSR Ranking	1	2	3	4	5	6	7	8	9	10

TSR Percentile	100%	88.89%	77.78%	66.67%	55.56%	44.44%	33.33%	22.22%	11.11%	0.00%

Payout (% of Target)	200%	177.78%	155.56%	133.33%	111.11%	88.89%	66.67%	44.44%	0.00%	0.00%

Stock Options

Stock options provide a direct link between executive officer compensation and the value delivered to shareholders. Our Compensation Committee believes that stock options are inherently performance-based, as option holders only realize benefits if the value of our stock increases following the date of grant. The grant price of our stock options is equal to the closing price per share of MPC common stock on the grant date. Stock options have a three-year pro-rata vesting period and a maximum term of ten years.

Restricted Stock

Grants of restricted stock provide diversification of the mix of long-term incentive awards and promote retention. Restricted stock grants are also intended to help NEOs increase their holdings in MPC common stock, consistent with established ownership guidelines. Restricted stock awards vest in full on the third anniversary of the date of grant and prior to vesting, recipients have the right to vote and receive dividends on the restricted shares.

Other Policies

Stock Ownership Guidelines

In October 2011, our Compensation Committee, with the recommendation of Pay Governance, approved revised Stock Ownership Guidelines for our executive officers, including all of our NEOs. The guidelines are intended to align the long-term interests of our executive officers and our shareholders. Under these guidelines, executive officers, including our NEOs, are expected to hold MPC common stock having a value that is a multiple of each executive officer’s annualized base salary. The targeted multiples vary among the executives depending upon their position and responsibilities:

•	President and CEO – six times annualized base salary;

•	Executive Vice President(s) – four times annualized base salary;

•	Senior Vice President(s)/President Speedway – three times annualized base salary; and

•	Vice President(s) – two times annualized base salary.

Because the Stock Ownership Guidelines are a multiple of each executive officer’s annualized salary, the value that must be maintained will increase proportionally as their salaries increase.

These revised guidelines increase the previous holding requirement for the CEO to six times base salary from five times base salary. Executive officers are not permitted to sell any shares received from the incentive compensation plan until their guideline ownership levels have been met. Additionally, a one year holding requirement was added effective January 2012 for all executive officers who receive full-value shares from the incentive compensation plan of the Company. This holding period prevents executive officers from selling any restricted stock or performance units settled in shares for twelve months from the time they are vested or earned. However, this only affects shares net of taxes at the time of vesting or distribution.

Prohibition on Derivatives and Hedging

In order to ensure that Marathon Petroleum executive officers, including our NEOs, bear the full risks of MPC common stock ownership, the Company has adopted a policy that prohibits hedging transactions related to our stock or pledging or creating a security interest in any MPC shares, including shares in excess of an ownership requirement.

Recoupment/Clawback Policy

Our executive officers are subject to recoupment provisions in the ACB and LTI programs in the case of certain forfeiture events. If the Company is required, pursuant to a determination made by the SEC or our Audit Committee, to prepare a material accounting restatement due to noncompliance of the Company with any financial reporting requirement under applicable securities laws as a result of misconduct, the Audit Committee may determine that a forfeiture event has occurred based on an assessment of whether an executive officer knowingly engaged in misconduct, was grossly negligent with respect to misconduct, knowingly failed or was grossly negligent in failing to prevent misconduct or engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Company.

Upon the Audit Committee’s determination that a forfeiture event has occurred, the Company has the right to request and receive reimbursement of any portion of an executive officer’s bonus from the ACB program that would not have been earned had the forfeiture event not have taken place. In addition, grants of stock options and restricted stock to such executive officer would be subject to immediate forfeiture, as would outstanding performance units. If a forfeiture event occurred either while the executive officer is employed or within three years after termination of employment and a payment has previously been made to the executive officer in settlement of performance units, the Company may recoup an amount in cash up to (but not in excess of) the amount paid in settlement of the performance units.

These recoupment provisions are in addition to the requirements in Section 304 of the Sarbanes-Oxley Act of 2002, which provide that the CEO and CFO shall reimburse the Company for any bonus or other incentive-based or equity-based compensation, as well as any related profits received in the 12-month period prior to the filing of an accounting restatement due to noncompliance with financial reporting requirements as a result of Company misconduct.

Perquisites

Marathon Petroleum offers limited perquisites to our NEOs consistent with our peer group. Our NEOs may seek reimbursement for certain tax, estate and financial planning services up to $15,000 per year while serving as an executive officer and $3,000 in the year following death or retirement. Our NEOs are also offered an enhanced annual physical examination. Covered services under the Company’s Executive Tax, Estate and Financial Planning Program and the executive physical program are not eligible for income tax assistance or gross-ups.

The primary use of Marathon Petroleum’s corporate aircraft is for business purposes and must be authorized by the CEO or another officer designated by the CEO. Occasionally spouses or other guests will accompany our NEOs on an aircraft or our NEOs may travel for personal purposes on the aircraft when space is available on business-related flights. When a spouse’s or guest’s travel does not meet the Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the NEO, and no income tax assistance or gross-ups are provided by the Company for such travel.

The Board has authorized the personal use of Company aircraft for our CEO in order to promote his safety, security and productivity. The value of such personal use is periodically reported to the Compensation Committee and will be reported as taxable income to the CEO with no income tax assistance or gross-ups provided by the Company.

Reportable values for these programs based on the incremental costs to the Company are included in the “All Other Compensation” column of the 2011 Summary Compensation Table on page 59.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation paid by a public company to any employee who on the last day of the year is the CEO or one of the three other most highly compensated officers (excluding the CFO) to $1 million. A very important exemption from this requirement is provided for compensation qualifying as “qualified performance-based compensation.”

The Compensation Committee considers the impact of this rule when developing and implementing the various elements of the Marathon Petroleum executive compensation program. The Committee seeks to maximize corporate tax deductibility under Section 162(m) to the extent we believe that the action is not in conflict with the best interests of shareholders. Accordingly, Marathon Petroleum has not adopted a policy that all compensation must qualify as deductible under Section 162(m) and some amounts paid through the various elements of our compensation program may be determined to not qualify.

The Compensation Committee approves the establishment of a qualified Section 162(m) funding pool for the ACB program in the first quarter of each year to maximize the tax deductibility to the Company for executive officers whose Section 162(m) compensation might otherwise exceed $1 million. The funding metrics for the pool for 2011 were established by Marathon Oil based on the greater of 6% of net income or achieving 75% of our target mechanical availability. As previously noted, mechanical availability is a significant indicator of the success of our operations that measures reliability in our refining, pipeline, terminal and marine businesses and is, therefore, essential to our achieving financial and operational objectives.

The metrics for the 2011 ACB program were set during the first quarter of 2011 by Marathon Oil. All 2011 incentive payments made to our Section 162(m) officers in 2012 were covered within the pool and the Compensation Committee exercised negative discretion in approving the incentive payments at levels less than what the pool would have otherwise permitted. As a result, all 2011 ACB payments made in 2012 were fully tax deductible.

COMPENSATION-BASED RISK ASSESSMENT

In January 2012, our Board approved changes to the Compensation Committee Charter, which now directs the Committee to review, at least annually, the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee completed this review of the Company’s 2011 programs in January 2012. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2011 Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by or paid to Mr. Heminger, our President and Chief Executive Officer, Mr. Templin, our Senior Vice President and Chief Financial Officer, and the other three most highly compensated executive officers of Marathon Petroleum who were serving as officers as of December 31, 2011 (collectively, our NEOs), for services rendered during 2011, 2010 and 2009.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensa- tion(4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Gary R. Heminger	2011	1,031,250	2,475,000	4,069,272	2,048,693	4,980,033	4,386,819	174,035	19,165,102
President and Chief Executive Officer	2010	918,750	1,200,000	554,230	1,113,088	0	2,159,968	144,492	6,090,528
	2009	900,000	950,000	619,320	797,088	0	3,609,445	156,399	7,032,252
Donald C. Templin	2011	278,846	1,000,000	1,250,091	1,250,017	0	0	156,225	3,935,179
Senior Vice President and Chief Financial Officer
Garry L. Peiffer	2011	525,000	970,000	779,532	1,262,273	911,533	2,056,300	85,082	6,589,720
Executive Vice President,	2010	400,000	500,000	96,261	193,061	0	807,705	77,922	2,074,949
Corporate Planning and Investor & Government Relations	2009	400,000	365,000	100,044	128,309	0	1,366,061	71,657	2,431,071
Anthony R. Kenney	2011	437,500	625,000	198,557	487,013	885,833	1,297,098	116,764	4,047,765
President, Speedway LLC	2010	393,750	500,000	107,929	214,417	0	704,599	79,891	2,000,586
	2009	375,000	450,000	100,044	128,309	0	1,028,812	39,281	2,121,446
J. Michael Wilder	2011	400,000	400,000	301,634	311,449	715,133	1,057,842	101,663	3,287,721
Vice President, General Counsel and Secretary	2010	360,000	295,000	90,427	181,955	0	536,595	58,408	1,522,385
	2009	353,333	295,000	133,372	106,520	0	889,782	65,054	1,843,061

(1)	For Messrs. Heminger, Peiffer and Wilder, the salaries shown in this column reflect three months at the January 1, 2011 annualized salary rate, three months at the April 1, 2011 annualized salary rate and six months at the July 1, 2011 annualized salary rate. For Mr. Kenney, the salary shown in this column reflects three months at the January 1, 2011 annualized salary rate and nine months at the April 1, 2011 annualized salary rate. Mr. Templin began his employment with Marathon Petroleum on June 6, 2011. His base annual salary as of December 31, 2011 was $500,000. The salary shown in this column for Mr. Templin reflects amounts paid during calendar year 2011.
(2)	The amounts shown in this column reflect the value of annual cash bonus awards earned in 2011 and paid in 2012. The amount shown for Mr. Templin also includes a $500,000 cash signing bonus.
(3)	The amounts shown in this column reflect the aggregate grant date fair value in accordance with generally accepted accounting principles in the United States regarding stock compensation. Assumptions used in the calculation of this amount are included in footnote 21 to the Company’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2011, footnote 21 to Marathon Oil’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2010, and in footnote 23 to Marathon Oil’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2009.
(4)	The amounts shown in this column reflect the vested value of performance units earned by our NEOs during the three most recent performance cycles. While performance cycles generally cover a full three-year period, due to the Spinoff, all outstanding performance unit grants were paid out based on Marathon Oil’s relative TSR performance through June 30, 2011. Mr. Templin, who had not received a performance unit grant through the annual grant cycle, was not eligible for a payment.
(5)	The amounts shown in this column reflect the annual change in accumulated benefits under the Marathon Petroleum and Speedway retirement plans. See pages 66-71 for more information about the Company’s defined benefit plans and the assumptions used in the calculation of these amounts. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings.

(6)	Marathon Petroleum offers very limited perquisites to NEOs, which together with company contributions to defined contribution plans, comprise the All Other Compensation column. All Other Compensation for 2011 is summarized below:

Name	Personal Use of Company Aircraft(a) ($)	Company Physicals(b) ($)	Tax & Financial Planning(c) ($)	Miscellaneous Perks & Tax Allowance Gross Ups(d) ($)	Company Contributions to Defined Contribution Plans(e) ($)	Total All Other Compensation ($)
Gary R. Heminger	5,242	3,614	8,880	300	155,999	174,035
Donald C. Templin	0	3,614	0	133,092	19,519	156,225
Garry L. Peiffer	0	3,614	9,933	0	71,535	85,082
Anthony R. Kenney	0	3,614	8,670	58	104,422	116,764
J. Michael Wilder	0	3,614	8,000	41,469	48,580	101,663

(a)	The amounts shown in this column reflect the aggregate incremental cost of personal use of the Company’s aircraft by our NEOs for the period from January 1, 2011 through December 31, 2011. Officers are occasionally permitted to invite their spouses or other guests to accompany them on business travel on Company aircraft when space is available. These amounts reflect our variable cost to transport an NEO’s spouse or other guest accompanying the officer, or to transport an NEO who accompanies other business travelers for a non-business purpose. We have estimated our aggregate incremental cost using a methodology that reflects the average costs of operating the aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees, storage costs, communications charges and other miscellaneous variable costs. Fixed costs that do not change with usage, such as pilot compensation, the purchase and lease of the aircraft and maintenance not related to travel, are excluded from the calculation of our incremental cost. We believe that this method provides a reasonable estimate of our incremental cost and ensures that some “cost” is allocated to each passenger on each trip. However, use of this method would overstate the actual incremental cost where a flight has a primary business purpose, space was available to transport an NEO or his or her guest who was not traveling for business purposes and no incremental cost was realized by the Company.
(b)	All employees, including our NEOs, are eligible to receive an annual physical. However, executives may receive an enhanced physical under the executive physical program. The amounts shown in this column reflect the average incremental cost of the executive physical program over the employee physical program. Due to privacy concerns and to the Health Insurance Portability and Accountability Act (or HIPAA) confidentiality requirements, the Company cannot disclose actual usage of this program by individual officers.
(c)	The amounts shown in this column reflect reimbursement for professional advice related to tax, estate and financial planning up to a specified maximum, not to exceed $15,000 per calendar year.
(d)	The amounts shown in this column for Messrs. Heminger and Kenney include the value of gifts received at Company events in the amounts of $300 and $58, respectively. There were no associated tax allowances attributed to these gifts. The amounts shown in this column for Messrs. Wilder and Templin are for relocation expenses paid by the Company on behalf of each in the amounts of $29,352 and $24,316, respectively, and associated tax allowances in the amounts of $12,117 and $8,964, respectively. A payment to Mr. Templin of $99,812 as reimbursement for a loss on the sale of his home is also reflected in this column. This payment included a tax allowance of $38,312. This is similar to the “loss on sale” provision available to all transferring employees as part of the Company’s relocation program.
(e)	The amounts shown in this column reflect the amounts contributed by the Company under the tax-qualified Marathon Petroleum Thrift Plan and related non-qualified deferred compensation plans. See pages 68-74 for more information.

Grants of Plan-Based Awards in 2011

The following table provides information regarding non-equity incentive plan awards (specifically, grants of performance units to be paid out in cash in 2013 and 2014) and equity awards (specifically, stock options and restricted stock) granted to each NEO during 2011. The awards listed in the table were granted under the 2011 Plan and are described in more detail in the Compensation Discussion and Analysis beginning on page 38.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Type of Award	Grant Date	Unit Price(1) ($)	Threshold ($)	Target ($)	Maximum ($)
Gary R. Heminger	Performance Units	2/23/2011	1	722,600	1,445,200	2,890,400
	Performance Units (3)	7/27/2011	1	298,304	671,250	1,342,500
	Performance Units (4)	7/27/2011	1	535,206	1,204,333	2,408,666
	Total Performance Units			1,556,110	3,320,783	6,641,566
	Stock Options	2/23/2011						118,372	41.69	1,596,838
	Stock Options	12/5/2011						36,856	34.40	451,855
	Total Stock Options									2,048,693
	Restricted Stock	2/23/2011					17,106			713,149
	Restricted Stock	7/1/2011					76,896			3,245,011
	Restricted Stock	12/5/2011					3,230			111,112
	Total Restricted Stock									4,069,272
Donald C. Templin	Stock Options	7/1/2011						44,511	42.20	750,010
	Stock Options	7/1/2011						29,674	42.20	500,007
	Total Stock Options									1,250,017
	Restricted Stock	7/1/2011					23,698			1,000,056
	Restricted Stock	7/1/2011					5,925			250,035
	Total Restricted Stock									1,250,091
Garry L. Peiffer	Performance Units	2/23/2011	1	258,050	516,100	1,032,200
	Performance Units (3)	7/27/2011	1	51,617	116,150	232,300
	Performance Units (4)	7/27/2011	1	191,129	430,083	860,166
	Total Performance Units			500,796	1,062,333	2,124,666
	Stock Options	2/23/2011						42,250	41.69	569,953
	Stock Options	7/1/2011						34,966	42.20	589,177
	Stock Options	12/5/2011						8,413	34.40	103,143
	Total Stock Options									1,262,273
	Restricted Stock	2/23/2011					6,135			255,768
	Restricted Stock	7/1/2011					11,849			500,028
	Restricted Stock	12/5/2011					690			23,736
	Total Restricted Stock									779,532

Anthony R. Kenney	Performance Units	2/23/2011	1	180,650	361,300	722,600
	Performance Units (3)	7/27/2011	1	57,372	129,100	258,200
	Performance Units (4)	7/27/2011	1	133,801	301,083	602,166
	Total Performance Units			371,823	791,483	1,582,966
	Stock Options	2/23/2011						29,621	41.69	399,587
	Stock Options	12/5/2011						7,131	34.40	87,426
	Total Stock Options									487,013
	Restricted Stock	2/23/2011					4,247			177,057
	Restricted Stock	12/5/2011					625			21,500
	Total Restricted Stock									198,557
J. Michael Wilder	Performance Units	2/23/2011	1	109,700	219,400	438,800
	Performance Units (3)	7/27/2011	1	48,751	109,700	219,400
	Performance Units (4)	7/27/2011	1	81,251	182,833	365,666
	Total Performance Units			239,702	511,933	1,023,866
	Stock Options	2/23/2011						17,938	41.69	241,984
	Stock Options	12/5/2011						5,666	34.40	69,465
	Total Stock Options									311,449
	Restricted Stock	2/23/2011					2,596			108,227
	Restricted Stock	7/1/2011					4,147			175,003
	Restricted Stock	12/5/2011					535			18,404
	Total Restricted Stock									301,634

(1)	The amounts shown in this column reflect the target dollar value of each performance unit.
(2)	The amounts shown in this column reflect the total grant date fair value of stock options and restricted stock granted in 2011 in accordance with generally accepted accounting principles in the United States regarding stock compensation. The Black-Scholes values used for the stock options granted on February 23, 2011, July 1, 2011 and December 5, 2011 were $13.49, $16.85 and $12.26 per share, respectively. The fair market values used for restricted stock awards granted on February 23, 2011, July 1, 2011 and December 5, 2011 were $41.69, $42.20 and $34.40 per share, respectively. Assumptions used in the calculation of these amounts are included in footnote 21 to the Company’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2011.
(3)	The performance period for these performance units is July 1, 2011 through December 31, 2012.
(4)	The performance period for these performance units is July 1, 2011 through December 31, 2013.

Performance Units (Non-Equity Incentive Plan Awards)

The Marathon Oil Compensation Committee granted performance units to our NEOs, with the exception of Mr. Templin, on February 23, 2011. These performance units were paid out on a pro-rated basis as a result of the Spinoff based on MRO’s TSR results between January 1, 2011 and June 30, 2011. On July 27, 2011, our Compensation Committee granted performance units to our NEOs, other than Mr. Templin, under the 2011 Plan. As described in the Compensation Discussion and Analysis, these performance units were to replace previous performance unit grants that were granted by Marathon Oil but were terminated and paid out on a pro-rated basis at the time of the Spinoff. Payout of these units is tied to MPC’s TSR as compared to the TSR of those in our peer group (which consists of Chevron Corporation, ConocoPhillips, Hess Corporation, HollyFrontier Corporation, Murphy Oil Corporation, Sunoco, Inc. Tesoro Corporation, Valero Energy Corporation and the S&P 500 Index) for the July 1, 2011 through December 31, 2012 performance period and the July 1, 2011 through December 31, 2013 performance period. Each performance unit has a target value of $1.00 and is payable in cash, with payout varying from $0.00 to $2.00 per unit based on actual TSR performance results compared to peers. No dividends are paid nor are any voting rights associated with outstanding performance units. If an officer retires after completing one half of the performance period, the officer will be eligible to receive, at our Compensation Committee’s discretion, a pro-rated payout. In the event of the death of an officer or a change in control of Marathon Petroleum before the end of the performance period, all performance units would immediately vest at target levels. If an officer terminates employment under any other circumstance, the award would be forfeited.

Stock Options (Option Awards)

Stock options were granted to our NEOs, with the exception of Mr. Templin, on February 23, 2011 by Marathon Oil. As described in the Compensation Discussion and Analysis, these stock options subsequently converted to MPC options under the 2011 Plan as a result of the Spinoff. Stock options were also granted on July 1, 2011 to Mr. Templin as part of his initial compensation package and to Mr. Peiffer in order to bring his long-term incentives closer to the median of our preliminary peer group. Stock options were granted on December 5, 2011 to our NEOs, other than Mr. Templin, who had options adjusted as a result of the Spinoff. All grants of options will vest in one-third increments on the first, second, and third anniversaries of the date of grant and expire ten years after the date of grant. In the event of the death or retirement (whether mandatory or not) of an officer, unvested options immediately vest in full and remain exercisable until five years from the date of death or retirement, or the original expiration date, whichever is earlier. In the event of a change in control, options immediately vest in full and remain exercisable for the original term of the option. Upon voluntary or involuntary termination, unvested options are forfeited. Upon voluntary termination or involuntary termination for cause, vested options are cancelled. Upon involuntary termination without cause, vested options are exercisable for ninety days after termination.

Restricted Stock (Stock Awards)

The Marathon Oil Compensation Committee granted restricted stock to our NEOs, with the exception of Mr. Templin, on February 23, 2011. These restricted stock awards will vest in full on the third anniversary of the grant date. Dividends are paid on restricted stock at the same time and in the same manner as dividends are paid to other shareholders. If an officer retires under our mandatory retirement policy, unvested restricted stock vests in full upon the mandatory retirement date (the first day of the month following the officer’s sixty-fifth birthday). In the event of the death of an officer or a change in control, the restricted stock awards immediately vest in full. If an officer retires or otherwise leaves Marathon Petroleum prior to the vesting date, the award is forfeited. Mr. Templin received two grants of restricted stock awards on July 1, 2011. The grant of 23,698 shares will fully vest on the third anniversary of the grant date, and the grant of 5,925 shares will vest in one-third increments on the first, second, and third anniversaries of the grant date. The remaining terms and conditions are the same as described above.

Messrs. Heminger, Peiffer and Wilder were granted additional restricted stock awards on July 1, 2011 in order to bring their long-term incentives closer to the median of our preliminary peer group. As described in the Compensation Discussion and Analysis, NEOs whose grants were adjusted due to the Spinoff received additional restricted stock awards on December 5, 2011. These grants will vest in one-third increments on the first, second, and third anniversaries of the grant date. The remaining terms and conditions are the same as described above.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information regarding the unexercised options (vested and unvested), vested SARs and unvested restricted stock held by each NEO as of December 31, 2011.

		Stock Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(7) (#)	Market Value of Shares or Units of Stock That Have Not Vested(8) ($)
Gary R. Heminger	5/26/04	37,228	0		14.25	5/26/2014
	5/25/05	36,659	0		20.20	5/25/2015
	6/1/06	35,979	0		32.06	6/1/2016
	5/30/07	35,512	0		51.75	5/30/2017
	2/27/08	27,589	0		46.08	2/27/2018
	2/25/09	41,787	51,784	(2)	20.19	2/25/2019
	2/24/10	20,679	102,491	(3)	24.73	2/24/2020
	2/23/11	0	118,372	(4)	41.69	2/23/2021
	12/5/11	0	36,856	(6)	34.40	12/5/2021

		235,433	309,503
							150,319	5,004,120
Donald C. Templin	7/1/11	0	74,185	(4)	42.20	7/1/2021

		0	74,185
							29,623	986,150
Garry L. Peiffer	5/25/05	19,424	0		20.20	5/25/2015
	6/1/06	8,090	0		32.06	6/1/2016
	5/30/07	6,378	0		51.75	5/30/2017
	2/27/08	5,042	0		46.08	2/27/2018
	2/25/09	6,726	8,336	(2)	20.19	2/25/2019
	2/24/10	3,586	17,777	(3)	24.73	2/24/2020
	2/23/11	0	42,250	(4)	41.69	2/23/2021
	7/1/11	0	34,966	(5)	42.20	7/1/2021
	12/5/11	0	8,413	(6)	34.40	12/5/2021

		49,246	111,742
							27,522	916,207
Anthony R. Kenney	5/25/05	12,949	0		20.20	5/25/2015
	6/1/06	7,614	0		32.06	6/1/2016
	5/30/07	5,998	0		51.75	5/30/2017
	2/27/08	4,756	0		46.08	2/27/2018
	2/25/09	6,726	8,336	(2)	20.19	2/25/2019
	2/24/10	3,983	19,744	(3)	24.73	2/24/2020
	2/23/11	0	29,621	(4)	41.69	2/23/2021
	12/5/11	0	7,131	(6)	34.40	12/5/2021

		42,026	64,832
							14,192	472,452
J. Michael Wilder	5/25/05	13,997	0		20.20	5/25/2015
	6/1/06	5,806	0		32.06	6/1/2016
	5/30/07	4,284	0		51.75	5/30/2017
	2/27/08	3,472	0		46.08	2/27/2018
	2/25/09	5,584	6,920	(2)	20.19	2/25/2019
	2/24/10	3,380	16,754	(3)	24.73	2/24/2020
	2/23/11	0	17,938	(4)	41.69	2/23/2021
	12/5/11	0	5,666	(6)	34.40	12/5/2021

		36,523	47,278
							15,700	522,653

(1)	The dates presented in this column represent the date the awards were granted by Marathon Oil for pre-Spinoff awards and by Marathon Petroleum for all other awards. The pre-Spinoff awards were converted to MPC equity awards in connection with the Spinoff and remain subject to the same general vesting schedule. Therefore, to assist in understanding the vesting dates associated with the pre-Spinoff awards, we list the original grant dates.
(2)	This stock option grant became exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant became exercisable on February 25, 2012.
(3)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable in one-half increments on February 24, 2012 and February 24, 2013.
(4)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. This grant will become exercisable in one-third increments on February 23, 2012, February 23, 2013, and February 23, 2014.
(5)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. This grant will become exercisable in one-third increments on July 1, 2012, July 1, 2013, and July 1, 2014.
(6)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. This grant will become exercisable in one-third increments on December 5, 2012, December 5, 2013, and December 5, 2014.
(7)	The amounts shown in this column reflect the number of shares of unvested restricted stock held by each officer on December 31, 2011. Restricted stock grants are generally scheduled to vest on the third anniversary of the grant date; however, the grants made to Messrs. Heminger, Peiffer and Wilder on July 1, 2011, as well as the grants made to Messrs. Heminger, Kenney, Peiffer and Wilder on December 5, 2011, are scheduled to vest in one-third increments on the first, second and third anniversary of the grant date. Of Mr. Templin’s 29,623 restricted stock awards, 23,698 shares will vest on the third anniversary of the grant date with the remaining 5,925 shares scheduled to vest in one-third increments on the first, second and third anniversary of the grant date.

Name	Grant Date	# of Unvested Shares	Vesting Date
Gary R. Heminger	2/25/09	30,672	2/25/12
	2/24/10	22,415	2/24/13
	2/23/11	17,106	2/23/14
	7/1/11	76,896	7/1/12, 7/1/13, 7/1/14
	12/5/11	3,230	12/5/12, 12/5/13, 12/5/14

		150,319
Donald C. Templin	7/1/11	23,698	7/1/14
	7/1/11	5,925	7/1/12, 7/1/13, 7/1/14

		29,623
Garry L. Peiffer	2/25/09	4,955	2/25/12
	2/24/10	3,893	2/24/13
	2/23/11	6,135	2/23/14
	7/1/11	11,849	7/1/12, 7/1/13, 7/1/14
	12/5/11	690	12/5/12, 12/5/13, 12/5/14

		27,522
Anthony R. Kenney	2/25/09	4,955	2/25/12
	2/24/10	4,365	2/24/13
	2/23/11	4,247	2/23/14
	12/5/11	625	12/5/12, 12/5/13, 12/5/14

		14,192
J. Michael Wilder	2/25/09	4,129	2/25/12
	10/1/09	635	10/1/11, 10/1/12
	2/24/10	3,658	2/24/13
	2/23/11	2,596	2/23/14
	7/1/11	4,147	7/1/12, 7/1/13, 7/1/14
	12/5/11	535	12/5/12, 12/5/13, 12/5/14

		15,700

(8)	The amounts shown in this column reflect the aggregate value of all shares of unvested restricted stock held by each NEO on December 31, 2011, using the year-end closing stock price of $33.29.

Option Exercises and Stock Vested in 2011

The following table provides certain information concerning stock options exercised during 2011 by our NEOs, as well as restricted stock vesting during 2011.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (3) ($)
Gary R. Heminger	40,000	(1)	1,197,472	10,100	499,445
Donald C. Templin	0		0	0	0
Garry L. Peiffer	0		0	1,800	89,010
Anthony R. Kenney	0		0	1,800	89,010
J. Michael Wilder	0		0	1,300	64,285

(1)	These stock options exercised were due to expire in May 2011.
(2)	The amounts shown in this column reflect the actual pre-tax gain realized by our NEOs upon exercise of stock options, which is the fair market value of the shares on the date of exercise less the per share grant price.
(3)	The amounts shown in this column reflect the actual pre-tax gain realized by our NEOs upon vesting of restricted stock, which is the fair market value of the shares on the date of vesting.

Post-Employment Benefits for 2011

Pension Benefits

Marathon Petroleum provides tax-qualified retirement benefits to its employees, including our NEOs, under the Marathon Petroleum Retirement Plan. While employees of Speedway generally do not participate in the Marathon Petroleum Retirement Plan, some receive tax-qualified retirement benefits under the Speedway Retirement Plan. In addition, the Company sponsors the Marathon Petroleum Excess Benefit Plan and Speedway sponsors the Speedway Excess Benefit Plan (or Excess Plans) for the benefit of a select group of management and other employees who are “highly compensated” as defined by Section 414(q) of the Internal Revenue Code (annual compensation of $110,000 or more in 2011).

The Pension Benefits Table below reflects the actuarial present value of accumulated benefits payable to each of our NEOs under the Marathon Petroleum Retirement Plan, the Speedway Retirement Plan and the defined benefit portion of the Excess Plans as of December 31, 2011. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

2011 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year
Gary R. Heminger	Marathon Petroleum Retirement Plan	31.08 years	1,588,361	0
	Marathon Petroleum Excess Benefit Plan	31.08 years	13,619,579	0
	Speedway Retirement Plan	6.48 years	248,344	0
	Speedway Excess Benefit Plan	6.48 years	2,509,784	0
Donald C. Templin	Marathon Petroleum Retirement Plan	0.50 years	0	0
	Marathon Petroleum Excess Benefit Plan	0.50 years	0	0
Garry L. Peiffer	Marathon Petroleum Retirement Plan	33.42 years	1,835,938	0
	Marathon Petroleum Excess Benefit Plan	33.42 years	5,938,780	0
	Speedway Retirement Plan	3.71 years	151,946	0
	Speedway Excess Benefit Plan	3.71 years	594,335	0
Anthony R. Kenney	Marathon Petroleum Retirement Plan	18.83 years	1,042,719	0
	Marathon Petroleum Excess Benefit Plan	18.83 years	2,904,860	0
	Speedway Retirement Plan	17.00 years	469,260	0
	Speedway Excess Benefit Plan	17.00 years	1,886,408	0
J. Michael Wilder	Marathon Petroleum Retirement Plan	32.42 years	1,122,201	0
	Marathon Petroleum Excess Benefit Plan	32.42 years	3,740,048	0

(1)	The number of years of credited service shown in this column represents the number of years the NEO has participated in the Plan. However, plan participation service used for the purpose of calculating each participant’s benefit under the Marathon Petroleum Retirement Plan legacy final average pay formula and the Speedway pension equity formula was frozen as of December 31, 2009. Plan participation service used for the purpose of calculating each participant’s benefit under the Speedway Retirement Plan legacy final average pay formula was frozen on December 31, 1998.
(2)	The present value of accumulated benefit was calculated assuming a discount rate of 4.30 percent, a lump-sum interest rate of 1.30 percent, the RP2000 mortality table, a 96% lump-sum election rate and retirement at age 62 (age 65 for the Speedway Retirement Plan benefits).

Marathon Petroleum Retirement Plans

Marathon Petroleum Retirement Plan

In general, our employees, other than employees of Speedway, who are age 21 or older and have completed one year of service are eligible to participate in the Marathon Petroleum Retirement Plan. The monthly benefit under the Marathon Petroleum Retirement Plan was equal to the following formula until December 31, 2009:

[	1.6%	×	Final Average Pay	×	Years of Participation	]	—	[	1.33%	×	Estimated Primary Social Security Benefit	×	Years of Participation	]

This formula is referred to as the Marathon legacy benefit formula. Effective January 1, 2010, the Marathon Petroleum Retirement Plan was amended so that participants do not accrue additional years of participation under the Marathon legacy benefit formula. No more than 37.5 years of participation may be recognized under the Marathon legacy benefit formula. Final average pay is equal to the highest average eligible earnings for three consecutive years in the last ten years before retirement. Eligible earnings under the Marathon Petroleum Retirement Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Petroleum Thrift Plan and incentive compensation bonuses. Final average pay, vesting service and age continue to be updated under the Marathon legacy benefit formula.

Benefit accruals for years beginning in 2010 are determined under a cash-balance formula. Under the cash-balance formula, each year plan participants receive pay credits equal to a percentage of compensation based on their plan points. Plan points equal the sum of a participant’s age and cash-balance service:

•	Participants with less than 50 points receive a 7% pay credit;

•	Participants with 50 but less than 70 points receive a 9% pay credit; and

•	Participants with 70 or more points receive an 11% pay credit.

Effective January 1, 2010, participants in the Marathon Petroleum Retirement Plan become fully vested upon the completion of three years of vesting service. Normal retirement age for both the Marathon legacy benefit and cash-balance formulas is age 65. However, retirement-eligible participants are able to retire and receive an unreduced benefit under the Marathon legacy benefit formula after reaching age 62.

The forms of benefit available under the Marathon Petroleum Retirement Plan include various annuity options and lump sum distributions.

Participants are eligible for early retirement upon reaching age 50 and completing ten years of vesting service. If an employee retires between the ages of 50 and 62, the amount of benefit under the Marathon legacy benefit formula is reduced in accordance with the table below:

Age at Retirement	Early Retirement Factor	Age at Retirement	Early Retirement Factor
62	100%	55	75%
61	97%	54	71%
60	94%	53	67%
59	91%	52	63%
58	87%	51	59%
57	83%	50	55%
56	79%

There are no early retirement subsidies under the cash-balance formula. All of our NEOs except Mr. Templin are currently eligible for early retirement benefits under the Marathon Petroleum Retirement Plans.

Under the cash-balance formula, plan participants receive pay credits based on age and cash balance service. For 2011, all of our NEOs except Mr. Templin and Mr. Kenney received pay credits equal to 11% of compensation in our qualified plan, which is the highest level of pay credit available under the plan. As of December 31, 2011, Mr. Templin was not a participant of the cash balance plan and therefore has not yet received pay credits for 2011.

Marathon Petroleum Excess Benefit Plan (Defined Benefit)

The Company also sponsors the unfunded, non-qualified Marathon Petroleum Excess Benefit Plan for the benefit of a select group of management and highly compensated employees. The Marathon Petroleum Excess Benefit Plan generally provides benefits that participants, including our NEOs, would have otherwise received under the tax-qualified Marathon Petroleum Retirement Plan but which were not received due to Internal Revenue Code limitations. Eligible earnings under the Marathon Petroleum Excess Benefit Plan include the items listed above for the Marathon Petroleum Retirement Plan, as well as deferred compensation contributions. The Marathon Petroleum Excess Benefit Plan also provides an enhancement for executive officers based on the three highest bonuses earned during their last ten years of employment, instead of the consecutive bonus formula in place for non-officers. Marathon Petroleum believes this enhancement is appropriate in light of the greater volatility of executive officer bonuses. Distributions under the Marathon Petroleum Excess Benefit Plan are made following retirement or other separation from service, in the form of a lump sum and are consistent with Section 409A of the Internal Revenue Code to the extent required. A participant must be vested under the Marathon Petroleum Retirement Plan in order for an excess retirement benefit to be payable to the participant.

Marathon Petroleum Thrift Plan

The Company sponsors the Marathon Petroleum Thrift Plan, a tax-qualified employee savings plan. In general, our employees, other than employees of Speedway, who are age 21 or older and have completed one year of service are eligible to participate in the Marathon Petroleum Thrift Plan. Participants in the Marathon Petroleum Thrift Plan become fully vested upon the completion of three years of vesting service. The purpose of the Marathon Petroleum Thrift Plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.

The Marathon Petroleum Thrift Plan allows contributions on an after-tax, pre-tax or Roth basis. Employees may elect to make any combination of pre-tax or Roth contributions from 1% to a maximum of 25% of gross pay. Highly compensated employees are limited to a maximum of 12% of gross pay. In addition, employees may elect to make contributions on an after-tax basis from 1% to a maximum of 18% of gross pay. The Company will, for any given pay period, match each participant’s contributions up to a maximum of 7% percent of gross pay received during the pay period, dollar-for-dollar, but only out of its accumulated earnings and profits.

Marathon Petroleum Excess Benefit Plan (Defined Contribution)

Certain highly compensated non-officer employees and, prior to January 1, 2006, executive officers who elected not to participate in the Marathon Petroleum Deferred Compensation Plan, comprise those eligible to receive defined contribution accruals under the Marathon Petroleum Excess Benefit Plan. The defined contribution formula in the Marathon Petroleum Excess Benefit Plan is designed to allow eligible employees to receive company matching contributions equal to the amount they would have otherwise received under the tax-qualified Marathon Petroleum Thrift Plan but which were not received due to Internal Revenue Code limitations. Participants are vested in their company matching contributions upon the completion of three years of vesting service.

Defined contribution accruals in the Marathon Petroleum Excess Benefit Plan are credited with interest equal to that paid in the “Marathon Stable Value Fund” option of the Marathon Petroleum Thrift Plan. The annual rate of return on this option for the year ended December 31, 2011 was 2.155%. During 2011, the Marathon Petroleum Excess Benefit Plan provided that all distributions from the plan would be paid in the form of a lump sum following the participant’s separation from service.

As noted, our NEOs no longer participate in the defined contribution formula of the Marathon Petroleum Excess Benefit Plan; all non-qualified company matching contributions for our NEOs now accrue under the Marathon Petroleum Amended and Restated Deferred Compensation Plan.

Speedway Retirement Plan

Speedway sponsors the Speedway Retirement Plan. During their prior service with Speedway, Messrs. Heminger and Peiffer participated in the Speedway Retirement Plan. At the time of their participation, the monthly benefit under the Speedway Retirement Plan was calculated under the following formula:

[	2.0%	×	Final Average Pay	×	Years of Participation	]	—	[	2.0%	×	Estimated Primary Social Security Benefit	×	Years of Participation	]

This formula is referred to as the Speedway legacy benefit formula. This benefit formula was grandfathered for all employees participating in this plan as of December 31, 1998 and no additional years of participation credit are recognized under the Speedway legacy benefit formula beyond that date. No more than 25 years of participation may be recognized under the formula. Final average pay, vesting service and age continue to be updated under the Speedway legacy benefit formula. Final average pay is equal to average eligible earnings for the three years preceding retirement. Eligible earnings under the Speedway Retirement Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Speedway Retirement Savings Plan and incentive compensation bonuses.

Effective January 1, 1999, the Speedway Retirement Plan was amended so that benefits accrued on or after that date would be determined under a pension equity formula.

As an employee of Speedway, Mr. Kenney has accrued a benefit under both the Speedway legacy benefit formula and the pension equity formula. Under the pension equity formula, each year a participant was credited with a percentage of his final average pay. The percentages were based on the sum of a participant’s age plus participation service, as follows:

Age + Participation	Percentage of Final Average Pay
0-29	2.50%
30-39	4.00%
40-49	5.25%
50-59	7.75%
60-69	10.50%
70-79	13.00%
80+	15.50%

The pension equity formula generally provides that a participant’s pension equity accrued balance will equal the sum of the percentages the participant has accrued for each year of participation multiplied by final average pay. This pension equity accrued balance is then converted into an actuarially equivalent annuity payable at normal retirement age, which was the participant’s accrued benefit under the pension equity formula. Effective January 1, 2010, the Speedway Retirement Plan was amended to provide that no additional pension equity percentage accruals would be made under the Speedway Retirement Plan. Final average pay, vesting service and age continue to be updated under the pension equity formula.

For participants who separate from service after 2007, benefits under the Speedway Retirement Plan are fully vested upon the completion of three years of vesting service. Normal retirement age for both the Speedway legacy benefit and pension equity formulas is age 65. The forms of benefit available under the Speedway Retirement Plan include various annuity options and lump sum distributions.

Participants are eligible for early retirement upon reaching age 50 and completing ten years of vesting service. If an employee retires between the ages of 50 and 65, the amount of benefit under the Speedway legacy benefit formula is reduced in accordance with the table below:

Age at Retirement	Early Retirement Factor	Age at Retirement	Early Retirement Factor
65	100%	57	76%
64	97%	56	73%
63	94%	55	70%
62	91%	54	67%
61	88%	53	64%
60	85%	52	61%
59	82%	51	58%
58	79%	50	55%

There are no early retirement subsidies under the pension equity formula. Messrs. Heminger, Peiffer and Kenney are currently eligible for early retirement benefits under the Speedway Retirement Plan.

Speedway Retirement Savings Plan

Speedway sponsors the Speedway Retirement Savings Plan (or RSP), a tax-qualified employee savings plan. In general, Speedway employees who are age 21 or older and have completed one year of service are eligible to participate in the RSP. Participants in the RSP become fully vested upon the completion of three years of vesting service. However, highly compensated employees are not eligible to make contributions to the RSP. Therefore, Mr. Kenney is not eligible to make employee contributions or eligible for any company match contributions. The purpose of the RSP is to enable eligible employees to save for retirement.

The RSP also provides an annual 3.5% non-elective company contribution as applied to eligible compensation as permitted under the law. All employees who are age 21 or older and have completed one year of service are eligible for this contribution. Mr. Kenney is eligible for this contribution.

Speedway Excess Benefit Plan

Speedway also sponsors the unfunded, non-qualified Speedway Excess Benefit Plan for the benefit of a select group of management and highly compensated employees. This plan provides participants, including Messrs. Heminger, Peiffer and Kenney, with benefits that would have otherwise been received from the tax-qualified Speedway Retirement Plan but were not due to Internal Revenue Code limitations. Eligible earnings under the Speedway Excess Benefit Plan include the items listed above for the Speedway Retirement Plan, as well as deferred compensation contributions. The Speedway Excess Benefit Plan also provides an enhancement for executive officers based on the highest pay, excluding bonuses, for any thirty-six month period during the last ten years of employment, plus the three highest bonuses earned during their last ten years of employment. Additionally, this plan provides an enhancement for certain highly compensated employees who are eligible for the Speedway legacy benefit formula described above. These additional benefits are based on the difference between: applicable covered earnings prior to December 31, 1998; and applicable covered earnings during the final three years of employment. Distributions under the Speedway Excess Benefit Plan are made in the form of a lump sum and are consistent with Section 409A of the Internal Revenue Code to the extent required. A participant must be vested under the Speedway Retirement Plan in order for an excess retirement benefit to be payable to the participant.

In addition, the Speedway Excess Benefit Plan provides benefits for participants equal to the non-elective 3.5% company contributions they would have otherwise received under the tax-qualified RSP but which were not received due to Internal Revenue Code limitations. The RSP currently provides an annual 3.5% non-elective company contribution as applied to eligible compensation as permitted under the law.

Non-qualified Deferred Compensation

The Non-qualified Deferred Compensation Table below provides information regarding the non-qualified savings and deferred compensation plans sponsored by the Company or its subsidiaries.

2011 Non-Qualified Deferred Compensation

Name		Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Yearend(3) ($)
Gary R. Heminger	Marathon Petroleum Excess Benefit Plan	0	0	1,230	0	56,530
	Marathon Petroleum Deferred Compensation Plan	0	138,849	(67,054)	0	1,804,476
	EMRO Marketing Company Deferred Compensation Plan	0	0	7,194	0	225,256
Donald C. Templin	Marathon Petroleum Deferred Compensation Plan	0	19,519	383	0	19,903
Garry L. Peiffer	Marathon Petroleum Excess Benefit Plan	0	0	1,552	0	71,337
	Marathon Petroleum Deferred Compensation Plan	0	67,227	(7,973)	0	1,275,802
	EMRO Marketing Company Deferred Compensation Plan	0	0	9,309	0	291,499
Anthony R. Kenney	Marathon Petroleum Deferred Compensation Plan	0	0	(30,858)	0	375,208
	Speedway Deferred Compensation Plan	56,950	79,630	4,069	0	1,192,640
	Speedway Excess Benefit Plan	0	16,217	(366)	0	15,557
	EMRO Marketing Company Deferred Compensation Plan	0	0	10,999	0	344,414
J. Michael Wilder	Marathon Petroleum Excess Benefit Plan	0	0	1,793	0	82,429
	Marathon Petroleum Deferred Compensation Plan	0	33,880	(1,285)	0	213,037

(1)	The amounts shown in this column are also included in the Salary and Bonus columns of the 2011 Summary Compensation Table on page 59.
(2)	The amounts shown in this column are also included in the All Other Compensation column of the 2011 Summary Compensation Table on page 59.
(3)	The amounts shown in this column are also reported in the 2011 Summary Compensation Table on page 59 and reflect 2011 contributions: Mr. Heminger, $138,849; Mr. Templin, $19,519; Mr. Peiffer, $67,227; Mr. Kenney, $95,847; and Mr. Wilder, $33,880.

Marathon Petroleum Deferred Compensation Plan

Marathon Petroleum sponsors the Marathon Petroleum Amended and Restated Deferred Compensation Plan (which we refer to as the Marathon Petroleum Deferred Compensation Plan). The Marathon Petroleum Deferred Compensation Plan is an unfunded, non-qualified plan in which our NEOs, except for Mr. Kenney who is an employee of Speedway, may participate. This plan is designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner. Participants may defer up to 20% of their salary and bonus each year. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. The Marathon Petroleum Deferred Compensation Plan provides for a match on any participant’s salary and bonus deferral equal to the percentage provided by the Marathon Petroleum Thrift Plan, which is currently 7%. Participants are fully vested in their deferrals under the plan.

In addition, the Marathon Petroleum Deferred Compensation Plan provides benefits for participants equal to the company matching contributions they would have otherwise received under the tax-qualified Marathon Petroleum Thrift Plan but which were not received due to Internal Revenue Code limitations. The Marathon Petroleum Thrift Plan currently provides for company matching contributions of up to 7% of eligible earnings. Participants in both the Marathon Petroleum Thrift Plan and the Marathon Petroleum Deferred Compensation Plan are vested in their company matching contributions upon the completion of three years of vesting service.

Mr. Templin would be eligible to participate in the Marathon Petroleum Thrift Plan but for the provisions governing the plan’s “waiting period.” While in this waiting period, the Marathon Petroleum Deferred Compensation Plan provides that Mr. Templin be credited with a company match equal to the maximum potential company match under the Marathon Petroleum Thrift Plan (7%) multiplied by his gross pay.

The investment options available under the Marathon Petroleum Deferred Compensation Plan generally mirror the investment options offered to participants under the Marathon Petroleum Thrift Plan with the exception of MPC common stock, which is not an investment option under the Marathon Petroleum Deferred Compensation Plan. During 2011, the Marathon Petroleum Deferred Compensation Plan provided that all participants would receive their benefits as a lump sum following separation from service.

Speedway Deferred Compensation Plan

Mr. Kenney is eligible to participate in the Speedway Deferred Compensation Plan. The Speedway Deferred Compensation Plan is an unfunded, non-qualified plan in which a select group of management and highly compensated employees of Speedway may participate. The plan was designed to provide participants the opportunity to save for retirement by deferring income in a tax-effective manner. Participants may defer up to 25% of their salary and bonus each year. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. Participants are fully vested in their deferrals under the plan.

In addition, the Speedway Deferred Compensation Plan provides benefits for participants, which are intended to be approximately equal to the company matching contributions they would have otherwise received under the tax-qualified Speedway Retirement Savings Plan but which were not received because highly compensated employees are not permitted to defer compensation under that plan. Speedway, therefore, matches each participant’s deferrals under the Speedway Deferred Compensation Plan at the rate of $0.67 per dollar contributed on the first 6% of compensation deferred up to a maximum of 4% of a participant’s eligible compensation. Participants are fully vested in these matching amounts under the plan.

The Speedway Deferred Compensation Plan provides participants with two non-elective company contribution amounts. The first company contribution amount is equal to 3.5% of salary deferrals. The purpose of this non-elective company contribution is to compensate for the ineligibility of coverage for salary deferral amounts under the terms of the RSP. The second company contribution amount is equal to 4% of eligible pay, for employment retention purposes.

The investment options available under the Speedway Deferred Compensation Plan generally mirror the investment options offered to participants under the RSP. All participants in the Speedway Deferred Compensation Plan will receive their benefits as a lump sum following separation from service.

EMRO Marketing Company Deferred Compensation Plan

Messrs. Heminger, Peiffer and Kenney also participated in the EMRO Marketing Company Deferred Compensation Plan (or EMRO Plan) while working at EMRO Marketing Company (a former Marathon Petroleum subsidiary). The EMRO Plan is now frozen. The employees eligible to participate in the EMRO Plan were a select group of management and highly compensated employees.

The EMRO Plan is an unfunded, non-qualified plan and was designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner and to meet other long-term financial goals. Amounts deferred by participants under the EMRO Plan are credited with interest at the prime interest rate, adjusted quarterly, which was 3.25% for the quarter ended December 31, 2011. During 2011, the EMRO Plan provided that participants would receive their benefits from the EMRO Plan in a lump sum following separation from service.

Section 409A Compliance

Distributions from all non-qualified deferred compensation plans in which our NEOs participate are consistent with Section 409A of the Internal Revenue Code to the extent required. As a result, distribution of amounts subject to Section 409A of the Internal Revenue Code may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A.

Potential Payments Upon Termination or Change in Control

Retirement

Marathon Petroleum employees are eligible for retirement once they reach age 50 and have ten or more years of vesting service with the Company or its subsidiaries. Messrs. Heminger, Peiffer, Kenney and Wilder are currently retirement eligible. Upon retirement, our NEOs are entitled to receive their vested benefits that have accrued under Marathon Petroleum’s employee and executive benefit programs. For more information about the retirement and deferred compensation programs, see the Pension Benefits and Non-qualified Deferred Compensation sections of this Proxy Statement.

In addition, upon retirement, unvested stock options held by our NEOs become immediately exercisable according to the grant terms. Unvested restricted stock awards are forfeited upon retirement (except in the case of a mandatory retirement at age 65, at which time they vest in full). For performance units, if an NEO has worked more than half of the performance period, awards may be vested on a prorated basis at the discretion of the Compensation Committee.

Death or Disability

In the event of death or disability, our NEOs (or their beneficiaries) are entitled to the vested benefits they have accrued under Marathon Petroleum’s employee benefits programs. Long-term incentive awards immediately vest in full upon the death of an NEO, with performance units vesting at the target level. In the event of disability, long-term incentive awards continue to vest as if the NEO remained employed for up to 24 months during the period of disability.

Other Termination

No special employment or severance agreements are in place for our NEOs except as provided in the Marathon Petroleum Corporation Amended and Restated Executive Change in Control Severance Benefits Plan (or Executive Change in Control Severance Benefits Plan), which is described in more detail below.

Change in Control

The Executive Change in Control Severance Benefits Plan provides certain benefits upon a change in control (as defined on page 77) and is designed to ensure continuity of management through a change in control transaction. Upon a qualifying change of control, long-term incentive stock options become fully vested and exercisable and performance units vest at target performance levels. In addition, upon termination or resignation for good reason in a change in control context, generally within two years of a change in control, our NEOs are eligible to receive:

•	a cash payment of up to three times the sum of the NEO’s current annualized salary plus three times the highest bonus paid in the three years before the termination or change in control;

•	life and health insurance benefits for up to 36 months after termination at the lesser of the current cost or the active employee cost;

•	an additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits;

•

a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those which would be payable if: the NEO had an additional three years of participation service credit; the NEO’s final average pay would be the higher of their salary at the time of the change in control event or termination plus their highest annual bonus from the preceding three years; for purposes of determining early retirement commencement factors, the NEO had three additional years of vesting service credit and three additional years of age; and the NEO’s pension had been fully vested; and

•

a cash payment equal to the difference between amounts receivable under the defined contribution plans of Marathon Petroleum and its subsidiaries and amounts which would have been received if the NEO’s savings had been fully vested.

In October 2011 our Compensation Committee removed the excise tax gross-up provision that had been provided as a benefit in the event that excise taxes were imposed under Section 4999 of the Internal Revenue Code with respect to any excess payments under Section 280G. Therefore, the excise tax gross-up feature will no longer be provided to any current or future participant.

The severance benefits are payable if an NEO is terminated or resigns for good reason. However, benefits are not payable if the termination is for cause or due to mandatory retirement, death, disability or resignation (other than for good reason) by the NEO. The Executive Change in Control Severance Benefits Plan continues during a potential change in control period and for two years after a change in control.

The table below reflects the amount of compensation payable to each of our NEOs in the event of termination of employment or change in control. In preparing the tables below, we assumed that the termination occurred on December 30, 2011.

Potential Payments upon Termination or Termination in the Event of a Change in Control

Name	Scenario	Severance(1) ($)	Additional Pension Benefits(2) ($)	Accelerated Options(3) ($)	Accelerated Restricted Stock(4) ($)	Accelerated Performance Units(5) ($)	Other Benefits(6) ($)	Total ($)
Gary R. Heminger	Change in Control (No Termination / Retirement)	0	0	1,555,693	5,004,120	1,875,583	0	8,435,396
	Change in Control (With Termination / Retirement)	6,900,000	6,137,158	1,555,693	5,004,120	1,875,583	32,857	21,505,411
	Voluntary Retirement	0	0	1,555,693	0	0	0	1,555,693
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause / Good Reason (8)	0	0	0	0	0	0	0
	Involuntary Termination by Company With Cause / Good Reason (9)	0	0	0	0	0	0	0

Donald C. Templin	Change in Control (No Termination / Retirement)	0	0	0	986,150	0	0	986,150
	Change in Control (With Termination / Retirement) (11)	1,500,000	N/A	0	986,150	0	30,731	2,516,881
	Voluntary Retirement (10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Resignation (No Retirement)	0	0	0	0	0	0	0
	Involuntary Termination by Company Without Cause / Good Reason (8)	480,769	0	0	0	0	0	480,769
	Involuntary Termination by Company With Cause / Good Reason (9)	0	0	0	0	0	0	0

Garry L. Peiffer	Change in Control (No Termination / Retirement)	0	0	261,373	916,207	546,233	0	1,723,813
	Change in Control (With Termination / Retirement)	3,300,000	3,159,526	261,373	916,207	546,233	30,895	8,214,234
	Voluntary Retirement	0	0	261,373	0	0	0	261,373
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause / Good Reason (8)	0	0	0	0	0	0	0
	Involuntary Termination by Company With Cause / Good Reason (9)	0	0	0	0	0	0	0

Anthony R. Kenney	Change in Control (No Termination / Retirement)	0	0	278,210	472,452	430,183	0	1,180,845
	Change in Control (With Termination / Retirement)	2,850,000	713,393	278,210	472,452	430,183	42,576	4,786,814
	Voluntary Retirement	0	0	278,210	0	0	0	278,210
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause / Good Reason (8)	0	0	0	0	0	0	0
	Involuntary Termination by Company With Cause / Good Reason (9)	0	0	0	0	0	0	0

J. Michael Wilder	Change in Control (No Termination / Retirement)	0	0	234,066	522,653	292,533	0	1,049,252
	Change in Control (With Termination / Retirement)	2,220,000	1,625,570	234,066	522,653	292,533	41,135	4,935,957
	Voluntary Retirement	0	0	234,066	0	0	0	234,066
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause / Good Reason (8)	0	0	0	0	0	0	0
	Involuntary Termination by Company With Cause / Good Reason (9)	0	0	0	0	0	0	0

(1)	The payment of cash severance upon a change in control requires both (i) the occurrence of a change in control and (ii) a qualified termination as specified in the Executive Change in Control Severance Benefits Plan.

(2)	The incremental retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined Healthy Table weighted 75 percent male and 25 percent female; a discount rate of 1.25 percent for NEOs who are retirement eligible (taking into account the additional three years of age and service credit) and 1.25 percent for NEOs who are not retirement eligible; the current lump-sum interest rate for the relevant plans; and a lump-sum form of benefit. Health and welfare plans reflect the incremental cost of coverage under the policy using the assumptions used for financial reporting purposes under generally accepted accounting principles in the United States.
(3)	The amounts shown in this column reflect the income that would be realized if accelerated stock options were exercised on December 30, 2011.
(4)	The amounts shown in this column reflect the income that would be realized if accelerated restricted stock awards vested on December 30, 2011.
(5)	The amounts shown in this column reflect the performance unit target vesting amounts that would be payable in the event of a change in control.
(6)	Other benefits include 36 months of continued health, dental and life insurance coverage in the event of a change in control.
(7)	Messrs. Heminger, Peiffer, Kenney and Wilder are eligible to retire under our retirement plan and therefore no amounts for resignation have been calculated.
(8)	NEOs are eligible for the same termination allowance plan that all other employees are which would pay between 8 and 62 weeks of salary based either on service or level of base salary.
(9)	Payments would be at the discretion of the Compensation Committee for involuntary termination for cause or good reason.
(10)	Mr. Templin was not eligible to retire as of December 31, 2011.
(11)	The additional pension benefits due to a change in control and subsequent termination or retirement is attributable solely to the final average pay formula in the Executive Change in Control Severance Benefits Plan. Given the date of hire of Mr. Templin, he is not eligible for any benefit under this formula.

The definition of a change in control for purposes of the Executive Change in Control Severance Benefits Plan is summarized as follows. It includes any change in control required to be reported pursuant to certain securities laws and provides that a change in control will have occurred if:

•	any person acquires beneficial ownership of 20% or more of the voting power of the Company’s outstanding securities (excluding the Company itself and certain affiliated persons);

•

the following individuals cease for any reason to collectively constitute a majority of the Board of Directors: (1) individuals who constituted the majority of the directors serving on the Board of Directors as of the date of the plan (October 25, 2011); and (2) directors that assume office after the date of the plan (other than any directors who assume office in connection with an actual or threatened election contest) and were approved or nominated for election by two-thirds of the directors that either were in office as of the date of the plan or that were previously nominated and assumed office in this manner;

•

the Company or any direct or indirect subsidiary of the Company is involved in a merger or consolidation with any other corporation other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the voting power of the surviving entity;

•	the Company shareholders approve a plan of complete liquidation; or

•	the Company sells all or substantially all of its assets.

In addition, if any person takes certain actions that could result in a change in control, a potential change in control will have occurred. The definition of a potential change in control for purposes of the Executive Change in Control Severance Benefits Plan is, in general, a potential change in control would occur upon the Company entering into an agreement that could result in a change in control, any person becoming the owner of 15% or more of our common stock, a public announcement by any person or entity stating an intention to acquire Marathon Petroleum or a determination by the Board that a potential change in control has occurred.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Directors, Officers and Immediate Family

Our Director John Surma is the Chairman and Chief Executive Officer of United States Steel Corporation (or U.S. Steel). In 2001, U.S. Steel was spun-off from USX Corporation, which is now Marathon Oil. Prior to the spinoff of U.S. Steel from Marathon Oil, Mr. Surma served in various executive positions with our former parent, Marathon Oil, and its operating businesses including Speedway and Marathon Petroleum Company LP (which we refer to as MPC LP).

As affiliated companies, U.S. Steel and Marathon Oil entered into and maintained a broad-based arrangement regarding the treatment of pension benefits for employees who worked for both U.S. Steel and Marathon Oil over the years (which we refer to as the Compensation Update). In 2002, Mr. Surma joined U.S. Steel and ceased to be an employee or officer of Marathon Oil. Because he had been an employee of both U.S. Steel and Marathon Oil, Mr. Surma was eligible for the Compensation Update, as were approximately sixty other employees of either Marathon Oil or U.S. Steel. Pursuant to the Compensation Update, Mr. Surma’s benefits under the MPC LP and Speedway-sponsored pension plans increased based upon his three highest consecutive years of compensation during his last ten years of service at U.S. Steel.

In connection with the Spinoff, MPC LP and Speedway retained the obligation to provide Mr. Surma and other former employees with benefits and payments under their respective pension and savings plans, including the Compensation Update. Effective July 1, 2011, Mr. Surma retired from the pension plans and therefore no longer receives the benefit of the Compensation Update as of that date. Accordingly, Mr. Surma received payout of the proceeds from the qualified MPC LP and Speedway pension plans in the third quarter of 2011 in the amount of $147,000.

The proceeds from the non-qualified MPC LP and Speedway pension plans continue to be maintained as unfunded liabilities of the respective companies and accrue interest at a rate determined in accordance with the applicable plan until such time as Mr. Surma retires from U.S. Steel. The proceeds from the non-qualified MPC LP and Speedway savings plans continue to be maintained as unfunded liabilities of the respective companies and accrue earnings in accordance with the applicable plan until such time as Mr. Surma retires from U.S. Steel. As of December 31, 2011, the total value of the non-qualified pension and savings plan benefits maintained by the Company as unfunded liabilities for the benefit of Mr. Surma, including those previously but no longer subject to the Compensation Update, is $4,002,048(1).

Grant Heminger is vice president of marketing for our wholly-owned subsidiary, Speedway, and has been employed by us for twenty-two years. Grant is the brother of Gary R. Heminger, President and CEO of Marathon Petroleum Corporation. In 2011, Grant was paid cash compensation in the amount of $252,624. He also received stock option grants of 6,059 shares at an exercise price of $44.72, and 919 shares at an exercise price of $34.40, as well as restricted stock dividends in the amount of $68.

Darla Burns is a senior accounting analyst for our wholly-owned subsidiary, MPC LP, and has been employed by us for twenty-four years. Darla is the sister of Gary R. Heminger. In 2011, Darla was paid cash compensation in the amount of $125,750.

Calvin Forsyth is a manager and part owner of Pelichem Industrial Cleaning Services, LLC, an industrial service provider that supplies our wholly-owned subsidiaries with services and equipment. Mr. Forsyth is the brother-in-law of Richard D. Bedell, Senior Vice President, Refining of Marathon Petroleum Corporation. The amount paid to Pelichem for services and equipment in 2011 was $4,456,603.

(1)	This figure does not include the value of restricted stock unit awards granted to Mr. Surma for his services as a non-employee director and deferred pursuant to the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors.

Policy and Procedures with Respect to Related Person Transactions

Our written policy with respect to related person transactions is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Policies and Guidelines,” “Related Person Transactions.” This policy contains procedures for reviewing, approving or ratifying related person transactions. As stated in the policy, it is the Company’s intent to enter into or ratify related person transactions only when the Board of Directors, acting through the Corporate Governance and Nominating Committee, determines that the related person transaction is in the best interests of the Company and our shareholders.

The material features of the policy and procedures for reviewing, approving or ratifying related person transactions are as follows:

•

In response to an annual questionnaire, directors, director nominees and executive officers are required to submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence and evaluate possible related person transactions not previously approved or ratified. In addition, known transactions with beneficial owners of 5% or more of our common stock are also assessed;

•

In the event a related person transaction has not been previously approved or previously ratified, it is required to be submitted to the Corporate Governance and Nominating Committee. Based on the conclusions reached, the Committee is further required to consider whether ratification, amendment or termination of the related person transaction is in the best interests of the Company and our shareholders; and

•

No immediate family member of a director or executive officer is permitted to be hired as an employee of the Company unless the employment arrangement is approved by the Corporate Governance and Nominating Committee. In the event a person becomes a director or executive officer of the Company and an immediate family member of such person is already an employee of the Company, no material change in the terms of employment, including compensation, may be made without the prior approval of the Committee.

COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES

We offer our employees a competitive pay package that includes base pay, annual cash bonuses and long-term incentives for qualifying employees. We do not believe that our compensation policies or practices for any employees are reasonably likely to have a material adverse effect on Marathon Petroleum.

DELIVERY OF A SINGLE SET OF PROXY MATERIALS TO

HOUSEHOLDS WITH MULTIPLE

MARATHON PETROLEUM SHAREHOLDERS

We are delivering only one set of proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders sharing such address. Upon request, we will forward a separate copy of proxy materials to any shareholder at your address. If you wish to receive a separate copy of the proxy materials, you may call us at (419) 421-2582 or write to us at Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, Ohio 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

SOLICITATION STATEMENT

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. The Company has retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $100,000 plus reimbursement for out-of-pocket expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

J. Michael Wilder

Secretary

March 14, 2012

APPENDIX I

MARATHON PETROLEUM CORPORATION

2012 INCENTIVE COMPENSATION PLAN

1. Objectives. This Marathon Petroleum Corporation 2012 Incentive Compensation Plan (this “Plan”) is adopted by Marathon Petroleum Corporation (the “Corporation”) in order to retain employees and directors with a high degree of training, experience and ability; to attract new employees and directors whose services are considered particularly valuable; to encourage the sense of proprietorship of such persons; and to promote the active interest of such persons in the development and financial success of the Corporation and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in, and alignment with, the growth and performance of the Corporation and its Subsidiaries.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means: (i) with respect to Employee Awards, the Committee, and (ii) with respect to Director Awards, the Board.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board and any successor committee to the Compensation Committee, as may be designated by the Board to administer this Plan in whole or in part.

“Common Stock” means Marathon Petroleum Corporation common stock, par value $.01 per share.

“Corporation” has the meaning set forth in paragraph 1 hereof.

“Director Award” means any Non-qualified Stock Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Board may establish in order to fulfill the objectives of the Plan.

“Director Award Agreement” means an individual or common agreement contained within a separate plan document (in written or electronic form) setting forth the terms, conditions, and limitations applicable to a Director Award, to the extent the Board determines such agreement is necessary.

“Disability” means either (a) a condition that renders the Participant wholly and continuously disabled for a period of at least two years, to the extent that the Participant is unable to engage in any occupation or perform any work for gainful compensation or profit for which they are, or may become, reasonably qualified by education, training or experience; or (b) a condition for which the Participant has obtained a Social Security determination of disability.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee of the Corporation or any of its Subsidiaries or an individual who has agreed to become an employee of the Corporation or any of its Subsidiaries and actually becomes an employee within the following six months. However, the term “Employee” shall not include any individual who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary

“Employee Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) that the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means an agreement (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Employee Award, to the extent the Committee determines such agreement is necessary or advisable.

“Equity Award” means any Option, Stock Appreciation Right, Stock Award or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Executive Officer” means a “covered employee” within the meaning of Code § 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limits of Code § 162(m).

“Fair Market Value” of a share of Common Stock means, as of a particular date: (i) if Common Stock is listed on a national securities exchange, the closing price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported, or, at the discretion of the Administrator, any other reasonable and objectively determinable method based on the listed price per share which reflects the price prevailing on the exchange at the time of grant; (ii) if Common Stock is not so listed but is quoted on a national securities market, the closing sales price per share of Common Stock reported on such market for such date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported; or (iii) if Common Stock is not so listed or quoted, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose. For any determination of Fair Market Value, if the commitment to measure the Fair Market Value is based on the average trading price over a specified period, such period cannot extend more than 30 days before or 30 days after the grant date and such commitment must be irrevocably established for specified awards before the beginning of such period.

“Grant Date” means the effective date of the grant of an Award to a Participant pursuant to the Plan, which may be later than but shall never be earlier than the date on which the Committee (or its delegate) met or otherwise took action to effect the grant of such Award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code § 422.

“Non-Employee Director” means an individual serving as a member of the Board who is not then an Employee of the Corporation or any of its Subsidiaries.

“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.

“Participant” means an Employee or Non-Employee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Plan” has the meaning set forth in paragraph 1 hereof.

“Recoupment Provision” means any clawback or recovery provision required by applicable law including United States federal and state securities laws or by any national securities exchange on which the Common Stock of the Corporation is listed or any applicable regulatory requirement.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning on the Grant Date of an Award of Restricted Stock or Restricted Stock Unit Award and ending on the date upon which the Common Stock subject to such Award, or equivalent value, is issued (if not previously issued), paid or is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination of employment of an Employee on or after the time at which the Employee either (a) is eligible for retirement under the Marathon Petroleum Retirement Plan, or a successor retirement plan or (b) has attained age 50 and completed ten years of employment with the Corporation or its Subsidiaries, as applicable. However, the term Retirement does not include an event where immediately following which the Participant remains an Employee.

“Stock Appreciation Right” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means: (i) in the case of a corporation, a “subsidiary corporation” of the Corporation as defined in Code § 424(f); and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Corporation directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests, or otherwise).

3. Eligibility. All Employees are eligible for Employee Awards under this Plan in the sole discretion of the Committee. All Non-Employee Directors of the Corporation are eligible for Director Awards under this Plan in the sole discretion of the Board.

4. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 25 million shares of Common Stock. No more than 10 million shares of Common Stock may be the subject of Awards that are not Options or Stock Appreciation Rights. In the sole discretion of the Committee, 10 million shares of Common Stock may be granted as Incentive Stock Options.

(a) In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled Stock Appreciation Rights, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of Stock Appreciation Rights granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the Stock Appreciation Rights and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the Stock Appreciation Rights is less than the full number of Stock Appreciation Rights exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b) Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d) Shares of Common Stock delivered under the Plan in settlement of an Award issued or made: (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity; or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholders approval requirements of the New York Stock Exchange for equity compensation plans applies.

(e) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

Consistent with the requirements specified in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Corporation shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) Authority of the Committee. Subject to the terms of this Plan the Committee shall have the full and exclusive power and authority to administer this Plan with respect to Employee Awards and to take all actions that are specifically contemplated by this Plan or are necessary or appropriate in connection with the administration of this Plan. The Committee shall also have the full and exclusive authority to interpret this Plan and outstanding Employee Award Agreements and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate and the authority to amend this plan without further shareholder approval: (i) to comply with applicable law including United States federal and state securities laws or by any national securities exchange on which the common stock of the Corporation is listed or any applicable regularity requirements, or (ii) in any manner that is not considered to be a material revision of the Plan requiring shareholder approval. Amendments pursuant to this paragraph are permitted only to the extent that such amendments do not adversely affect the rights of any Participant under any Award previously granted to such Participant without the consent of such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan or any Employee Award Agreement shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein. The powers of the Committee shall include the authority (within the limitations described in this Plan):

•	to determine the time when Employee Awards are to be granted and any conditions that must be satisfied before an Employee Award is granted;

•	except as otherwise provided in paragraphs 7(a) and 12, to modify the terms of Employee Awards made under this Plan; and

•	to determine the guidelines and/or procedures for the payment or exercise of Employee Awards.

(b) Limitation of Liability. No member of the Board or the Committee or officer of the Corporation to whom the Board or the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Authority of the Board. The Board shall have the same powers, duties and authority to administer and interpret the Plan and all Director Awards outstanding under the Plan as the Committee retains with respect to Employee Awards, as described above.

(d) Prohibition on Repricing of Awards. No Option or Stock Appreciation Right may be repriced, replaced, regranted through cancellation or modified without shareholders approval (except as contemplated in paragraph 14 of this Plan), if the effect would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.

(e) Prohibition on Buy-out of Awards. No Option or Stock Appreciation Right may be bought back with cash without shareholder approval.

6. Delegation of Authority. The Committee may delegate to a subcommittee, the Chief Executive Officer or other senior officers of the Corporation, or to another committee of the Board, its duties or authority under this Plan with respect to Employee Awards, subject to such conditions or limitations as the Committee may establish; provided, however, that to the extent the Committee determines that it is necessary or desirable to exempt compensation payable under this Plan from the deduction limits of Code § 162(m), the Committee will carry out such duties as may be required under Code § 162(m). The Board may delegate to the Committee or to another committee of the Board, its administrative functions under this Plan with respect to Director Awards subject to such conditions or limitations as the Board may establish. The Committee or the Board or their delegates, as applicable, may engage or authorize engagement of a third party administrator to carry out administrative functions under the Plan.

7. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Employee Awards. Each Employee Award shall be evidenced in either an individual Employee Award Agreement or within a separate plan, policy, agreement or other written document, which shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including but not limited to applicable Recoupment Provisions. Where signature or electronic acceptance by the recipient of an award of the Employee Award Agreement is required, any such awards for which the Employee Award Agreement is not signed or electronically accepted within 11 months of the grant date shall be forfeited. Employee Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14 hereof, without shareholders approval, no Option or Stock Appreciation Right may be issued in exchange for the cancellation of an Option or Stock Appreciation Right with a higher exercise price nor may the exercise price of any Option or Stock Appreciation Right be reduced. No Option or Stock Appreciation Right may include provisions that “reload” or “recycle” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond ten years from its Grant Date. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Subsidiaries and achievement of specific Performance Goals. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Awards shall be treated as set forth in the applicable Employee Award Agreement.

(i) Option. An Employee Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of an Incentive Stock Option or a Non-Qualified Stock Option and will be designated accordingly at the time of grant. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed ten years from the Grant Date.

(ii) Stock Appreciation Right. An Employee Award may be in the form of a Stock Appreciation Right. The Grant Price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any Stock Appreciation Right which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date. However, (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; and (ii) vesting of a Stock Appreciation Right may occur incrementally over the three-year minimum Restricted Period, provided no portion of any Stock Appreciation Right Award will have a Restriction Period of less than one year. The term of a Stock Appreciation Right shall not exceed ten years from the Grant Date.

(iii) Restricted Stock. An Employee Award may be in the form of Restricted Stock. Any Restricted Stock awarded which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that: (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; (ii) vesting of a Restricted Stock Award may occur incrementally over the three-year minimum Restricted Period, provided no portion of any Restricted Stock Award will have a

Restriction Period of less than one year; and (iii) no more than three percent (3%) of the total awards authorized under this Plan shall be available and are permitted to be granted to executives with shorter vesting periods than one year. Additionally employees who are officers at the time a Restricted Stock Award is made will have an additional one year holding after the end of the Restriction Period before such shares (net of shares used to satisfy applicable tax withholding) may be sold.

(iv) Restricted Stock Unit Award. An Employee Award may be in the form of a Restricted Stock Unit Award. Any Restricted Stock Unit Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that: (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; (ii) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year minimum Restricted Period, provided, no portion of any Restricted Stock Unit Award will have a Restriction Period of less than one year; and (iii) no more than three percent (3%) of the total awards authorized under this plan shall be available and are permitted to be granted with shorter vesting periods than one year to executives. Additionally employees who are officers at the time a Restricted Stock Unit Award is made that will settle in full-value shares will have an additional one year holding after the end of the Restriction Period before such shares (net of shares used to satisfy applicable tax withholding) may be sold.

(v) Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to acceptance of the Award Agreement, the Participant shall become a shareholder of the Corporation with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

(vi) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation, or upon a termination of employment by reason of death, Disability or Retirement. Additionally employees who are officers at the time a Performance Award that will settle in full-value shares is made will have an additional one year holding after the Performance Period ends and the Performance Award is settled before such shares may be sold. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, may determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of a Performance Award that may be exercised. A Performance Goal may include one or more of the following and need not be the same for each Participant:

•

revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, earnings before interest and taxes and economic value added);

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•

operating measures (which include refinery throughput, mechanical availability, productivity, operating income, funds from operations, product quality, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	margins (which include crack spread measures);

•	refined product measures;

•	cash management and cash flow measures (which include net cash flow from operating activities, working capital, receivables management and related customer terms);

•

liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, improvement in or attainment of working capital levels and free cash flow);

•	leverage measures (which include debt-to-equity ratio, debt reduction and net debt);

•

market measures (which include market share, stock price, growth measure, total shareholders return, share price performance, return on equity, return on invested capital and return on assets and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value and sustainability measures (which include compliance, safety, environmental and personnel matters);

•

project completion measures (which may include measures regarding whether interim milestones regarding budgets and deadlines are met, as well as whether projects are completed on time and on or under budget);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee, or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, this Plan is intended to conform with Code § 162(m), including, without limitation, Treasury Regulations § 1.162-27(e), as to grants pursuant to this subsection and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The Committee may also substitute a Performance Goal or peer company(ies) during a measurement period or eliminate them and reallocate such weighting to the remaining Performance Goals if it concludes that the original goal(s) cannot be accurately measured or are no longer valid. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards intended to qualify as performance-based compensation for purposes of Code § 162(m) shall be determined by the Committee to the extent required by Code § 162(m).

The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and/or have unduly influenced the Corporation’s ability to meet them, including without limitation, events such as material acquisitions, force majeure events, unlawful acts committed against the Corporation or its property, labor disputes, legal mandates, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, changes in the capital structure of the Corporation and extraordinary accounting changes; provided, however, that Performance Awards granted to Executive Officers shall be adjusted only to the extent permitted under Code § 162(m). In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards or codifications that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(vii) Notwithstanding anything to the contrary contained in this Plan, no Participant who is an Employee may be granted, during any one-year period, Employee Awards collectively consisting of: (i) Options or Stock Appreciation Rights that are exercisable for more than 6 million shares of Common Stock; or (ii) Stock Awards covering or relating to more than 2 million shares of Common Stock (the limitation in clauses (i) and (ii) being collectively referred to as the “Stock-based Awards Limitations”). No Plan Participant who is an Employee may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $20 million.

(viii) Cash Awards. An Employee Award may be in the form of a Cash Award. The criteria used to make such awards are the same as identified in paragraph 7(a)(vi) with the addition of subjective group, team or individual goals aligned to business results. Performance criteria and peer groups related to Cash Award payments may also be adjusted as provided for in paragraph 7(a)(vi).

8. Director Awards.

(a) The Board shall determine the type or types of Director Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Director Awards. Each Director Award shall be evidenced in either an individual Director Award Agreement, a common document including but not limited to a separate plan, policy, agreement or other written document, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion, and may be signed by an Authorized Officer on behalf of the Corporation. Director Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Director Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14 hereof, without shareholders approval, no Option or Stock Appreciation Right may be issued in exchange for the cancellation of an Option or Stock Appreciation Right with a higher exercise price nor may the exercise price of any Option or Stock Appreciation Right be reduced without shareholder approval. No Option or Stock Appreciation Right may include provisions that “reload” or “recycle” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond ten years from its Grant Date. All or part of a Director Award may be subject to conditions established by the Board, which may include, but are not limited to, continuous service with the Corporation and its Subsidiaries and achievement of specific Performance Goals. Upon the termination of service by a Participant who is a Director, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Director Award Agreement.

(i) Option. A Director Award may be in the form of an Option. An Option awarded to a Director pursuant to this Plan shall be a Non-Qualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed ten years from the Grant Date.

(ii) Stock Appreciation Right. A Director Award may be in the form of a Stock Appreciation Right. The Grant Price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The term of a Stock Appreciation Right shall not exceed ten years from the Grant Date.

(iii) Stock Award. A Director Award may be in the form of a Stock Award. Terms, conditions and limitations applicable to a Stock Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board.

(iv) Restricted Stock Unit Award. A Director Award may be in the form of a Restricted Stock Unit Award. Terms, conditions and limitations applicable to a Restricted Stock Unit Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board.

(v) Cash Awards. A Director Award may be in the form of a Cash Award.

(vi) Performance Award. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Terms, conditions and limitations applicable to any Performance Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, may determine the value and/or amount of Performance Awards that will be paid out to the Non-Employee Directors.

9. Award Payment; Dividends; Substitution; Fractional Shares.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, such shares may be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable to such shares. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Administrator may determine.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(c) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Administrator shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

10. Stock Option and Stock Appreciation Right Exercise. The Grant Price of an Option or Stock Appreciation Right shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. Subject to applicable law, Options or Stock Appreciation Rights may also be exercised through “cashless exercise” procedures approved by the Administrator.

11. Taxes. The Corporation or its third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued at Fair Market Value on the date when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Corporation to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or Stock Appreciation Right to be repriced, replaced, bought back, regranted through cancellation or modified without shareholder approval (except as provided in paragraph 14), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.

13. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

14. Adjustments.

(a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred, or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as provided in this Plan, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c) If the Corporation shall effect a subdivision or consolidation of shares or other capital adjustments, adoption of any plan of exchange affecting Common Stock, a distribution to holders of Common Stock of securities or other property (other than normal cash dividends), the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation in money, services or property, then (i) the number of shares of Common Stock subject to this Plan, (ii) the Stock-based Awards Limitations, (iii) the number of shares of Common Stock covered by outstanding Awards, (iv) the Grant Prices of all outstanding Awards, and (v) the appropriate Fair Market Values determined for such Awards shall each be adjusted proportionately by the Board as appropriate to reflect such transaction.

(d) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion: (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code § 424(a) applies; (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award; or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of such Award. For the avoidance of doubt, if the exercise price is less than Fair Market Value the Option or Stock Appreciation Right may be canceled for no consideration.

(e) Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph 14 to Awards that are considered “deferred compensation” within the meaning of Code § 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Code § 409A and (ii) any adjustments made pursuant to this paragraph 14 to Awards that are not considered “deferred compensation” subject to Code § 409A shall be made in such a manner intended to ensure that after such adjustment, the Awards either: (A) continue not to be subject to Code § 409A; or (B) do not result in accelerated or additional tax to a Participant pursuant to Code § 409A.

15. Restrictions. No Common Stock or other form of payment shall be issued and no payment shall be made with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with the rules of any securities exchange on which the Common Stock is listed and applicable laws, including United States federal and state securities laws. Certificates (if any) or other writings evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates or other writings to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Code Section 409A. This Plan is intended to provide compensation which is exempt from or which complies with Code § 409A, and ambiguous provisions of this Plan or any Award Agreement, if any, shall be construed in a manner that would cause Awards to be compliant with or exempt from the application of Code § 409A, as appropriate. For purposes of Code § 409A, each payment under this Plan shall be deemed to be a separate payment. To the extent that it is determined that an Award will be subject to Code § 409A additional provisions, terms and conditions will apply as necessary to comply with Code § 409A and will be reflected in the applicable Employee Award Agreement and such terms will govern with respect to that Award notwithstanding any provision of this Plan to the contrary.

Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Code § 409A as of the date of such Participant’s termination of employment and the Corporation determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Code § 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Code § 409A which: (i) are subject to the provisions of Code § 409A; (ii) are not otherwise excluded under Code § 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid as soon as practicable the first business day next following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death.

18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

19. No Right to Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation or any Subsidiary.

20. Successors. All obligations of the Corporation under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.

21. Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Corporation to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Corporation may endeavor to: (i) qualify a Performance Award for favorable United States or foreign tax treatment; or (ii) avoid adverse tax treatment (e.g., under Code § 409A), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

22. Non-United States Participants. The Board or Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Board or Committee, as applicable, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, neither the Board nor the Committee may take any actions under this Plan, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code or any other applicable law.

23. Effectiveness. Subject to shareholder approval, this Plan is effective April 25, 2012. This Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Corporation first approved this Plan, which was April 25, 2012, unless sooner terminated by action of the Board.

APPENDIX II

MARATHON PETROLEUM CORPORATION

PRE-APPROVAL OF AUDIT, AUDIT-RELATED, TAX

AND PERMISSIBLE NON-AUDIT SERVICES POLICY

GENERAL PURPOSE

The purpose of this Policy is to provide procedures for Marathon Petroleum Corporation and its consolidated entities (collectively, the “Company”) to comply with Section 202 of the Sarbanes-Oxley Act of 2002 regarding pre-approval of all audit, audit-related, tax and permissible non-audit services provided by the Company’s independent auditor.

POLICY STATEMENT

In accordance with Section 202 of the Sarbanes-Oxley Act of 2002, all audit, audit-related, tax and permissible non-audit services to be provided to the Company by its independent auditor, except as noted under the de minimis exception established in this Policy, require prior approval by the Audit Committee of the Company’s Board of Directors (the “Board”) before the commencement of such services. The following procedures will be followed for obtaining prior approval of all audit, audit-related, tax and permissible non-audit services. Appendices to this Policy describe the audit (Appendix A), audit-related (Appendix B), tax (Appendix C) and permissible non-audit (Appendix D) services that require prior approval by the Audit Committee.

Procedures

1. The Audit Committee may approve any audit, audit-related, tax and permissible non-audit services up to twelve months in advance for the ensuing year.

2. The Audit Committee may approve in advance services by specific categories pursuant to a forecasted budget.

3. In the fourth quarter of each year, the Company’s Chief Financial Officer (“CFO”) shall present a forecast of audit, audit-related, tax and permissible non-audit services for the ensuing year to the Audit Committee for approval in advance. Throughout the next year on an “as needed” basis, the CFO shall, in coordination with the independent auditor, provide an updated budget of audit, audit-related, tax and permissible non-audit services to the Audit Committee.

4. Audit Services.

a. The annual audit services engagement terms and fees will be subject to the specific prior approval of the Audit Committee. The Audit Committee will approve in advance, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

b. The Audit Committee will consider and approve as a whole the audit services listed in Appendix A. All audit services not listed on Appendix A must be separately approved in advance by the Audit Committee.

5. Audit-Related Services. Audit-related services are services reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the performance of audit-related services does not impair the independence of the auditor and has expressly approved the audit-related services listed in Appendix B. All other audit-related services not listed on Appendix B must be separately approved in advance by the Audit Committee.

6. Tax Services. Tax services include services such as tax compliance, tax planning and tax advice. The Audit Committee believes that the performance of tax services does not impair the independence of the auditor and shall pre-approve the tax services listed in Appendix C. All tax services not listed on Appendix C must be separately approved in advance by the Audit Committee.

7. Permissible Non-Audit Services. Permissible non-audit services are all other services that are not prohibited services as set forth in Appendix E hereto. The Audit Committee believes that the performance of permissible non-audit services does not impair the independence of the auditor and shall pre-approve the services listed in Appendix D. All permissible non-audit services not listed on Appendix D must be separately approved in advance by the Audit Committee.

8. De Minimis Exception. The requirement for prior approval of permissible non-audit services provided above is waived, provided the following criteria are satisfied as determined by the CFO or the Company’s VP and Controller:

a. the aggregate amount of all such services provided to the Company constitutes not more than five percent of the total amount of consideration paid by the Company to the independent auditor during the fiscal year in which the permissible non-audit services are provided;

b. at the time of engagement with the independent auditor such services were not included by the Company as non-audit services; and

c. such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee, or by one or more designated members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

Notwithstanding this de minimis exception, it is the intent of the Audit Committee that it will approve in advance all non-audit services.

9. Delegation.

a. The Audit Committee may delegate to one or more designated members of the Audit Committee, the authority to grant approvals required herein. The decisions of any member to whom authority is delegated to pre-approve an activity hereunder shall be presented to the full Audit Committee at each of its scheduled meetings.

b. Pursuant to the above authority, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Chair of the Audit Committee for unbudgeted items. The Chair shall report the items pre-approved under this delegation of authority at the next scheduled Audit Committee meeting.

c. The Audit Committee has not delegated to the Company’s management any of its responsibilities to approve services performed by the independent auditor.

10.	Supporting Documentation.

When requested by the Audit Committee, the independent auditor shall provide detailed supporting documentation for each service provided hereunder.

POLICY APPLICATION

This Policy applies to Marathon Petroleum Corporation. Further, the substance of this Policy, appropriately adapted for the conditions involved, is recommended for adoption by the Company’s wholly or majority controlled subsidiaries and, if permitted and appropriate under applicable agreements, all Company-operated joint ventures.

POLICY IMPLEMENTATION

The Chief Financial Officer shall coordinate the implementation of this Policy.

POLICY REVIEW

This Policy shall be reviewed at least once every five years, or more frequently as stipulated by the approver, or when a significant change occurs, including any change in law, that impacts the content or substance of this Policy.

POLICY EXCEPTIONS

None

REFERENCES

None

Appendix A

Audit Services

The following audit services are subject to pre-approval by the Audit Committee.

•	Financial Statement Audit – Statutory audits or financial audits for the Company, and subsidiaries and affiliates thereof.

•

Regulatory Financial Filings – Services related to the Securities Act of 1933 and the Securities Exchange Act of 1934 filings (e.g., registration statements, and current and periodic reports), including issuance of comfort letters, review of documents, consents, and assistance in responding to SEC comment letters.

•

Attest Services Required by Statute or Regulation – Attestation services required by statute or regulation including, without limitation, the report on the Company’s internal controls as specified in Section 404 of the Sarbanes-Oxley Act of 2002.

Appendix B

Audit-Related Services

The following audit-related services are subject to pre-approval by the Audit Committee.

•	Employee Benefit Plan Audits – Audit of pension and other employee benefit plans.

•

Financial Due Diligence – Assistance in financial due diligence with respect to pre- and post-business combinations or acquisitions, including review of financial statements, financial data and records, and discussions with Company or counter-party finance and accounting personnel regarding, among other things, purchase accounting issues.

•

Application and General Control Reviews – Review of information technology and general controls related to specific applications, including overall general computer controls, excluding those that are a part of the financial statement audit.

•

Consultations Regarding GAAP – Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, PCAOB, FASB, or other regulatory or standard setting bodies.

•	Attestation – Attestation and agreed-upon procedures engagements.

•

Other Audits – Subsidiary, equity investee or other related entity audits or audits of pools of assets not required by statute or regulation that are incremental to the audit of the consolidated financial statements.

Appendix C

Tax Services

The following tax services are subject to pre-approval by the Audit Committee.

•

Federal and State Tax Compliance – Preparation and/or review of tax returns, including sales and use tax, excise tax, income tax, and property tax. Consultation regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the Company.

•

International Tax Compliance – Preparation and review of income and local tax returns. Consultation regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Preparation or review of U.S. filing requirements for foreign corporations.

•

Federal and State Tax Consulting – Assistance with tax audits. Responding to requests from the Company’s Tax Organization regarding technical interpretations, applicable laws and regulations, and tax accounting. Tax advice on mergers, acquisitions, and restructurings.

•

International Tax Consulting – Assistance with tax examinations. Advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, excise tax or equivalent taxes in each applicable jurisdiction. Tax advice on restructurings, mergers and acquisitions.

•

Transfer Pricing – Advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding inter-company pricing and assistance with tax exemptions.

•	Customs and Duties – Compliance reviews and advice on compliance in the areas of tariffs and classification, origin, pricing, and documentation. Assistance with customs audits.

•	Expatriate Tax Services – Preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices.

Appendix D

Permissible Non-Audit Services

The following permissible non-audit services are subject to pre-approval by the Audit Committee.

•	Assistance with preparation of statutory financial statements.

•	Assistance with filing of statistical information with governmental agencies.

•	Accounting research software license.

Appendix E

Prohibited Services

The independent auditor shall be prohibited from performing the following services for the Company:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources functions;

•	Broker or dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that is prohibited by applicable law or regulation or that the Audit Committee determines is impermissible.

MARATHON PETROLEUM CORP 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 24, 2012 for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 24, 2012 for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42423-P21795	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees for whom you withhold authority to vote on the line below.
Your Board of Directors recommends you vote FOR the following Class I Directors for a three-year term expiring in 2015:

1.	Election of Directors	☐	☐	☐
Nominees:
01) David A. Daberko
02) Donna A. James
03) Charles R. Lee
04) Seth E. Schofield

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.						For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2012.					☐	☐	☐

3.	Approval of the company’s 2012 Incentive Compensation Plan.					☐	☐	☐

4.	Advisory approval of the company’s 2012 named executive officer compensation.					☐	☐	☐

Your Board of Directors recommends you vote EVERY YEAR “1 YEAR” for Item 5.					1 Year	2 Years	3 Years	Abstain

5.	Advisory approval of desired frequency of advisory votes on the company’s named executive officer compensation.				☐	☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42424-P21795

Proxy and Voting Instruction Form

This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 25, 2012

For shares held by registered holders

The undersigned hereby appoints Thomas J. Usher, Gary R. Heminger and Donald C. Templin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the “Registered Shares”) and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 25, 2012 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.

For shares held in Marathon Petroleum Thrift Plan

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the Marathon Petroleum Thrift Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2012 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 23, 2012, the Credited Shares will not be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

PROXY AND VOTING INSTRUCTION TO BE SIGNED AND DATED ON THE REVERSE SIDE

MARATHON PETROLEUM CORP 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the Marathon Oil Company Thrift Plan. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the Marathon Oil Company Thrift Plan. Have your voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42425-P21795	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees for whom you withhold authority to vote on the line below.
Your Board of Directors recommends you vote FOR the following Class I Directors for a three-year term expiring in 2015:

1.	Election of Directors	☐	☐	☐
Nominees:
01) David A. Daberko
02) Donna A. James
03) Charles R. Lee
04) Seth E. Schofield

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.						For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2012.					☐	☐	☐

3.	Approval of the company’s 2012 Incentive Compensation Plan.					☐	☐	☐

4.	Advisory approval of the company’s 2012 named executive officer compensation.					☐	☐	☐

Your Board of Directors recommends you vote EVERY YEAR “1 YEAR” for Item 5.					1 Year	2 Years	3 Years	Abstain

5.	Advisory approval of desired frequency of advisory votes on the company’s named executive officer compensation.				☐	☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42426-P21795

Voting Instruction Form

This Voting Instruction Form is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 25, 2012

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Oil Company Thrift Plan (the “Marathon Oil Plan”). The undersigned, as a participant in the Marathon Oil Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the Marathon Oil Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2012 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 23, 2012, the Credited Shares to the account will not be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

MARATHON PETROLEUM CORP 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the United States Steel Corporation Savings Fund Plan for the Salaried Employees. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, April 22, 2012 for shares held in the United States Steel Corporation Savings Fund Plan for the Salaried Employees. Have your voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42427-P21795	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees for whom you withhold authority to vote on the line below.
Your Board of Directors recommends you vote FOR the following Class I Directors for a three-year term expiring in 2015:

1.	Election of Directors	☐	☐	☐
Nominees:
01) David A. Daberko
02) Donna A. James
03) Charles R. Lee
04) Seth E. Schofield

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.						For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2012.					☐	☐	☐

3.	Approval of the company’s 2012 Incentive Compensation Plan.					☐	☐	☐

4.	Advisory approval of the company’s 2012 named executive officer compensation.					☐	☐	☐

Your Board of Directors recommends you vote EVERY YEAR “1 YEAR” for Item 5.					1 Year	2 Years	3 Years	Abstain

5.	Advisory approval of desired frequency of advisory votes on the company’s named executive officer compensation.				☐	☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42428-P21795

Voting Instruction Form

This Voting Instruction Form is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 25, 2012

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the United States Steel Corporation Savings Fund Plan for the Salaried Employees (the “USS Plan”). The undersigned, as a participant in the USS Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the USS Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2012 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 23, 2012, the Trustee will vote the Credited Shares to the account in the same proportion that those participants who have given instructions to the Trustee have requested that the shares be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

MARATHON OIL SHARE PLANS

MARATHON PETROLEUM CORPORATION ANNUAL MEETING 2012

VOTING DIRECTION FORM

Should you wish to vote, please complete and return this entire form

I, the undersigned, being a participant in the Marathon Oil Share Plans, hereby instruct EES Trustees Ltd. (the Trustee of the Plans) to vote or cause to be voted any shares of common stock of Marathon Petroleum Corporation held by them on my behalf and entitled to vote at the Annual Meeting of Shareholders of Marathon Petroleum Corporation to be held on Wednesday, 25 April 2012 and at any adjournment or postponement thereof.

PLEASE INDICATE WITH AN ‘X’ IN THE APPROPRIATE BOX TO DIRECT HOW YOU WISH YOUR VOTE TO BE CAST

Your Board of Directors recommends you vote FOR the following Class 1 Directors for a three-year term expiring in 2015:

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you withhold authority to vote on the line below.
1.	Election of Directors	☐	☐	☐

NOMINEES

(a) David A. Daberko

(b) Donna A. James

(c) Charles R. Lee

(d) Seth E. Schofield

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.

		For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2012.	☐	☐	☐
3.	Approval of the company’s 2012 Incentive Compensation Plan.	☐	☐	☐
4.	Advisory approval of the company’s 2012 named executive officer compensation.	☐	☐	☐

Your Board of Directors recommends you vote EVERY YEAR “1 YEAR” for Item 5.

		1 Year	2 Years	3 Years	Abstain

5.	Advisory approval of desired frequency of advisory votes on the company’s named executive officer compensation.	☐	☐	☐	☐

NAME (in block capitals please)

SIGNATURE

DATE

NOTES:	1)	Full details of the above items are contained in the enclosed Proxy Statement.
	2)	To be effective this voting direction form must be mailed using the enclosed pre-paid envelope to reach the Trustee no later than midday on Wednesday, 18 April 2012.